UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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Insulet Corporation
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2025 Proxy Statement and Notice of Annual Meeting of Shareholders

Insulet

ON THE COVER

Diabetes advocate and content creator Dan has lived with type 1 diabetes since the age of 10. He struggled with diabetes burnout in his younger years, but life got better when he started using Omnipod in 2018. Today, he spreads awareness of the benefits of diabetes technology, particularly in underserved communities.

"Moving to Omnipod transformed my life. *It's given me greater freedom and flexibility to accomplish my dreams, including* ***running the London marathon in 2024!*** *Omnipod 5 was with me every step of the way."*

— Dan
Podder since 2018

PODDER PERSPECTIVES

"Omnipod 5 has been life changing for me. *Now I know my glucose levels, and Omnipod 5 does all the insulin calculations for me. My glucose is steady with fewer highs and lows and the terrible symptoms associated with that.* ***It's been remarkable!"***

— Milli
Podder since 2023

As a nurse for more than three decades, **Milli** knows the importance of controlling her type 2 diabetes, but it hasn't always been easy. For over 15 years, she relied on multiple daily injections, but monitoring her blood sugar and injecting insulin was a lot of work.

When Milli started using Omnipod 5, she couldn't believe how simple it was. After only three months, she improved her time in range, dramatically improved her A1c, and started sleeping better. With this vast improvement to her health, Milli was better able to play with her grandchildren, care for her patients and participate in her community, with diabetes management in the background.

Insulet Corporation, 100 Nagog Park, Acton, MA 01720 • 978-600-7000 • insulet.com

Notice of Annual Meeting
of Shareholders
Thursday, May 22, 2025
8:00 a.m., Eastern Time

Your Vote is Important

Whether or not you plan to attend the Annual Meeting virtually via live webcast, you are encouraged to vote your shares prior to the Annual Meeting in one of the following ways:

By Internet, following the instructions on the proxy card;

By telephone, using the telephone number printed on the proxy card; or

By mail (if you received your proxy materials by mail), using the enclosed proxy card and return envelope.

Votes made by proxy over the phone or on the internet must be received by 11:59 p.m., Eastern Time, on May 21, 2025.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

The proxy statement, the Insulet Annual Report on Form 10-K for the year ended December 31, 2024, and the Proxy Card are available at www.proxyvote.com

You are cordially invited to attend the Insulet Corporation 2025 Annual Meeting of Shareholders (the “Annual Meeting”) on Thursday, May 22, 2025, at 8:00 a.m., Eastern Time. The Annual Meeting will once again be held in a virtual format only, via live webcast, at www.virtualshareholdermeeting.com/PODD2025. Online access to the meeting will begin at 7:45 a.m., Eastern Time.
The Annual Meeting will be held for the following purposes:
1.
To elect three Class III Directors nominated by the Company’s Directors, each to serve for a three-year term and until her successor has been duly elected and qualified or until her earlier death, resignation or removal;

2.	To conduct an advisory vote to approve the compensation of certain executive officers as more fully described in the accompanying proxy statement;
3.	To approve the Insulet Corporation 2025 Stock Option and Incentive Plan as more fully described in the accompanying proxy statement;
4.	To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025; and
5.	To consider and vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
Our Board of Directors has fixed the close of business on March 26, 2025, as the record date. Only shareholders of record on the record date are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof.
On or about April 29, 2025, we will mail to our shareholders of record as of March 26, 2025 (other than those who previously requested electronic or paper delivery on an ongoing basis) this Notice of Meeting, proxy statement, and proxy card as well as our Annual report on Form 10-K.
For further information about how to attend the Annual Meeting and how to submit questions during the live webcast, please see page 68 of the accompanying proxy statement.
Our Board of Directors appreciates and encourages stockholder participation in the Company’s affairs. Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented; we encourage you to vote your shares in advance of the meeting.

Acton, Massachusetts April 29, 2025	By Order of the Board of Directors,

PATRICIA K. DOLAN
Vice President and Secretary

Proxy Statement Summary
This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting to be held on Thursday, May 22, 2025, at 8:00 a.m., Eastern Time. The meeting will be held via live webcast at www.virtualshareholdermeeting.com/PODD2025. The Company’s Annual Report on Form 10-K for the year ended December 31, 2024 (the “10-K”) containing financial statements for the fiscal year ended December 31, 2024, is being made available, together with this proxy statement, to shareholders at www.proxyvote.com.
This summary highlights information related to topics discussed throughout this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.
Attend our 2025 Annual Meeting of Shareholders Via Live Webcast

Thursday, May 22, 2025 8:00 a.m., Eastern Time
Access to Live Webcast: www.virtualshareholdermeeting.com/PODD2025

How to Vote Prior to the Annual Meeting

Vote by Mail	Vote by Telephone	Vote by Internet
Cast your ballot, sign your proxy card and send by free post	Dial toll-free 24/7 1-800-690-6903	Visit 24/7 www.proxyvote.com
Complete, sign, and date your proxy card, and return it in the postage-paid envelope included in your proxy materials. Your proxy card must arrive by May 21, 2025.	Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Time, on May 21, 2025. Have your proxy card in hand when you call and then follow the instructions.
Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Time, on May 21, 2025. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

If you attend the Annual Meeting, you may vote your shares electronically during the Annual Meeting even if you have previously returned your proxy card or completed your proxy by phone or on the internet.
Proposals and Voting Recommendations

Proposals	Board Recommendations	Page
Proposal 1: Election of three Class III directors	✔ FOR each nominee	8
Proposal 2: Say on Pay: Advisory Vote to Approve Executive Compensation	✔ FOR	57
Proposal 3: Approval of Insulet Corporation 2025 Stock Option and Incentive Plan	✔ FOR	58
Proposal 4: Ratification of independent registered public accounting firm for fiscal 2025	✔ FOR	67

About Insulet
Insulet Corporation (NASDAQ: PODD), headquartered in Massachusetts, is an innovative medical device company dedicated to simplifying life for people with diabetes and other conditions through its Omnipod product platform. The Omnipod Insulin Management System provides a unique alternative to traditional insulin delivery methods. With its simple, wearable design, the tubeless disposable Pod provides up to three days of non-stop insulin delivery, without the need to see or handle a needle. Insulet’s flagship innovation, the Omnipod 5 Automated Insulin Delivery System, integrates with a continuous glucose monitor to manage blood sugar with no multiple daily injections, zero fingersticks, and can be controlled by a compatible personal smartphone or the Omnipod 5 Controller. Insulet also leverages the unique design of its Pod by tailoring its Omnipod technology platform for the delivery of non-insulin subcutaneous drugs across other therapeutic areas.

INSULET CORPORATION - 2025 Proxy Statement 1

2024 Financial Highlights
Fiscal 2024 was another year of significant growth, as continued strong adoption of our Omnipod® 5 Automated Insulin Delivery (AID) System helped us to exceed $2 billion in revenue for the first time in Insulet’s history and drove revenue growth of 22%, our ninth consecutive year of 20% or more revenue growth on a constant currency basis*. Our gross margin continued to expand in 2024, increasing 150 basis points from the prior year, our net income increased by $212 million, and our operating margin of 14.9% reflects an increase of 190 basis points.

REVENUE	GROSS MARGIN	OPERATING MARGIN
$2.1B (22% growth)	69.8% (up 150 basis points)	14.9% (up 190 basis points)

* Constant currency revenue growth is a non-GAAP measure. Reconciliations of this measure to the most directly comparable GAAP financial measure are provided in Annex A to this proxy statement.
Our 2024 accomplishments demonstrate our team’s ability to perform in the face of the continued challenges related to global political and macroeconomic conditions. The resiliency and strength of our people and culture is a testament to the loyalty of our customers and the strong value proposition of our differentiated technology. As we balance profitability and strategic investments across our innovation pipeline, sales and marketing capabilities, and global manufacturing operations, we continue to build upon our existing robust foundation for sustainable long-term growth.
Our Culture
We believe that empowered, inspired, and supported employees do great things. And while we nurture a fast-paced, high-performance environment, it is in service to our purpose of simplifying the lives of people with diabetes, enabling them to live healthier and happier lives. That purpose gives our efforts focus, discipline, and accountability. At Insulet, we are privileged to have employees who truly care about our mission to improve the lives of people with diabetes. Many of our employees have a personal connection to diabetes and reflect their commitment to our mission in their work. We have a responsibility to shape a culture that maximizes the impact of our exceptional employees. In 2024, we defined and shared our Ways of Working, the key behaviors that we believe are most important to our success and to creating an exceptional employee experience. Teams across the organization are applying our Ways of Working in their daily practices. We continue to build an inclusive culture where our people love what they do and have fun achieving remarkable results.
Flexibility during the workday can be life-changing for caregivers and those managing health challenges—situations that our customers face—and we know that both remote and in-person arrangements can enable high productivity. Although we increased in-office work in 2024, we continued our commitment to flexibility through our Future of Work program. Our sustained commitment to flexibility enables access to a broader and more diverse talent pool. To facilitate connections, we still took advantage of the opportunity to celebrate our culture together in-person in 2024 at several events, while retaining virtual offerings that are valuable for connecting employees around the world. We strive to instill a sense of belonging among our employees while championing flexible working conditions that improve their wellbeing.
Our success depends on the diversity of perspective, thought, experience, and background within our workforce. We recognize that a diverse and inclusive workplace leads to more innovative ideas, more fruitful collaboration, and a more vibrant culture. Accordingly, Insulet strives to recruit, develop, and retain people from all backgrounds and to create an environment that enables employees to bring their whole selves to work.
Our voluntary, employee-led Employee Resource Groups (“ERGs”) help foster a culture aligned with our mission, values, and goals. The main objectives of Insulet’s ERGs are to promote a welcoming and respectful workforce, create a more inclusive work environment, empower, engage, and connect employees, increase collaboration, and harness diverse workforces for common business goals. Our ERGs serve as a source of inclusion across nine categories: African Descent, Asian and Pacific Islander, InsuLatinos, Jewish Heritage, OmniPRIDE, Podder Alliance Network, Sustainability, Veterans and First Responders, Women, and Young Professionals. These ERGs are sponsored by senior leaders across our organization.

2 INSULET CORPORATION - 2025 Proxy Statement

Corporate Governance
The data in this Corporate Governance summary reflects the composition of the Board following the 2025 Annual Meeting, assuming the three Class III nominees are elected.
Board of Directors and Board Committees

Name and Principal Occupation	Age	Director Since	Audit Committee	Nominating, Governance and Risk Committee	Talent and Compensation Committee	Science and Technology Committee
Luciana Borio, M.D. Venture partner, ARCH Venture Partners (Independent)	54	2021		•	•	•
Wayne A. I. Frederick, M.D. President Emeritus, Howard University (Independent)	53	2020		•	•	Chair
Jessica Hopfield, Ph.D. Strategic advisor to healthcare and technology firms	60	2015				•
Ashley A. McEvoy President and Chief Executive Officer, Insulet Corporation	54	2025
Michael R. Minogue President and Chief Executive Officer, Minogue Consulting, LLC (Independent)	58	2017	•
Flavia H. Pease Executive Vice President and Chief Financial Officer Charles River Laboratories (Independent)	52	2024	•
Timothy J. Scannell+ Former President and Chief Operating Officer, Stryker Corporation (Independent Board Chair)	60	2014		Chair
Timothy C. Stonesifer Chief Financial Officer Alcon Inc. (Independent)	57	2024	Chair
Elizabeth H. Weatherman Special Limited Partner, Warburg Pincus (Independent)	65	2022			Chair

+ Board Chair   • Committee Member

INSULET CORPORATION - 2025 Proxy Statement 3

Board Composition
The Board of Directors carefully reviews its composition to ensure that it has the right mix of people with diverse perspectives, business and professional experience, as well as high personal and professional integrity, sound judgment and the ability to participate effectively and collegially in Board discussions. Our directors bring a diverse range of viewpoints, qualifications, backgrounds, skills and experiences:
•	They are seasoned leaders who have held an array of diverse leadership positions in complex, highly regulated businesses (including other medical device organizations)
•	They have served as chief executives and in other senior positions in the areas of operations, finance, and technology
•	They bring deep and diverse experience in public and private companies, academia, non-profit organizations, and other domestic and international businesses
•	They strengthen our Board’s oversight capabilities by having varied lengths of tenure that provide historical and new perspectives about our Company
•	Our Board is currently 67% diverse by gender and/or racial/ethnic diversity
Below is a snapshot of our Board as it will be composed immediately following the 2025 Annual Meeting, assuming the three Class III nominees are elected.

Proactive Board Refreshment 6 New Directors Since 2020 – 5 of Whom are Diverse

4 INSULET CORPORATION - 2025 Proxy Statement

Strong Governance Practices
The Company is committed to good corporate governance, which we believe will help us sustain our success and continue to build long-term shareholder value. To that end, we have in place Corporate Governance Guidelines which are designed to assist the Company and the Board in implementing effective corporate governance practices. The Board believes that good governance requires not only an effective set of specific practices, but also a culture of responsibility throughout an organization. Governance at Insulet is intended to achieve both. The Board also believes that good governance ultimately depends on the quality of an organization’s leadership, and it is committed to recruiting and retaining directors and officers with proven leadership ability and personal integrity.
The following table highlights some of our corporate governance policies and practices that serve the long-term interests of the Company and our shareholders.

• Independent Board Chair

•
Significant Board refreshment – we have added six new directors to the Board in the last six years

•
All statutory Board Committees consist solely of independent members

•
A Director who does not receive a majority vote in an uncontested election must promptly tender his or her resignation to the Board, which will consider whether to accept the resignation

•
Women currently constitute 56% of the Board and our current Talent and Compensation Committee Chair is a woman

•
Regular executive sessions of independent Directors

•
Proxy access Bylaw provisions

•
No shareholder rights plan (i.e., no “poison pill”)

•
Director overboarding policy ensures Directors can devote sufficient time to the Company

•
Annual Board and committee self-evaluations

•
Proactive, year-round engagement with shareholders

•
One class of voting stock and “one share, one vote” standard

•
Directors have free access to management

•
Robust Executive and Director stock ownership guidelines

•
No hedging or pledging of securities by executives or Directors

Shareholder Engagement
We believe that the delivery of sustainable, long-term value requires regular dialogue with, and accountability to, our shareholders. While the Board, through the Nominating, Governance and Risk Committee, oversees stockholder matters and participates in meetings with stockholders, as appropriate, management has the principal responsibility for stockholder communications and engagement. Accordingly, our management team participates in numerous investor meetings to discuss our business, strategy and financial results. These meetings generally include in-person, telephonic and webcast engagements as well as investor conferences and, from time-to-time, tours of Company facilities. Management also pro-actively reaches out to a number of our stockholders in the “offseason” to discuss governance, executive compensation, sustainability and board refreshment as well as any other topics or trends stockholders may wish to share with us.
We believe that positive, two-way dialogue builds informed relationships that promote transparency and accountability. Management provides written and oral updates on the discussions with stockholders to our Board Chair, the Talent and Compensation Committee and the Nominating, Governance and Risk Committee. Each Board committee reviews relevant feedback and determines if additional discussion and actions are necessary by the respective committee or the full Board. The Board considers stockholder perspectives, as well as the interests of all stakeholders, when overseeing Company strategy, formulating governance practices and designing compensation programs.

INSULET CORPORATION - 2025 Proxy Statement 5

Executive Compensation
Compensation Objectives and Mix
We design and manage our compensation programs to align with our overall business strategy and to focus our employees on delivering sustained financial and operating results that drive long-term shareholder value. We believe it is important for our compensation programs to be competitive, maintain a performance and achievement-oriented culture, and align our executives’ interests with those of our shareholders.
The charts below illustrate, for fiscal 2024, the distribution of value among the three elements of direct compensation - base salary, target annual incentive awards and target long-term equity incentive awards - for our former Chief Executive Officer and, on average, for the other named executive officers. The components of the long-term equity incentive awards are also illustrated.

Focus on Performance-Based, Long-Term Compensation. Of target total direct compensation, 92% of our former Chief Executive Officer’s compensation, and, on average, 81% of our other named executive officers’ compensation was variable, either because it was subject to performance goals, or to fluctuations in stock price, or both.
Responsible Compensation Practices
Our compensation programs and practices demonstrate our commitment to responsible pay and governance principles. We evaluate our compensation programs and practices regularly and we modify them to address evolving best practices. The following table highlights some of the practices we have adopted, and those we have avoided, to serve the long-term interests of our shareholders.

What We Do		What We Don’t Do
✔	Solicit shareholder feedback on our programs	✘	No employment agreements with executives
✔	Set robust stock ownership guidelines	✘	No excise tax assistance (gross-ups) upon a change in control
✔	Double-trigger provisions for change-in-control benefits	✘	No defined benefit pension programs
✔	Compensation recoupment (“clawback”) policy	✘	No significant executive perquisites
✔	Caps on annual incentive payments	✘	No cash severance in excess of 2x salary and bonus
✔	Engage independent compensation consultant	✘	No hedging or pledging of Company securities
✔	Conduct annual compensation risk assessment	✘	No “single trigger” change-in-control benefits
✔	Use both financial and strategic measures to determine incentive payouts
✔	Emphasis on performance-based pay

6 INSULET CORPORATION - 2025 Proxy Statement

Our Sustainability Progress
Insulet is passionate about our mission to simplify and improve the lives of people living with diabetes. Along with our focus on positively impacting the diabetes community, we are committed to responsible and sustainable growth as a company. Our vision to “Deliver growth with purpose: innovating to improve lives and preserve our planet” guides our efforts to grow sustainably and maximize our positive impacts. We have embraced a holistic approach to sustainability that considers a full range of environmental, social, and governance (“ESG”) topics and their related impacts on our operations, supply chain, internal and external stakeholders, and our planet.
Our Vice President, Global Sustainability and Chief Sustainability Officer (“CSO”) leads the implementation of our comprehensive multi-year sustainability strategy. This strategy focuses on three pillars – Resilient Operations, Sustainable Product Innovation, and People and Communities – and establishes an integrated approach for growing responsibly, building on existing capabilities, and setting the foundation for even greater impact on behalf of the global diabetes community. We publish an annual Sustainability Report; each year our Report evolves, increasing in depth as we progress in our journey.
We recognize that our products and operations impact our planet, and we are taking thoughtful steps to reduce our environmental footprint. To divert more products from landfills, we are seeking to expand our takeback programs and increase product recyclability. In 2024, we continued our established Pod takeback programs in Europe, Canada and Australia. Through our takeback programs, customers can return their used Pods for recycling and responsible disposal. We also continued our U.S. product takeback pilot in Massachusetts and expanded the geographic scope of the pilot to include California in 2024. We look forward to expanding product takeback options in other regions as Insulet grows and considers novel recycling or reuse processes based on local regulations and available services.
We are also actively working to improve efficiency in our facilities, conserve our use of natural resources, and prepare ourselves for the transition to a low-carbon economy. At our corporate headquarters in Acton, Massachusetts, we have active solar arrays and continue to explore additional opportunities to invest in clean energy. At our new Malaysia plant, which we opened in 2024, we used a portion of materials with recycled content to construct the building, and our designs incorporated efficient technology for lighting, heating, and water consumption, including a rainwater harvesting system. We also installed a charging station for electric vehicles. Additionally, the facility generates renewable energy using rooftop solar panels to make the local electricity grid more sustainable and resilient. Together, these measures optimize the facility’s energy use and enable us to responsibly grow our manufacturing footprint. The facility is on track to receive both Green Building Index (GBI) and Leadership in Energy and Environmental Design (LEED) Silver certification.
In 2024, we worked diligently to further embed our sustainability strategy into our policies, processes, and goals. Our Code of Business Conduct and Ethics, Supplier Code of Conduct, and Human Rights Statement set the foundation for our human rights commitment and compliance with applicable laws and regulations, including the California Supply Chain Act and the U.K. Modern Slavery Act. We continued to operationalize sustainability while still maintaining our focus on enhancing transparency, preserving stakeholder trust, and creating value. Additionally, in 2024, we launched our Insulet for Good program, which enables employees globally to engage in volunteerism and corporate philanthropy in ways aligned with our corporate strategic priorities. We continue to explore opportunities to establish ambitious sustainability targets, and we plan to disclose our progress against these goals in the future.
Sustainability Governance
Reporting to the Senior Vice President, General Counsel, our Vice President, Global Sustainability and CSO leads our sustainability strategy and maintains responsibility for our ESG practices, as described above. This role fosters cross-functional collaboration and drives our commitment to deliver growth with purpose. Insulet’s Executive Leadership Team and Global Sustainability Team own, implement, and track the Company’s sustainability strategy and efforts in collaboration with every major business function and with oversight from the Board of Directors, with particular focus by the Nominating, Governance and Risk Committee. The CSO meets with the Nominating, Governance, and Risk Committee at least twice per year to report on ESG matters, including our holistic approach to sustainable development. The full Board receives an annual update from the CSO and may also discuss specific material topics, such as climate change and product stewardship.

INSULET CORPORATION - 2025 Proxy Statement 7

Proposal 1 Election of Directors
The Company’s Certificate of Incorporation divides the Board of Directors into three classes. One class is elected each year for a term of three years. At this year’s Annual Meeting, the shareholders will elect three Class III Directors. The Class III Directors currently consist of Ashley A. McEvoy, Jessica Hopfield and Elizabeth H. Weatherman. Accordingly, the Board of Directors, consistent with the recommendation of the Nominating, Governance and Risk Committee, has nominated each of the following to be elected to the Board of Directors as a Class III Director, to hold office until the Annual Meeting of Shareholders to be held in 2028, and until her successor has been duly elected and qualified or until her earlier death, resignation or removal:
Director Nominees

Name	Age	Director Since	Current Positions	Independent	Committee Memberships
Jessica Hopfield	60	2015	Strategic advisor to healthcare and technology firms		Science and Technology Committee
Ashley A. McEvoy	54	2025	President and Chief Executive Officer		None
Elizabeth H. Weatherman	65	2022	Special Limited Partner, Warburg Pincus	✔	Talent and Compensation Committee (CHAIR)

Following the Annual Meeting, the Board of Directors will also include:
•	Three Class I Directors (Luciana Borio, Michael R. Minogue and Timothy C. Stonesifer), whose terms expire at the Annual Meeting of Shareholders to be held in 2026; and
•	Three Class II Directors (Wayne A. I. Frederick, Flavia H. Pease and Timothy J. Scannell), whose terms expire at the Annual Meeting of Shareholders to be held in 2027.
The Board of Directors knows of no reason why any of the nominees would be unable or unwilling to serve, but if any nominee should for any reason be unable or unwilling to serve, the proxies will be voted for the election of such other person for the office of Director as the Board of Directors may recommend in the place of such nominee. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named herein (or, if any nominee should for any reason be unable or unwilling to serve, for such other person as the Board of Directors may recommend).
Assuming a quorum is present at the Annual Meeting, the nominees receiving the highest number of affirmative votes of the shares present or represented by proxy and entitled to vote on such matter at the Annual Meeting will be elected as Class III Directors. However, in accordance with the Company’s majority voting policy, in the event that a nominee receives a greater number of “withhold” votes than votes “for” her election, such nominee shall tender her written resignation to the Chairman of the Board and such resignation will be considered by the Nominating, Governance and Risk Committee and the Board of Directors. (For additional information, see “Governance of the Company – Governance Policies and Procedures.”)

8 INSULET CORPORATION - 2025 Proxy Statement

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” ELECTION OF THE THREE CLASS III NOMINEES LISTED BELOW.
Set forth below is certain biographical information concerning our Director nominees, including the experiences, qualifications, attributes, or skills that caused the Nominating, Governance and Risk Committee and the Board of Directors to determine that the person should serve as a Director of the Company. Following the biographical information is a chart that categorizes various skill sets for each Board member.

  Class III Director Nominees – Term expires at the 2025 Annual Meeting

Age 60 Director Since July 2015 Committees Science and Technology
Jessica Hopfield, Ph.D.

KEY EXPERIENCES AND QUALIFICATIONS

Dr. Hopfield, who is NACD Directorship certified, has served on our Board of Directors since July 2015, serving as our Lead Independent Director from August 2016 through December 2018. She is the former Chair of the Joslin Diabetes Center. Dr. Hopfield is a distinguished healthcare executive and diabetes expert with over two decades of experience in the medical and healthcare fields. She is a strategic advisor and investor in healthcare and technology firms seeking to commercialize innovative intellectual property. From 1995 to 2009, Dr. Hopfield was a Partner at McKinsey & Company in their global pharmaceuticals and medical devices practice and she served clients across the pharmaceutical, biotech, medical device and consumer industries with a focus on strategy, R&D management and marketing. She also previously held management positions at Merck Sharp & Dohme Corp. in clinical development, outcomes research, and marketing. Dr. Hopfield earned a Bachelor of Science from Yale College, an MBA from the Harvard Graduate School of Business Administration as a Baker Scholar, and a Doctor of Philosophy in Neuroscience/Biochemistry from The Rockefeller University. Dr. Hopfield brings proven experience in the diabetes field, along with vast executive and consulting experience in the healthcare, pharmaceutical, and medical device industries.

OTHER CURRENT PUBLIC COMPANY BOARDS

Editas Medicine, Inc.
Maravai LifeSciences Holdings, Inc.

FORMER PUBLIC COMPANY BOARDS

PhenomeX Inc.
Radius Health, Inc.

INSULET CORPORATION - 2025 Proxy Statement 9

Age 54 Director Since April 2025
Ashley A. McEvoy

KEY EXPERIENCES AND QUALIFICATIONS

Ms. McEvoy has served on the Board and as our President and Chief Executive Officer since April 2025. She is the former Executive Vice President, Worldwide Chairman of MedTech at Johnson & Johnson, a position she held from 2018 to 2023. In this role, Ms. McEvoy had responsibility for the company’s surgery, orthopaedics, interventional solutions, and eye health businesses. She previously served as Company Group Chairman, Consumer Medical Devices from 2014 to 2018 and as Company Group Chairman, Vision Care from 2012 to 2014. Ms. McEvoy also led J&J’s global suture products business as Worldwide President, Ethicon Products from 2009 to 2011, served as President, McNeil Consumer Healthcare from 2006 to 2009, and served as Vice President, Marketing and General Manager, McNeil Labs from 2003 to 2006. She joined J&J in 1996 as an Assistant Brand Manager, having previously worked in advertising at both Grey Advertising and J. Walter Thompson (now Wunderman Thompson). In addition to her professional work, Ms. McEvoy previously served on the Board of Trustees of the Children’s Hospital of Philadelphia. Ms. McEvoy brings to the Board and the Company a breadth of leadership, strategy, and risk management experience across her roles at J&J, where she led significant and diverse businesses with a global footprint, driving strategic investments in innovation platforms and commercial executions that delivered significant growth for J&J’s MedTech business.

OTHER CURRENT PUBLIC COMPANY BOARDS

The Procter & Gamble Company

Age 65 Independent Director Since February 2022 Committees Talent and Compensation (Chair)
Elizabeth H. Weatherman

KEY EXPERIENCES AND QUALIFICATIONS

Elizabeth Weatherman has served on our Board of Directors since February 2022. She has been a Special Limited Partner of Warburg Pincus since January 2016. Ms. Weatherman joined Warburg Pincus in 1988 and led the firm’s Healthcare Group from 2008 to 2015. She was also previously a Managing Director and a member of the firm’s Executive Management Group. Ms. Weatherman serves as a director of Nevro Corp. and Stanford Health Care. She serves as a trustee of Stanford University and as a trustee and chair of the Investment Committee of Mount Holyoke College. Ms. Weatherman received a BA in English from Mount Holyoke College and holds an MBA from the Stanford Graduate School of Business. With her extensive healthcare investment knowledge as well as her experience on the boards of other public medical device companies, Ms. Weatherman brings strong strategic and governance perspectives.

OTHER CURRENT PUBLIC COMPANY BOARDS

Nevro Corp.

FORMER PUBLIC COMPANY BOARDS

Silk Road Medical, Inc.
Vapotherm, Inc.
Wright Medical Group, N.V.

10 INSULET CORPORATION - 2025 Proxy Statement

Continuing Class I Directors – Term expires at the 2026 Annual Meeting

Age 54 Independent Director Since October 2021 Committees Talent and Compensation Nominating, Governance and Risk Science and Technology
Luciana Borio, M.D.

KEY EXPERIENCES AND QUALIFICATIONS

Dr. Borio has served on our Board of Directors since October 2021. She is a venture partner at ARCH Venture Partners where she advises on new investment opportunities related to biologics manufacturing, clinical trials, novel therapies, and areas with large unmet clinical needs. She also assists with formation of new companies backed by ARCH. From 2019 to 2020, she was Senior Vice President at In-Q-Tel, an independent, non-profit, strategic investment firm. From 2017 to 2019, she was Director for Medical and Biodefense Preparedness Policy at the National Security Council. While at the FDA from 2009 to 2017, Dr. Borio held roles of increasing responsibility, including Acting Chief Scientist and Assistant Commissioner for Counterterrorism Policy. She helped develop and execute the FDA’s medical countermeasures and public health responses to the 2009 H1N1 flu pandemic, the 2014 Ebola epidemic, and the 2015 Zika outbreak. She also served on the World Health Organization’s Emergency Preparedness and Response Scientific Advisory Group. In 2020, Dr. Borio served as a member of the President’s Transition COVID-19 Advisory Board. Dr. Borio is an adjunct faculty member at Johns Hopkins Hospital and a senior fellow for Global Health at the Council on Foreign Relations. She earned a Doctor of Medicine from George Washington University School of Medicine and a Bachelor of Science in Zoology from George Washington University. With her medical and public health background as well as her experience at the FDA, Dr. Borio brings exceptional regulatory and scientific perspective.

OTHER CURRENT PUBLIC COMPANY BOARDS

Eagle Pharmaceuticals, Inc.

Age 58 Independent Director Since August 2017 Committees Audit
Michael R. Minogue

KEY EXPERIENCES AND QUALIFICATIONS

Mr. Minogue has served on our Board of Directors since August 2017. He is the President and CEO of Minogue Consulting, LLC and Heartwork Capital, LLC. From 2004 until its sale in December 2022, Mr. Minogue served as Chairman, President and Chief Executive Officer of Abiomed, Inc., a global leader in healthcare technology and innovation. Prior to joining Abiomed, he spent 11 years with General Electric Healthcare, where he held numerous leadership roles and holds three patents. Mr. Minogue served as a director of the medical device industry association Board of Directors for the Advanced Medical Technology Association (AdvaMed) from 2007 to 2023, serving as Chairman from 2021 to 2023. He previously served on the Board of Directors of Abiomed, LifeCell, Bioventus and the Medical Device Innovation Consortium (MDIC) and as the Chairman of the Governor’s Advisory Council on Veterans’ Services for the Commonwealth of Massachusetts. Mr. Minogue cofounded the Mike and Renee Minogue Foundation and MedTechVets, a 501(c)(3) nonprofit organization that helps military veterans network with industry mentors to discover career opportunities in the medtech industry; he serves on the board of directors after serving as Chairman for 8 years. Mr. Minogue served as an officer in the U.S. Army, receiving multiple distinctions, including Airborne, Ranger, Desert Storm veteran and a Bronze Star. He received a Bachelor of Science in Engineering Management from the United States Military Academy at West Point and an MBA from the University of Chicago. Mr. Minogue brings distinguished senior executive leadership experience, as well as direct experience driving innovation and product development.

FORMER PUBLIC COMPANY BOARDS

Abiomed, Inc.

INSULET CORPORATION - 2025 Proxy Statement 11

Age 57 Independent Director Since January 2024 Committees Audit
Timothy C. Stonesifer

KEY EXPERIENCES AND QUALIFICATIONS

Mr. Stonesifer has served on our Board of Directors since January 2024. He has been the Chief Financial Officer at Alcon Inc. since April 2019. Prior to joining Alcon, he had served as Executive Vice President and Chief Financial Officer at Hewlett Packard Enterprise from November 2015 through September 2018. Prior to that role, Mr. Stonesifer acted as Senior Vice President and Chief Financial Officer, Enterprise Group at HP Co. since 2014. Before joining HP Co., he served as Chief Financial Officer of General Motors’ International Operations from 2011 to 2014. Previously, he served as Chief Financial Officer of Alegco Scotsman, a storage company, from 2010 to May 2011; Chief Financial Officer of Sabic Innovative Plastics (formerly GE Plastics) from 2007 to 2010; and various other positions at General Electric since joining the company in 1989. Mr. Stonesifer holds a Bachelor of Arts in Economics from the University of Michigan. Mr. Stonesifer brings to Insulet’s Board an international perspective as well as significant financial expertise.

Continuing Class II Directors – Term expires at the 2027 Annual Meeting

Age 53 Independent Director Since October 2020 Committees Talent and Compensation Nominating, Governance and Risk Science and Technology (Chair)
Wayne A.I. Frederick, M.D.

KEY EXPERIENCES AND QUALIFICATIONS

Dr. Frederick has served on our Board of Directors since October 2020. Since November 2, 2024, he has served as the Interim Chief Executive Officer of the American Cancer Society and its advocacy affiliate, the American Cancer Society Cancer Action Network (ACS CAN). Dr. Frederick is the distinguished Charles R. Drew Professor of Surgery at the Howard University College of Medicine as well as President Emeritus of Howard University, having previously served as President of Howard University from July 2014 to September 2023. Prior to being appointed President of Howard in 2014, Dr. Frederick served as Howard’s Provost and Chief Academic Officer. Dr. Frederick is a practicing cancer surgeon, distinguished researcher and scholar, and the author of numerous peer-reviewed articles, book chapters, abstracts, and editorials. A widely recognized expert in the fields of health care disparities and medical education, his medical research focuses on reducing racial, ethnic, and gender disparities in cancer care outcomes, with a particular emphasis on gastrointestinal cancers. Throughout his career, Dr. Frederick has received numerous recognitions, including the Distinguished Alumnus Award from the University of Texas MD Anderson Cancer Center. In 2021, he was recognized by the Carnegie Corporation of New York as one of 34 naturalized citizens honored for their contributions to strengthening the United States. Dr. Frederick currently serves on the boards of Humana, Inc., Tempus AI, Inc. and Workday, Inc. and served on the American Cancer Society Board before assuming the role of Interim Chief Executive Officer. He is an active member of several professional associations, including the American Surgical Association and the American College of Surgeons. Recently, he was appointed senior independent director of Mutual of America and also serves as an advisor for Boston Consulting Group. He received his Bachelor of Science, Doctor of Medicine, and Master of Business Administration from Howard University. Dr. Frederick’s vast experience in medical research, healthcare academics, and business administration brings valuable insights to Insulet’s Board.

OTHER CURRENT PUBLIC COMPANY BOARDS

Humana Inc.
Workday, Inc.
Tempus AI, Inc.

FORMER PUBLIC COMPANY BOARDS

Forma Therapeutics Holdings, Inc.
Agostini’s Limited

12 INSULET CORPORATION - 2025 Proxy Statement

Age 52 Independent Director Since January 2024 Committees Audit
Flavia H. Pease

KEY EXPERIENCES AND QUALIFICATIONS

Ms. Pease has served on our Board of Directors since January 2024. She has been the Corporate Executive Vice President and Chief Financial Officer at Charles River Laboratories since 2022. Prior to joining Charles River, Ms. Pease served as Vice President and Group Chief Financial Officer of Johnson & Johnson’s global Medical Devices businesses since 2019. With more than 20 years in financial leadership roles at Johnson & Johnson, Ms. Pease has developed deep industry knowledge and experience managing the Finance organizations of large, growing businesses. During her tenure, Ms. Pease was also Vice President, Finance for Janssen North America from 2016 to 2019, which is Johnson & Johnson’s Pharmaceutical business in the United States and Canada. Before Janssen, from 2014 to 2016, Ms. Pease was Vice President of the Enterprise Program Management Office, responsible for supporting Johnson & Johnson’s executive management team with the strategic planning process and the advancement of enterprise growth initiatives. From 2009 to 2012, she led the integration of the Mentor and Acclarent acquisitions as a Vice President of Finance, and subsequently became the Vice President of Finance for Janssen Supply Chain from 2012 to 2014. Ms. Pease began her career at Johnson & Johnson in 1998 with the LifeScan business and subsequently held finance leadership positions within Mergers and Acquisitions Analysis and Johnson & Johnson Medical Brazil. Prior to joining Johnson & Johnson, Ms. Pease worked for SC Johnson and an investment bank in Brazil. Ms. Pease holds a bachelor’s degree in Economics from the Pontifícia Universidade Católica in Rio de Janeiro, Brazil and a Master of Business Administration from Santa Clara University. Ms. Pease brings to Insulet’s Board an international perspective and significant financial expertise as well as business development experience.

Age 60 Independent Director Since August 2014 Board Chair Committees Nominating, Governance and Risk (Chair)
Timothy J. Scannell

KEY EXPERIENCES AND QUALIFICATIONS

Mr. Scannell has served on our Board of Directors since August 2014 and as our Board Chair since January 2019. From October 2021 to March 2023, he served as an Executive Advisor at Stryker Corporation, one of the world's leading medical technology companies that offers innovative products and services in Orthopaedics, Medical and Surgical, and Neurotechnology and Spine that help improve patient and hospital outcomes. From August 2018 to September 2021, he served as the President and Chief Operating Officer at Stryker, and from 2009 to August 2018, he served as a Group President and oversaw Stryker’s MedSurg and Neurotechnology divisions. From 1990 to 2009, Mr. Scannell served in various roles at Stryker, including a range of sales and marketing leadership roles, Vice President and General Manager of its Biotech division and President of its Spine business. Mr. Scannell holds a Bachelor of Business Administration and a Master of Business Administration from the University of Notre Dame. He brings extensive strategic, organizational, and operational skills and experience.

OTHER CURRENT PUBLIC COMPANY BOARDS

NovoCure Limited
Masimo Corporation

FORMER PUBLIC COMPANY BOARDS

Exact Sciences Corporation
Molekule Group, Inc.
Renalytix plc

INSULET CORPORATION - 2025 Proxy Statement 13

14 INSULET CORPORATION - 2025 Proxy Statement

Governance of the Company
Our Board of Directors
The business and affairs of the Company are managed under the direction of our Board of Directors, which currently consists of nine members. The Board has four standing committees: an Audit Committee, a Nominating, Governance and Risk Committee (the “Governance Committee”), a Talent and Compensation Committee, and a Science and Technology Committee. Each of these committees operates under a written charter that it reviews at least annually. These charters, which have been approved by the Board, are available in the Corporate Governance section of the Company’s website at http://www.insulet.com. The Board also has an ad hoc Transactions Committee and an informal Board Strategy Working Group. Additional details concerning the role and structure of the Board of Directors are contained in the Board’s Corporate Governance Guidelines, which can be found in the Corporate Governance section of the Company’s website at http://www.insulet.com.

  Board Independence
The Board has determined that each of our Directors, other than Ashley A. McEvoy, our President and Chief Executive Officer, and Jessica Hopfield, are independent within the meaning of the director independence standards of The Nasdaq Stock Market, Inc. (“Nasdaq”). Those independent directors are: Luciana Borio, Wayne A. I. Frederick, Michael R. Minogue, Flavia H. Pease, Timothy J. Scannell, Timothy C. Stonesifer, and Elizabeth H. Weatherman. The Audit Committee, Governance Committee, and Talent and Compensation Committee each consist solely of independent Directors.

  Board Leadership Structure
The Company’s Board of Directors regularly assesses the Board’s leadership structure to determine the appropriate leadership for the Company. Based on the Board’s most recent assessment, the Board determined that the most advantageous leadership structure for the Company and its shareholders was to continue to have an independent, non-employee Director, Timothy J. Scannell, serve as Chairman of the Board.
The Chairman of the Board is responsible for, among other things, coordinating with the Chief Executive Officer on the creation of the agenda for each meeting, providing input regarding the materials provided to the Board of Directors in advance of each meeting, ensuring that topics at each meeting are effectively covered, chairing executive sessions of the Board, acting as the principal liaison between the independent Directors and management, and serving as the focal point for shareholder requests addressed to the independent Directors. Additionally, pursuant to the Company’s Bylaws and Corporate Governance Guidelines, the Chairman of the Board is responsible for, among other things, receiving Board member resignation letters, calling special meetings, and presiding at Board meetings. The Board believes that having an independent Director serve as Chairman of the Board ensures a greater role for the independent Directors in the oversight of the Company and active participation of the independent Directors in setting agendas and establishing priorities and procedures for the work of the Board.
The Company does not have a policy as to whether the same person should serve as both Chief Executive Officer and Chairman of the Board. The Board believes that it should have the flexibility to make these determinations at any given point in time in the way that it believes provides the most appropriate leadership for the Company at that time. The Company recognizes that, depending on the circumstances, different Board leadership structures may be appropriate. However, the Company believes its current Board leadership structure, which includes an independent Chairman of the Board, supports the CEO in driving the Company’s growth and objectives and currently is the preferable Board leadership structure for the Company.

  Director Qualifications
The Governance Committee is responsible for reviewing with the Board from time to time the appropriate qualities, skills, and characteristics desired of members of the Board in the context of the needs of the business and current make-up of the Board. The Governance Committee must be satisfied that each committee-recommended nominee will have high personal and professional integrity, demonstrated exceptional ability and judgment, a broad experience base or an area of particular expertise or experience that is important to the long-term success of the Company, a background that is complementary to that of existing Directors so as to provide management and the Board with a diversity and freshness of views, a level of self-confidence and articulateness to participate effectively and cooperatively in Board discussions, the willingness and ability to devote the necessary time and effort to perform the duties and responsibilities of Board membership, and the experience and ability to bring informed, thoughtful and well-considered opinions for the benefit of all shareholders to the Board and management.
In addition to these minimum qualifications, the Governance Committee will recommend that the Board select persons for nomination to help ensure that (i) a majority of the Board is “independent,” in accordance with the standards established by Nasdaq, (ii) at least one member of the Audit Committee has the experience, education and other qualifications necessary to qualify as an “audit committee financial expert,” as defined by SEC rules, (iii) the Audit Committee, the Talent and Compensation Committee and the Governance Committee are each composed entirely of independent Directors, and (iv) each member of the Audit Committee is able to read and

INSULET CORPORATION - 2025 Proxy Statement 15

understand fundamental financial statements, including a balance sheet, income statement and cash flow statement. Finally, in addition to any other standards the Governance Committee may deem appropriate for the overall structure and composition of the Board, the Governance Committee may consider whether a nominee has direct experience in the industry or in the markets in which the Company operates.

  Board Refreshment and Director Skills Assessments
At least annually, the Board reviews the skills of its members, as well as the overall composition of the Board, in order to ensure that the Board maintains the diverse set of skills, attributes, experience, perspectives, and breadth of knowledge that is necessary to effectively oversee the Company’s business and strategy. The Board’s continued focus on refreshment has resulted in the addition of six new directors in the last six years.
•
In April 2025, the Board appointed Ashley A. McEvoy to the Board in connection with her appointment as President and Chief Executive Officer. Ms. McEvoy was with Johnson & Johnson for over 25 years, most recently as the Executive Vice President, Worldwide Chairman of MedTech, a position she held from 2018 to 2023. Ms. McEvoy brings to the Board and the Company a breadth of leadership, strategy, and risk management experience across her roles at J&J, where she led significant and diverse businesses with a global footprint, driving strategic investments in innovation platforms and commercial executions that delivered significant growth for J&J’s MedTech business.

•
In January 2024, the Board appointed Flavia H. Pease to the Board. Ms. Pease has been the Corporate Executive Vice President and Chief Financial Officer at Charles River Laboratories since 2022. Prior to Charles River Laboratories, she served in various financial leadership roles at Johnson & Johnson for over 20 years, developing deep industry knowledge and experience as she managed the finance organizations of large, growing businesses. Most recently at Johnson and Johnson, she was Group Chief Financial Officer of their global medical devices business. Ms. Pease brings to Insulet’s Board an international perspective and financial acumen as well as business development experience.

•
In January 2024, the Board appointed Timothy C. Stonesifer to the Board. Mr. Stonesifer has been the Chief Financial Officer at Alcon Inc. since 2019. With over 34 years of global financial and operational experience, Mr. Stonesifer is a seasoned executive. He has served as Chief Financial Officer of numerous organizations, including, among others, Hewlett-Packard Enterprises and General Motors International Operations. Mr. Stonesifer brings to the Board financial acumen, deep experience in capital markets transactions as well as senior executive leadership and international experience.

•
In February 2022, the Board appointed Elizabeth H. Weatherman to the Board. Ms. Weatherman has been with the Warburg Pincus, a global private equity firm, for over 30 years, serving as head of the firm’s Healthcare Group, a member of the Executive Management Group, Managing Director and Special Limited Partner, among other positions. She has served on the boards of a number of other publicly traded medical device companies. With her extensive healthcare investment knowledge as well as her experience on the boards of other public medical device companies, Ms. Weatherman brings strong strategic and governance perspectives to the Board.

•
In October 2021, the Board appointed Luciana Borio to the Board. Dr. Borio currently advises on new investment opportunities related to biologics manufacturing, clinical trials, novel therapies, and areas with large unmet clinical needs as a partner with the venture capital firm, ARCH Venture Partners. Dr. Borio is an adjunct faculty member at Johns Hopkins Hospital and a senior fellow for Global Health at the Council on Foreign Relations and has also worked for the FDA and served as the Director for Medical and Biodefense Preparedness Policy at the National Security Council. With her medical and public health background as well as her experience at the FDA, Dr. Borio brings exceptional regulatory and scientific perspective.

•
In October 2020, the Board appointed Wayne A.I. Frederick to the Board. Dr. Frederick is the Interim Chief Executive Officer of the American Cancer Society and its advocacy affiliate, the American Cancer Society Cancer Action Network (ACS CAN). He is also the President Emeritus of Howard University. A distinguished researcher and surgeon, Dr. Frederick continues to work as a surgeon and also lectures to medical students and residents of Howard’s College of Medicine. The Board believes that with his exemplary career as a leader in medical research, healthcare academics and business administration, Dr. Frederick provides valuable perspective to the Board to assist in the advancement of our global strategic growth initiatives and our cascade of innovation.

  Meeting Attendance
The Board of Directors met 5 times during the fiscal year ended December 31, 2024. Each of our Directors then in office attended 100% of the aggregate of the total number of meetings of the Board and the committees of the Board on which they served during the fiscal year ended December 31, 2024.
The Company’s policy is that all Directors are encouraged to attend the Annual Meeting of Shareholders. Every Director then in office attended the Annual Meeting of Shareholders held in 2024.

16 INSULET CORPORATION - 2025 Proxy Statement

  Board Committees
The following table sets forth the current membership and chairs of the three statutory committees of the Board as well as the number of meetings held by each committee in fiscal 2024. In addition to the statutory committees listed below, the Board has a Science and Technology Committee, consisting of Dr. Frederick (Chair), Dr. Borio, and Dr. Hopfield and an ad hoc transactions committee, consisting of Ms. Weatherman (Chair), Dr. Frederick, Dr. Hopfield and Mr. Minogue.

Name	Audit Committee	Nominating, Governance and Risk Committee	Talent and Compensation Committee
Luciana Borio		•	•
Wayne A.I. Frederick		•	•
Michael R. Minogue	•
Flavia H. Pease	•
Timothy J. Scannell		Chair
Timothy C. Stonesifer	Chair
Elizabeth H. Weatherman			Chair
Number of Meetings in Fiscal 2024	7	4	4

AUDIT COMMITTEE

Members: Timothy C. Stonesifer (Chair), Michael R. Minogue, and Flavia H. Pease
Roles and Responsibilities
The Audit Committee, among other functions,
•
oversees the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements, and takes, or recommends that the Board of Directors take, appropriate action to oversee the qualifications, independence and performance of the Company’s independent auditors, and

• prepares the Audit Committee Report for inclusion in this and subsequent proxy statements in accordance with applicable rules and regulations.

The Board of Directors has determined that each member of the Audit Committee meets the independence and other requirements promulgated by Nasdaq and the SEC, including Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the Exchange Act”). In addition, the Board has determined that each member of the Audit Committee is financially literate and that Mr. Stonesifer, Mr. Minogue, and Ms. Pease, and each qualifies as an “audit committee financial expert” under SEC rules.

NOMINATING, GOVERNANCE AND RISK COMMITTEE

Members: Timothy J. Scannell (Chair), Luciana Borio, and Wayne A. I. Frederick
Roles and Responsibilities
The Nominating, Governance and Risk Committee, among other functions,
•	identifies individuals qualified to become Board members,
•	recommends that the Board of Directors select the Director nominees for election at each Annual Meeting of Shareholders,
•	periodically reviews and recommends to the Board of Directors any changes to the Company’s Corporate Governance Guidelines,
•	reviews matters relating to regulatory compliance,
•	reviews the Company’s ESG and sustainability initiatives,
•	discusses the guidelines and policies that govern the process by which the Company’s exposure to risk is assessed and managed by management, and
•	reviews and monitors the Company’s cybersecurity policies and practices.
The Board of Directors has determined that each member of the Nominating, Governance and Risk Committee meets the independence requirements promulgated by Nasdaq.

As described below in the section entitled “Governance Policies and Procedures,” the Governance Committee will consider Director nominees recommended by shareholders. For more corporate governance information, you are invited to access the Corporate Governance section of the Company’s website available at http://www.insulet.com.

INSULET CORPORATION - 2025 Proxy Statement 17

TALENT AND COMPENSATION COMMITTEE

Members: Elizabeth H. Weatherman (Chair), Luciana Borio, and Wayne A.I. Frederick
Roles and Responsibilities
The Talent and Compensation Committee, among other functions,
• discharges the Board of Directors’ responsibilities relating to compensation of the Company’s Directors and executive officers,
• oversees the Company’s overall compensation programs,
• oversees talent and culture development, and
• prepares the Compensation Committee Report required to be included in this and subsequent proxy statements.

The Board of Directors has determined that each member of the Talent and Compensation Committee meets the independence requirements promulgated by Nasdaq. See the section entitled “Compensation Decision Making Process” in the Compensation Discussion and Analysis portion of this proxy statement for a more detailed description of the policies and procedures of the Talent and Compensation Committee.

No member of the Talent and Compensation Committee was an employee or former employee of the Company or any of its subsidiaries or had any relationship with the Company requiring disclosure herein.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2024, no executive officer of the Company served as: (i) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Talent and Compensation Committee of the Company, (ii) a director of another entity, one of whose executive officers served on the Talent and Compensation Committee of the Company, or (iii) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a Director of the Company.

Governance Policies and Procedures

  Executive Sessions of Independent Directors
Independent members of the Board of Directors meet without the non-independent Directors of the Company following all regularly scheduled Board meetings and occasionally at specially called meetings arranged by our independent Chairman of the Board. These executive sessions include only those Directors who meet the independence requirements promulgated by Nasdaq. Timothy J. Scannell, as Chairman of the Board, is responsible for chairing these executive sessions.

  Succession Planning
The Board views ensuring thoughtful, seamless, and effective transitions of leadership to be a primary responsibility of the Board. The full Board and the Governance Committee periodically review succession planning for our Chief Executive Officer. Our Chief Executive Officer periodically discusses with the Board recommendations and evaluations of potential successors, including in the event of an unexpected emergency, and reviews development plans, if any, recommended for such individuals. The Talent and Compensation Committee also reviews succession plans for the entire Executive Leadership team, discussing individuals identified as emergency successors and individuals zero to three moves of readiness away. Most recently, following thoughtful deliberation, the Board executed on its CEO succession plan and appointed a new President and Chief Executive Officer to lead the Company.

  Board and Committee Assessments
Each year, the Nominating, Governance and Risk Committee, together with the Board Chair (who also chairs the Nominating, Governance and Risk Committee), oversees an annual evaluation process. The evaluations help inform the Committee’s discussions regarding Board succession planning and refreshment and complement the Committee’s evaluation of the size and composition of the Board. The Board also recognizes that a robust and constructive evaluation process is an important part of good corporate governance and board effectiveness. Our Board is committed to an annual evaluation process, which the Board believes promotes continuous improvement. The annual self-assessment evaluates the performance of the Board and its committees in accordance with a procedure established by the Nominating, Governance and Risk Committee. In 2024, in addition to the Board Chair having individual discussions with each Board member, the full Board and each Board committee completed anonymous written questionnaires that requested ratings as well as subjective comments in key areas and solicited input for areas of development. The results were compiled and discussed by the Board and each committee, as applicable, and changes in practices or procedures were considered and implemented as appropriate. The evaluation results were reviewed in detail by the Board Chair, who led a discussion with the full Board highlighting both areas of strength and areas of opportunity.

18 INSULET CORPORATION - 2025 Proxy Statement

  Risk Oversight
The Board of Directors is responsible for overseeing the Company’s risk assessment and management function, considering the Company’s major financial risk exposures, and evaluating the steps that the Company’s management has taken to monitor and control such exposures. For example, the Board receives regular reports from senior management on areas of material risk to the Company, including operational, financial, legal, regulatory, and reputational risks. In particular, the Board reviews cybersecurity risks and incidents as well as other risks and incidents relevant to our information technology system controls and security. The Board also reviews the risks associated with the Company’s strategic plan and discusses the appropriate levels of risk in light of the Company’s business objectives. This is done through an annual strategy review process and throughout the year as part of the Board’s ongoing review of corporate strategy.
The various Committees of the Board are also responsible for monitoring and reporting to the full Board on risks associated with their respective areas of oversight. The Audit Committee, among other things, oversees the management of market and operational risks that could have a financial impact, such as those relating to internal controls, the integrity of the Company’s financial statements and financial liquidity. The Talent and Compensation Committee oversees risks associated with the Company’s compensation practices and programs. The Governance Committee oversees risks relating to the Company’s corporate governance practices, including director independence and the breadth of skills of directors serving on the Board, succession planning for the Chief Executive Officer, and matters relating to regulatory and legal compliance, sustainability, and cybersecurity. In connection with its oversight responsibilities, each Committee often meets with the members of management who are primarily responsible for the management of risk in their respective areas, including, among others, the Company’s Chief Financial Officer, General Counsel, Chief Human Resources Officer, Chief Sustainability Officer, Chief Compliance Officer, Chief Information Security Officer, Vice President of Internal Audit and other senior regulatory, information technology, internal audit, research and development and compliance officers.

  Director Overboarding Policy
As provided in our Corporate Governance Guidelines, the Board has established an overboarding policy to help ensure a director’s service on other public company boards does not impair the director’s ability to effectively serve on our Board. To that end, the Board believes that directors who serve as the chief executive officer of any business corporation (including the Company) should not serve on more than two public company boards (inclusive of our Board) and that all other directors should not serve on more than five public company boards (inclusive of our Board).

  Code of Conduct and Ethics
The Company has adopted a “code of ethics,” as defined by regulations promulgated under the Securities Act of 1933, as amended, that applies to all of the Company’s Directors and employees worldwide, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the Code of Business Conduct and Ethics is available in the Investor Relations section of the Company’s website at http://www.insulet.com. A copy of the Code of Business Conduct and Ethics may also be obtained, free of charge, from the Company upon a request directed to: Insulet Corporation, 100 Nagog Park, Acton, Massachusetts 01720, Attention: Secretary. The Company intends to disclose any amendment to, or waiver of, a provision of the Code of Business Conduct and Ethics that applies to its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on its website at http://www.insulet.com. For more corporate governance information, you are invited to access the Investor Relations section of the Company’s website available at http://www.insulet.com.

  Clawback / Recoupment of Incentive Compensation
The Board of Directors has adopted a compensation recoupment policy (the “Recoupment Policy”) which provides that, if the Company is required to prepare an accounting restatement of its financial statements due to material non-compliance with any financial reporting requirement under U.S. securities laws, the Company will recover on a reasonably prompt basis the amount of any incentive-based compensation received by a covered executive (including former executives) during the recovery period that exceeds the amount that otherwise would have been received had it been calculated based on the financial results reported in the restatement financial statements. The recovery period includes the three completed fiscal years immediately preceding the date the Company is required to prepare the accounting restatement and any transition period, as prescribed under Rule 10D-1 of the Exchange Act.
The Company may effect any recovery under the Recoupment Policy by requiring payment of such amount(s) to the Company by set-off, by reducing future compensation, or by such other means or combination of means as the Committee determines to be appropriate. The Company need not recover the excess amount of incentive-based Compensation if and to the extent that the Committee determines that such recovery is impracticable or not required under Rule 10D-1, including if the Committee determines that the direct expense paid to a third party to assist in enforcing this Policy would exceed the amount to be recovered.

INSULET CORPORATION - 2025 Proxy Statement 19

  Stock Ownership Guidelines
The Board of Directors has adopted a policy recommending that all Directors and executive officers own a significant equity interest in the Company’s common stock, subject to a phase-in period. The policy advises that Directors own Company common stock with a value at least equal to five times their annual cash retainer. The policy recommends that the Chief Executive Officer own Company common stock with a value at least equal to six times her base salary, and that the other executives own Company common stock with a value at least equal to three times their base salaries. Subject to the phase-in requirements, all of the Directors and executive officers are in compliance with this policy. Further information regarding this policy can be found in the Compensation Discussion and Analysis section of this proxy statement.

  Anti-Hedging and Anti-Pledging Policy
The Board of Directors has adopted Insider Trading Procedures which prohibit Directors and officers from:
•	engaging in any short sales of the Company’s securities,
•	buying or selling puts, calls, or other derivative securities relating to any of the Company’s securities,
•	holding any Company securities on margin or collateralizing any brokerage account with any Company securities, or
•	pledging any Company securities as collateral for any loan, unless such transaction has been specifically pre-approved by the Talent and Compensation Committee.

  Majority Voting Policy for Uncontested Director Elections
The Company’s Bylaws provide for plurality voting in Director elections. In February 2012, the Board of Directors adopted a majority voting policy. Pursuant to the Company’s majority voting policy, in any uncontested election of Directors, any nominee for Director who receives a greater number of “withhold” votes than votes “for” his or her election must, within five days following the certification of the shareholder vote, tender his or her written resignation to the Chairman of the Board for consideration by the Governance Committee.
Any resignation tendered pursuant to the majority voting policy will be effective on the earlier of (i) the date such resignation is accepted by the Board or (ii) the 61st day following the date of the shareholders’ meeting at which the election occurred, unless the Board chooses not to accept such resignation.
The Governance Committee will consider such tendered resignation and, within 30 days following the date of the shareholders’ meeting at which the election occurred, will make a recommendation to the Board concerning the acceptance or rejection of such resignation. In determining its recommendation to the Board, the Governance Committee will consider all factors deemed relevant by the members of the Governance Committee including, without limitation:
•	the stated and perceived reasons why shareholders withheld votes for election from such Director, in part as reflected in the reports issued by proxy advisory firms;
•	the length of service and qualifications of such Director;
•	the Director’s past and expected future contributions to the Board of Directors and any Committees of the Board on which he or she sits;
•	the overall composition of the Board and the Committees of the Board on which the Director sits,
•	whether acceptance of the Director’s resignation would cause the Company to fail to satisfy any regulatory requirements, and
•	whether acceptance of the resignation is in the best interest of the Company and its shareholders.
The Board will take formal action on the Governance Committee’s recommendation no later than 60 days following the date of the shareholders’ meeting at which the election occurred. In considering the Governance Committee’s recommendation, the Board will consider the information and factors considered by the Governance Committee and such additional information and factors as the Board deems relevant.
Within four business days following the Board’s decision on the Governance Committee’s recommendation, the Company will publicly disclose the Board’s decision in a Form 8-K, providing an explanation of the process by which the decision was reached and, if applicable, the reasons for rejecting the tendered resignation.
Any Director who is the subject of the evaluation described in this section will not participate in Governance Committee or Board deliberations or recommendations regarding the appropriateness of his or her continued service, except to respond to requests for information. If a majority of the members of the Governance Committee are subject to this evaluation process, then the independent Directors on the Board who are not subject to the evaluation will appoint a Board committee amongst themselves solely for the purpose of conducting the required evaluation. This special committee will make the recommendation to the Board otherwise required of the Governance Committee.

20 INSULET CORPORATION - 2025 Proxy Statement

  Identifying and Evaluating Director Nominees
The Board of Directors is responsible for approving nominees to the Board. Generally, the Governance Committee identifies candidates for Director nominees in consultation with management, through the use of search firms or other advisors, through the recommendations submitted by members of the Board, shareholders, or through such other methods as the Governance Committee deems to be helpful to identify candidates. Once candidates have been identified, the Governance Committee will assess whether the candidates meet all of the minimum qualifications for Director nominees established by the Governance Committee. The Governance Committee may gather information about the candidates through interviews, detailed questionnaires, background checks or other means that the Governance Committee deems helpful in the evaluation process. The Governance Committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board. Based on the results of the evaluation process, the Governance Committee recommends candidates to the Board of Directors for approval as nominees for election to the Board of Directors. The Governance Committee also recommends candidates to the Board of Directors for appointment to the Committees of the Board of Directors.

  Recommendation of Director Nominees by Shareholders
The Governance Committee will consider stockholder recommendations for Board nominees using the criteria described on page 15 under the heading “Director Qualifications”. The name of any recommended candidate for director, together with a brief biographical sketch, a document indicating the candidate’s willingness to serve, if elected, and evidence of the nominating stockholder’s ownership of the Company’s stock should be sent to the attention of our Secretary, Insulet Corporation, 100 Nagog Park, Acton, Massachusetts 01720. If you wish to formally nominate a candidate, you must follow the procedures described in our Bylaws.

  Proxy Access
In February 2022, based on investor feedback, consideration of market practice and an assessment of the appropriateness for Insulet, the Governance Committee recommended, and the Board adopted, proxy access Bylaw provisions. A stockholder or group of up to 20 stockholders who have continuously owned at least 3% of Insulet’s common stock for at least three years have the ability to submit director nominees (up to the greater of two or 20% of the Board) for inclusion in the related proxy statement if the stockholder(s) and the nominee(s) satisfy the requirements specified in Insulet’s Bylaws.

  Communicating with the Board of Directors
The Board of Directors provides shareholders with the ability to communicate with the Board of Directors as a whole and with individual Directors on the Board of Directors through an established process for shareholder communication. Shareholders may send such communications by U.S. mail, courier or expedited delivery service to the attention of the Secretary (for full Board communications) or to an individual director at Insulet Corporation, 100 Nagog Park, Acton, Massachusetts 01720, Attn: Secretary/[Director Name]. The Company will forward any such shareholder communication to the Chairman of the Board, or to the Director to whom the communication is addressed, on a periodic basis.

  Certain Relationships and Related Party Transactions
The Company’s Related Party Transaction Approval Policy is included in the written charter of our Audit Committee. That policy applies:
•	to any transaction or series of transactions in which the Company or a subsidiary is a participant;
•	when the amount involved exceeds $120,000; and
•
when a related party (a director or executive officer of the Company, any nominee for director, any shareholder owning an excess of 5% of the total equity of the Company and any immediate family member of any such person) has a direct or indirect material interest (other than solely as a result of being a director or trustee or in any similar position or a less-than-10% beneficial owner of another entity).

Pursuant to the policy, the Audit Committee will consider relevant facts and circumstances in determining whether or not to approve or ratify such a transaction and will approve or ratify only those transactions that are, in its judgment, appropriate or desirable under the circumstances. The Audit Committee determined that, since the beginning of 2024, there were transactions with two entities that qualified as related party transactions.
In February 2021, Insulet entered into a distribution agreement, the terms of which are consistent with those prevailing at arm’s length. The spouse of Jessica Hopfield, one of our Directors, is an executive officer of the parent company of the distributor. In 2024, Insulet recorded $587.8 million of net revenues from the distributor. As of December 31, 2024, the Company also had $113 million of net accounts receivable due from the distributor, and $1.0 million of deferred revenue. These balances are included in accrued expenses and other current liabilities on the consolidated balance sheet.
FMR LLC (“Fidelity”) beneficially owned approximately 11% of our common stock as of December 31, 2024. Fidelity, or one or more of its affiliates, is the third-party administrator for the Company’s equity compensation plan, the Company’s Employee Stock Purchase Plan, and the Non-Employee Directors Deferred Compensation Plan and also provides management services for the Company’s Health Savings Account program. The Company paid Fidelity approximately $190,283 in 2024 related to these services (including for some services provided in 2023 but paid in 2024).

INSULET CORPORATION - 2025 Proxy Statement 21

Security Ownership of Certain Beneficial Owners and Management
The following table and accompanying notes provide information about the beneficial ownership of Insulet common stock by: (i) each shareholder known by us to be the beneficial owner of more than 5% of Insulet common stock, (ii) each of our named executive officers (listed in the Summary Compensation Table), (iii) each of our Directors and nominees for Director, and (iv) all of our Directors and executive officers as a group. Except as otherwise noted, the persons identified have sole voting and investment power with respect to the shares of Insulet common stock beneficially owned. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to the shares. Except as otherwise noted, the information below is based upon 70,361,846 shares of the Company’s common stock outstanding as of March 26, 2025.

Name and Address(1)	Number of Shares Beneficially Owned	Percentage
Named Executive Officers (ownership as of March 26, 2025)
James R. Hollingshead(2)	55,025	*
Ana Maria Chadwick(3)	4,641	*
Eric Benjamin(4)	30,844	*
Mark Field(5)	17,059	*
John Kapples(6)	36,842	*
Lauren Budden(7)	10,045	*
Directors (ownership as of March 26, 2025)
Luciana Borio(8)	2,790	*
Wayne A. I. Frederick(9)	3,231	*
Jessica Hopfield(10)	35,739	*
Ashley A. McEvoy(11)	4	*
Michael R. Minogue(12)	19,679	*
Flavia H. Pease(13)	2,115	*
Timothy J. Scannell(14)	30,586	*
Timothy C. Stonesifer(15)	2,115	*
Elizabeth H. Weatherman(16)	4,464	*
All Directors and executive officers as a group (18 persons)(17)	277,866	*
More Than 5% Holders (ownership as of dates indicated in footnotes)
BlackRock, Inc.(18)	6,102,546	8.7%
Capital Research Global Investors(19)	7,772,404	11.1%
FMR LLC(20)	8,068,635	11.48%
The Vanguard Group, Inc.(21)	8,029,608	11.50%

*	Represents less than 1% of the outstanding shares of the Company’s common stock.
(1)	Unless otherwise indicated, the address of each shareholder is c/o Insulet Corporation, 100 Nagog Park, Acton, Massachusetts 01720.
(2)	Includes 15,605 shares of the Company’s common stock issuable upon the exercise of options exercisable on or within 60 days after March 26, 2025. Mr. Hollingshead left the Company in April 2025.
(3)	Includes 4,404 shares of the Company’s common stock issuable upon settlement of restricted stock units that will vest within 60 days after March 26, 2025.
(4)	Includes 16,113 shares of the Company’s common stock issuable upon the exercise of options exercisable on or within 60 days after March 26, 2025.
(5)
Includes 10,094 shares of the Company’s common stock issuable upon the exercise of options exercisable on or within 60 days after March 26, 2025. Mr. Field left the Company, effective March 14, 2025. Mr. Field left the Company in March 2025.

(6)	Includes 17,730 shares of the Company’s common stock issuable upon the exercise of options exercisable on or within 60 days after March 26, 2025.
(7)	Includes 4,823 shares of the Company’s common stock issuable upon the exercise of options exercisable on or within 60 days after March 26, 2025.
(8)	Includes 1,380 shares of the Company’s common stock issuable upon settlement of restricted stock units that will vest within 60 days of March 26, 2025.
(9)	Includes 1,380 shares of the Company’s common stock issuable upon settlement of restricted stock units that will vest within 60 days of March 26, 2025, the settlement of which has been deferred.
(10)
Includes 8,822 shares of the Company’s common stock issuable upon the exercise of options exercisable on or within 60 days after March 26, 2025 and 1,380 shares of the Company’s common stock issuable upon settlement of restricted stock units that will vest within 60 days of March 26, 2025.

(11)	Ms. McEvoy joined the Company and the Board on April 28, 2025.
(12)
Includes 14,073 shares of the Company’s common stock beneficially owned through trusts, 4,226 shares of the Company’s common stock issuable upon the exercise of options exercisable on or within 60 days after March 26, 2025 and 1,380 shares of the Company’s common stock issuable upon settlement of restricted stock units that will vest within 60 days of March 26, 2025.

(13)
Includes 2,115 shares of the Company’s common stock issuable upon settlement of restricted stock units that have vested or will vest within 60 days of March 26, 2025, the settlement of which has been deferred.

22 INSULET CORPORATION - 2025 Proxy Statement

(14)	Includes 1,380 shares of the Company’s common stock issuable upon settlement of restricted stock units that will vest within 60 days of March 26, 2025.
(15)	Includes 1,380 shares of the Company’s common stock issuable upon settlement of restricted stock units that will vest within 60 days of March 26, 2025.
(16)	Includes 1,380 shares of the Company’s common stock issuable upon settlement of restricted stock units that will vest within 60 days of March 26, 2025.
(17)
Includes, for three executive officers not specifically named in the table, an aggregate of 22,687 shares of the Company’s common stock issued and 12,301 shares issuable upon the exercise of options exercisable on or within 60 days after March 26, 2025.

(18)
Based solely upon Amendment 4 to Schedule 13G filed by BlackRock, Inc. with the SEC on January 25, 2024. Amendment No. 4 provides that as of December 31, 2023, BlackRock, Inc. has sole voting power with respect to 5,637,641 shares of the Company’s common stock and sole dispositive power with respect to 6,102,546 shares of the Company’s common stock. The address for BlackRock, Inc. is 50 Hudson Yards, New York, New York 10001.

(19)
Based solely upon Amendment No. 9 to Schedule 13G filed by Capital Research Global Investors with the SEC on November 12, 2024. Amendment No. 9 provides that as of September 30, 2024, Capital Research has sole voting power with respect to 7,763,349 shares of the Company’s common stock and sole dispositive power with respect to 7,772,404 shares of the Company’s common stock. The address for Capital Research Global Investors is 333 South Hope Street, Los Angeles, CA 90071.

(20)
Based solely upon Amendment No. 10 to Schedule 13G filed by FMR LLC with the SEC on October 7, 2024. Amendment No. 10 provides that as of September 30, 2024, FMR has sole voting power and sole dispositive power with respect to 8,068,635 shares of the Company’s common stock. The address of FMR LLC is 245 Summer Street, Boston, MA 02210.

(21)
Based solely upon Amendment No. 12 to Schedule 13G filed by The Vanguard Group, Inc. with the SEC on February 13, 2024. Amendment No. 12 provides that as of December 31, 2023, Vanguard has shared voting power with respect to 92,673 shares of the Company’s common stock, sole dispositive power with respect to 7,731,162 shares of the Company’s common stock and shared dispositive power with respect to 298,446 shares of the Company’s common stock. The address for The Vanguard Group, Inc. is 100 Vanguard Boulevard, Malvern, PA 19355.

INSULET CORPORATION - 2025 Proxy Statement 23

Executive Officers
Executive officers are chosen by and serve at the discretion of the Board of Directors. Set forth below are the names and ages of our executive officers, as of April 28, 2025, along with certain biographical information for all but Ashley A. McEvoy, our President and Chief Executive Officer. For Ms. McEvoy’s biographical information, please see page 10.

Name	Position
Ashley A. McEvoy	Director, President and Chief Executive Officer
Eric Benjamin	Executive Vice President, Chief Product and Customer Experience Officer
Ana Maria Chadwick	Executive Vice President, Chief Financial Officer and Treasurer
Laetitia Cousin	Senior Vice President, Regulatory Affairs, Quality Assurance and Compliance
John Kapples	Senior Vice President and General Counsel
Dan Manea	Senior Vice President and Chief Human Resources Officer
Prem Singh	Senior Vice President, Global Operations

Age 42 Joined Insulet in 2015
Eric Benjamin
Executive Vice President, Chief Product and Customer Experience Officer

Mr. Benjamin has served as our Chief Product and Customer Experience Officer since July 2023. From March 2022 to June 2023, he served as Executive Vice President, Innovation, Strategy and Digital Products, and from February 2020 to March 2022, he served as Senior Vice President, Innovation and Strategy. He served in other roles of increasing responsibility since joining Insulet in May 2015, including, Senior Vice President, R&D, New Product Development and Commercialization; Vice President, Procurement and Supplier Development; and Director, Business Development. Prior to joining Insulet, Mr. Benjamin held roles of increasing responsibility spanning R&D, Manufacturing, and Quality with Abbott Laboratories. He earned a Bachelor of Science in Industrial Engineering and Operations Research from the University of California at Berkeley, a Master of Engineering in Bioengineering from the University of California at San Diego, and a Master of Business Administration from Harvard Business School.

Age 50 Joined Insulet in 2024
Ana Maria Chadwick
Executive Vice President, Chief Financial Officer and Treasurer

Ms. Chadwick has served as Executive Vice President, Chief Financial Officer and Treasurer since April 2024. From January 2021 to March 2024 she served as Executive Vice President and Chief Financial Officer at Pitney Bowes Inc. From 2001 to 2021, she served in a variety of roles at GE Capital. Most recently, from 2019 to 2021, Ms. Chadwick was President and CEO of GE Capital Global Legacy Solutions, where, from 2016 to 2019, she served as CFO and Chief Operating Officer. From 2014 to 2016, she was Controller of GE Capital Americas and, from 2010 to 2014, she was CFO at GE Capital - Energy Financial Services. Ms. Chadwick has held several leadership positions of increasing responsibility within General Electric Company, including as Chief Operating Officer of Consumer Finance and Banking in Latin America and as CFO of GE Consumer Finance Switzerland and Vice President of Financial Planning and Analysis at GE Capital Card Services. Ms. Chadwick received her Bachelor of Arts degree in Economics from The American University in Washington, DC. She is a former member of both GE’s Hispanic Forum and Women’s Network. Ms. Chadwick serves on the board of LiveGirl, where she mentors and dedicates time to increasing opportunities for underprivileged girls. She has also served on the board of directors of Dollar General since August 2022.

24 INSULET CORPORATION - 2025 Proxy Statement

Age 49 Joined Insulet in 2022
Laetitia Cousin
Senior Vice President, Regulatory Affairs, Quality Assurance and Compliance

Ms. Cousin has served as our Senior Vice President, Regulatory Affairs, Quality Assurance and Compliance since December 2022. She brings to Insulet over 25 years of regulatory, quality, and clinical experience in the medical device industry. Prior to joining Insulet, from 2015 to 2022, Ms. Cousin led the Regulatory, Quality Compliance, Quality Operations and Environmental Health and Safety functions at SeaSpine Holdings Corporation, a global medical technology company. From 1999 to 2015, Ms. Cousin worked at NuVasive, Inc. serving as Vice President, Regulatory, Clinical Affairs, and Quality Assurance as well as similar roles with increasing levels of responsibility. She began her career at Tyco Healthcare as an R&D Associate. Ms. Cousin earned a Bachelor of Science in Biological Sciences from Florida Institute of Technology in Melbourne, Florida.

Age 65 Joined Insulet in 2019
John Kapples
Senior Vice President and General Counsel

Mr. Kapples has served as our Senior Vice President and General Counsel since March 2019 and Secretary from March 2019 to December 2021. From 2015 to 2019, he served as Vice President, General Counsel and Secretary at GCP Applied Technologies, Inc. From 2006 to 2015, Mr. Kapples served as Vice President and Corporate Secretary of Covidien plc, which was acquired by Medtronic plc in 2015. At Covidien, he was responsible for building the Company’s legal structure and governance framework, as well as advising on strategic transactions and global partnerships. From 1994 to 2006, Mr. Kapples served in various roles of increasing responsibility at Raytheon Company, including Assistant General Counsel and Secretary, and from 1985 to 1993 he was a Corporate Associate at Sullivan & Worcester LLP. Mr. Kapples earned both his Bachelor of Arts in English and his Juris Doctor from Georgetown University. He is a member of the Massachusetts Bar Association.

Age 58 Joined Insulet in 2020
Dan Manea
Senior Vice President and Chief Human Resources Officer

Mr. Manea has served as our Senior Vice President and Chief Human Resources Officer since May 2020. Prior to joining Insulet, he was at Novartis for 14 years where he served in various senior Human Resources positions at the global and regional level including Global Head of HR for Novartis Oncology. Most recently, he was the Country People & Organization Head for Novartis, U.S. Prior to joining Novartis, Mr. Manea held positions in HR at Eli Lilly across Europe, the U.S., and Middle East. He has broad expertise in talent acquisition, talent development, total rewards, and organizational design and strategic planning. Mr. Manea is a medical doctor and practiced medicine for several years in his native Romania. He earned a Master of Business Administration from Washington State University and the Romanian Academy of Economic Studies.

Age 48 Joined Insulet in 2021
Prem Singh
Senior Vice President, Global Operations

Mr. Singh has served as our Senior Vice President, Global Operations since January 2023. From December 2021 through December 2022, he served as our Group Vice President, Head of Global Supply Chain Operations where he provided supply chain leadership to ensure component availability and improved supply chain efficiency to increase capacity. Prior to joining Insulet, Mr. Singh served as Vice President of Operations and Quality for the Chromatography and Mass Spectrometry Division at Thermo Fisher Scientific Inc. where he played a leadership role in Operations and Quality. Previously, he spent 18 years at General Electric in various roles and his responsibilities increased within global operations and end-to-end supply chain. He also served as General Manager of Global Supply Chain Operations for GE Inspection Technologies. Mr. Singh earned a Bachelor of Science in Finance and Marketing from Boston College and he is a Certified Six Sigma Master Black Belt.

INSULET CORPORATION - 2025 Proxy Statement 25

Compensation Discussion and Analysis
Our Named Executive Officers for 2024
For purposes of the following Compensation Discussion and Analysis (“CD&A”) and executive compensation disclosures, the individuals listed below are referred to collectively as our “named executive officers.” They are our former principal executive officer, our principal financial officer, our former interim principal financial officer, and our three other most highly compensated executive officers (including our former Chief Technology Officer), based on fiscal 2024 compensation.
Our named executive officers for Fiscal 2024 are:

James Hollingshead	Former President and Chief Executive Officer (1)
Ana Chadwick	Executive Vice President, Chief Financial Officer and Treasurer
Eric Benjamin	Executive Vice President, Chief Product and Customer Experience Officer
John Kapples	Senior Vice President, General Counsel
Mark Field	Former Senior Vice President, Chief Technology Officer (2)
Lauren Budden	Group Vice President, Chief Accounting Officer, and Controller (former Interim Chief Financial Officer and Treasurer)

(1)	Mr. Hollingshead left the Company in April 2025.
(2)	Mr. Field left the Company in March 2025.
Executive Summary

  FISCAL 2024 BUSINESS AND FINANCIAL HIGHLIGHTS
Fiscal 2024 was another excellent year, as continued strong adoption of our Omnipod® 5 Automated Insulin Delivery (AID) System helped us exceed $2 billion in revenue for the first time in Insulet’s history, driving revenue growth of 22% - our ninth consecutive year of 20% or more revenue growth on a constant currency basis*. Our gross margin continued to expand in 2024, increasing 150 basis points from the prior year, and our net income increased $212 million, from $206.3 million to $418.3 million.

2024 Key Financial Highlights
Record Annual Revenue $2.1B (22% growth)	Gross Margin 69.8% (up 150 basis points)	Operating Margin 14.9% (up 190 basis points)
Net Income $418.3M (>100% growth)	Adjusted EBITDA* $457.3M (39% growth)	Cash and Cash Equivalents $953M (35% growth)
*
Constant currency revenue and adjusted EBITDA are non-GAAP measures. Reconciliations of these measures to the most directly comparable GAAP financial measures are provided in Annex A to this proxy statement.

In 2024, we continued successfully executing across our strategic imperatives and advancing our mission to improve the lives of people with diabetes around the world. In August 2024, Omnipod 5 was cleared for use by people with type 2 diabetes (ages 18 years and older), making it the first and only AID system FDA-cleared for both type 1 and type 2 diabetes management. We have an estimated 500,000 active global customers using Omnipod products, including an estimated 365,000 customers using Omnipod 5. In 2024, Omnipod 5 was the most-prescribed AID system in the U.S. and the number one insulin pump for new pump users in Europe. The continued rapid adoption of Omnipod 5 indicates that customers and clinicians recognize the benefits of this ground-breaking technology.
We continued to advance the Omnipod 5 platform with a cascade of innovation, fueled by data, to lead with growth in both the type 1 and type 2 markets in the U.S., and to drive increased access to Omnipod 5 through international expansion. We increased our sensor of choice offerings for Omnipod 5 in a number of markets and, in the United States, we fully launched the Omnipod App for iPhone, making Insulet the first and only company with an approved tubeless AID system with full control from compatible Android and iOS smartphones. We continued to accelerate our international growth in 2024, introducing Omnipod 5 in France as well as the Netherlands, and plan to bring Omnipod 5 to additional countries in 2025. In January 2025, we announced that Omnipod 5 is commercially available in Italy, Denmark, Finland, Norway, and Sweden.
In 2024, we also opened a 400,000 square foot manufacturing facility in Malaysia, further strengthening our global manufacturing and supply chain capabilities. Throughout the year, we also continued to drive increased awareness of, and access to, Omnipod and continued to successfully drive volume growth through the pharmacy channel.

26 INSULET CORPORATION - 2025 Proxy Statement

Our 2024 accomplishments demonstrate our team’s drive to improve the lives of people with diabetes by enabling them to enjoy simplicity, freedom, and healthier lives through our technology. Every day we drive to create better health outcomes for our customers, set new standards in the management of diabetes, and drive success across our organization. As we balance profitability and strategic investments across our innovation pipeline, sales and marketing capabilities, and global manufacturing operations, we continue to build upon our existing robust foundation for sustainable long-term growth.
Due to our strong financial and non-financial results for fiscal 2024, the annual incentive plan (“AIP”) funding level for payouts under the 2024 AIP to our named executive officers was established at a performance level of 177.8%. This result was driven in large part by our annual revenue for the year and bolstered by our increased new customer starts, robust innovation pipeline and focus on the development of our people and culture living within our evolved operating model.

  FISCAL 2024 COMPENSATION HIGHLIGHTS
The Talent and Compensation Committee of our Board of Directors (the “Committee”) has adopted an integrated executive compensation program that is intended to align our named executive officers’ interests with those of our shareholders and to promote the creation of shareholder value without encouraging excessive or unnecessary risk-taking. The Committee believes the executive compensation program has played a significant role in our ability to attract, motivate and retain an experienced, successful executive team. Our ability to attract, motivate and retain exceptional talent has been particularly important as we continued to implement our new operating model during 2024.
In establishing the executive compensation program for 2024, the Committee continued to focus on pay for performance and competitive pay, with a focus on total direct compensation.
Emphasis on Performance-Based Total Direct Compensation
Total direct compensation includes three major components: base salary, annual incentive compensation and long-term equity awards, all of which are designed to work together to drive a complementary set of behaviors and outcomes. In balancing these elements, the Committee has tied a majority of our named executive officers’ compensation to key performance measures that contribute to or reflect shareholder value. Specifically:
•	an annual incentive cash compensation program that is tied to the Company’s attainment of objective pre-established financial and strategic performance metrics; and
•	long-term equity awards consisting of stock options, restricted stock units (“RSUs”), and performance share units (“PSUs”) tied to financial metrics measured over a three-year performance period.
The charts below illustrate, for fiscal 2024, the distribution of value among the three elements of direct compensation - base salary, target annual incentive awards and target long-term equity incentive awards − for our former Chief Executive Officer and, on average, for the other named executive officers. The components of the long-term equity incentive awards are also illustrated.

Of target total direct compensation, 92% of our former Chief Executive Officer’s compensation, and, on average, 81% of our other named executive officers’ compensation was variable, either because it was subject to performance goals, or to fluctuations in stock price, or both. In addition, 83% of our Chief Executive Officer’s target compensation was long-term, while 70% of the target annual compensation of our other named executive officers, on average, was long-term.

INSULET CORPORATION - 2025 Proxy Statement 27

Performance Measures Link to Strategy
In setting performance measures for the incentive compensation plans, the Committee first considers the Company’s strategy, contemplating the Company’s long- and short-term goals and how those goals are measured. As the Company has been focused on growth, and, increasingly, profitability, the Committee determined that using the measures of adjusted revenue and adjusted earnings before interest and taxes (EBIT) continued to be appropriate for the incentive compensation plans. These are non-GAAP measures that are used by management to facilitate its operational decision-making and provide key insights into the Company and management’s achievements.
Balanced Approach to Long-Term Incentives
The Committee takes a balanced approach to long-term incentives, and for fiscal 2024 annual grants:
•	Determined that long-term equity incentive awards for executive officers, other than the CEO, would continue to be allocated 50% to PSUs, 25% to RSUs and 25% to stock options, as in fiscal 2023.
•	Determined that long-term equity incentive awards for the CEO would continue to be allocated 60% to PSUs, 20% to RSUs and 20% to stock options, as in fiscal 2023.
•	Utilized adjusted revenue and adjusted EBIT as performance measures for PSUs awarded as long-term equity incentive compensation.
•	Approved grants of stock options, RSUs and PSUs in alignment with our compensation philosophy and program.
Enhanced Stock Ownership Policy Requirements
In May 2024, pursuant to the recommendation of the Committee, the Board approved an increase in the minimum stock ownership value requirement for the CEO, executive officers and the members of the Board.
•	CEO – increased from three times salary to six times salary
•	Executive officers – increased from one times salary to three times salary
•	Members of the Board – increased from three times the annual cash retainer to five times the annual cash retainer

  LOOKING AHEAD TO 2025
The Committee has made several decisions relating to executive pay for 2025, including:
•	Increasing base salaries for named executive officers, with increases ranging from 3.0% to 4.5% based on individual performance and market competitiveness.
•	Adjusting the weighting of the AIP performance measures
○	Increase the weighting of adjusted EBIT from 20% to 30%
○	Decrease the weighting of the strategic performance measures from 20% to 10%;
○	Focus on one strategic performance measure - new customer starts - rather than three, effectively increasing the weighting of new customer starts from 6.7% to 10%
•
Maintained 2025 long-term incentive plan grant values based on 2024 performance, anticipated future performance and market competitiveness of compensation, continuing to reward performance and drive retention.

•
Determined to add a relative total shareholder return (TSR) +/- 25% modifier to PSUs to provide an external performance measure and link executive compensation directly to the creation of stockholder value.

  SHAREHOLDER ENGAGEMENT AND “SAY-ON-PAY”
Each year, the Company holds an advisory “say-on-pay” vote. At our 2024 Annual Meeting of Shareholders, we presented our shareholders with a proposal to approve, on an advisory basis, the compensation of our named executive officers as disclosed in our 2024 proxy statement. Approximately 96% of the shares voted on this proposal were cast in 2024 in support of our 2023 executive compensation program. While the Committee viewed the results of the “say-on-pay” vote as broad shareholder support for our executive compensation programs, the Committee does, and will continue to, consider the results of shareholder advisory votes on executive compensation when making future decisions relating to our executive compensation programs and compensation for named executive officers. During fiscal 2024, we continued to engage with our shareholders, meeting to discuss a variety of corporate governance topics, with particular focus on ESG matters.

28 INSULET CORPORATION - 2025 Proxy Statement

  POLICIES AND PRACTICES TO SUPPORT EFFECTIVE GOVERNANCE
The Company is committed to best practices in compensation governance. The following aspects of the Company’s compensation program reinforce that commitment:

What We Do		What We Don’t Do
✔	Solicit shareholder feedback on our programs	✘	No employment agreements with executives
✔	Use performance-contingent equity	✘	No excise tax gross up provisions
✔	Set robust stock ownership guidelines	✘	No defined pension benefit programs
✔	Have “double trigger” change-in-control benefits	✘	No significant executive perquisites
✔	Have compensation recoupment (“clawback”) policy	✘	No cash severance in excess of 2x salary and bonus
✔	Include caps on annual incentive payments	✘	No hedging or pledging of Company securities
✔	Use multiple financial and strategic measures to determine incentive payouts	✘	No “single trigger” change-in-control benefits
✔	Engage independent advisors
✔	Conduct an annual compensation risk assessment

Executive Compensation Philosophy
The Committee believes that our executive compensation strategy and philosophy are directly aligned with our goal of delivering consistent growth in shareholder value. In furtherance of that goal, we have designed our compensation programs with the following core beliefs:
•	Exceptional talent is needed to realize our significant market opportunity and to drive long-term sustainable growth;
•	High-caliber talent has a profound impact on business results;
•	Highly competitive compensation is needed to attract and retain proven talent; and
•	A significant emphasis should be placed on pay-for-performance, utilizing performance-based variable compensation programs.
The Company has adopted compensation programs that are designed to attract, motivate, and retain the exceptional talent necessary to achieve our long-term strategic objectives and continue to grow our business at a higher rate than our peers. Because we consider “pay-for-performance” to be an over-arching design principle across our compensation programs, the majority of compensation payable to our named executive officers is performance-based.
When establishing compensation for our named executive officers, we strive to set overall target total direct compensation at a competitive level by comparing like roles with peer companies. Individual named executive officers may be compensated above or below the median of the market based on factors such as experience, performance, scope of position, internal equity, and the competitive demand for proven talent. Our programs are also designed to provide the necessary flexibility to address individual circumstances that may arise during the executive recruiting process.
2024 Compensation Elements and Decisions
When setting compensation for named executive officers, the Committee focuses on target total direct compensation. Target total direct compensation includes three major components, base salary, annual incentive compensation and long-term equity awards, all of which are designed to work together to drive a complementary set of behaviors and outcomes.
•
Base Salary. Base salary is intended to provide a fixed compensation amount to each named executive officer related to the performance of core job responsibilities. Base salary reflects the market value of the named executive officer’s role, with differentiation for individual capability and experience.

•
Annual Incentive Compensation. Annual incentive compensation in the form of a market-competitive, performance-based cash bonus, is designed to focus our named executive officers on pre-set financial and strategic objectives each year and drive specific behaviors that foster short- and long-term growth and shareholder value.

•
Long-Term Equity Incentive Awards. Long-term incentive compensation generally consists of grants of stock options, RSUs and PSUs. The Committee designs our long-term incentive compensation awards to align the interests of named executive officers with the interests of our shareholders in long-term growth, reward executives for shareholder value creation, recognize executives for their contributions to the Company and promote retention.

In addition to receiving direct compensation, named executive officers also participate in various employee benefit programs, as described in the “Other Benefits” section of this CD&A.

INSULET CORPORATION - 2025 Proxy Statement 29

  2024 COMPENSATION DECISIONS
Base Salary
Base salary, which represented only 8% of our former Chief Executive Officer’s target total direct compensation and, on average, 19% of target total direct compensation of our other named executive officers, is reviewed on an annual basis relative to competitive benchmarking, position scope, performance, and contributions for the prior year.
In February 2024, the Committee approved the following base salaries for fiscal 2024 for our named executive officers:

Executive Officer	2024 Base Salary	2023 Base Salary	Increase
James Hollingshead	$950,000	$850,000	12%
Ana Chadwick(1)	$630,000	—	—
Eric Benjamin	$550,000	$500,000(3)	10%
John Kapples	$510,000	$463,000	10%
Mark Field	$470,000	$450,000(4)	4%
Lauren Budden(2)	$410,000	$394,385	4%

(1)	Ms. Chadwick joined the Company in April 2024, and her annual base salary for 2024 was set at $630,000 when she was hired.
(2)	Ms. Budden served as Interim Chief Financial Officer and Treasurer from October 2023 through April 2024.
(3)	Mr. Benjamin’s salary increased on July 1, 2023 from $450,000 to $500,000 in connection with his promotion to Chief Product and Customer Experience Officer.
(4)	Mr. Field’s salary increased on July 1, 2023 from $410,000 to $450,000 in connection with his promotion to Senior Vice President, Chief Technology Officer.
For fiscal 2024, the Committee reviewed the base salaries payable to our named executive officers with consideration of market positioning as well as individual performance and determined that a merit increase based on individual performance was appropriate. Additionally, base salary increases for Messrs. Hollingshead, Benjamin, Kapples and Field were higher than the Company’s standard merit increase to recognize individual performance and address gaps identified to the market 50th percentile.
Annual Incentive Compensation
Annual incentive compensation supports the Committee’s pay-for-performance philosophy and aligns individual goals with Company goals. Under our Annual Incentive Compensation Plan (“AIP”), named executive officers have the opportunity to earn a performance-based cash bonus based on the achievement of corporate and individual goals. The Committee, with input from its independent compensation consultant, structured the 2024 AIP as follows:
•
Established Payout Opportunities. At the beginning of the fiscal year, the Committee established the individual target awards for each named executive officer, expressed as a percentage of base salary in an amount determined by the Committee to be aligned with competitive market and internal equity considerations.

•
Determined Performance Objectives. At the beginning of the fiscal year, the Committee established financial performance measures and goals as well as non-financial, strategic measures and goals covering commercial, operational and organizational areas. The Committee determined the metrics being assessed as well as performance targets for each metric, threshold performance requirements to earn an award (50% of target), and performance requirements to earn a maximum award (200% of target). The 2024 AIP payouts were based 80% on financial goals and 20% on these strategic goals.

•
Confirmed Financial Performance and Achievement of Strategic Goals, and Approved Awards. After the close of the fiscal year, the Committee reviewed a report from management regarding Company performance against the pre-established financial performance goals, performance against the pre-established commercial, operational, and organizational goals and issued final awards based on this performance. When appropriate, the Committee can exercise negative discretion with respect to the awards.

2024 AIP Target Payout Opportunities. The fiscal 2024 AIP targets for our named executive officers, which is a percentage of their base salaries, were established by the Committee as follows:

Executive Officer	2024 AIP Target
James Hollingshead	125%
Ana Chadwick	70%
Eric Benjamin	70%
John Kapples	60%
Mark Field	70%
Lauren Budden	45%(1)

(1)
In connection with also serving as Interim Chief Financial Officer and Treasurer through April 2024, Ms. Budden’s AIP target bonus opportunity was increased to 60% of her base salary, on a pro-rata basis based on the number of days served in these additional roles in 2024.

30 INSULET CORPORATION - 2025 Proxy Statement

2024 AIP Performance Metrics. The Committee established 2024 AIP performance metrics based on key components of our 2024 annual budget, the Company’s overall strategy, and after consideration of representative measures of overall corporate performance during the year. After considering various plan design alternatives, the Committee approved the use of the two financial measures used in the prior fiscal year, Adjusted Revenue and Adjusted Earnings Before Interest and Taxes (“EBIT”). As in 2023, for 2024, the Committee approved the use of three strategic measures covering commercial, operational and organizational areas. 80% of the 2024 AIP award is based on financial measures and 20% is based on strategic measures, as discussed below.
•
Two Financial Measures (80%). As in 2023, the Committee determined to utilize Adjusted Revenue and Adjusted EBIT as they are consistent with our strategic objectives of top-line growth and continued profitability. For 2024, sixty percent (60%) of the award is based on Adjusted Revenue and twenty percent (20%) of the award is based on Adjusted EBIT.

For purposes of the AIP, Adjusted Revenue and Adjusted EBIT are calculated as follows:
•
Adjusted Revenue (60%) – annual revenue as reported in the Company’s publicly-filed financial statements, adjusted to exclude variances attributable to fluctuations in foreign exchange rates (i.e., constant currency basis).

•
Adjusted EBIT (20%) – annual operating income as reported in the Company’s publicly-filed financial statements, adjusted to exclude (i) variances attributable to fluctuations in foreign exchange rates (i.e., constant currency basis); (ii) the impact of mergers and acquisitions; (iii) changes in accounting policies and accounting reclassifications; (iv) significant and/or extraordinary items that are not indicative of core operating performance; (v) items identified as non-GAAP in the Company’s quarterly earnings announcements; and (vi) other discrete items that may result in an unintended gain or loss under the AIP.

•
Three Strategic Measures (20%). As in 2023, the Committee determined to utilize a commercial goal (new customer starts), an operational goal (innovation pipeline), and an organizational goal (people and culture), with 6.7% of the award based on each of these three goals.

•
New Customer Starts (6.7%) – measures customers new to Insulet and does not include customers who convert from one Insulet product to another. New customer starts, a key metric to gauge commercial success, are critical to building our customer base, which is the primary driver of our annuity model.

•
Innovation Pipeline (6.7%) – relates to achievement of four innovation milestones relating to Omnipod 5: (i) U.S. full market release with additional sensor compatibility; (ii) UK and Netherlands limited market release with additional sensor compatibility; (iii) France full market release; and (iv) FDA submission for type 2 indication. Delivering innovation is a core component of our strategic plan, and customer-focused innovation is central to everything we do.

•
People and Culture (6.7%) – related to defining culture and values and launching across the Company and implementing a new performance rating system. Our people are our most valuable asset and the source of our innovation and success. Creating an environment to foster growth, development and innovation is designed to further our ability to attract and retain the best talent to enable us to serve our customers most successfully.

Achievement of these goals is designed to further the Company’s mission to simplify and improve life for people with diabetes while continuing to enhance an inclusive and inspiring Company culture as well as deliver value to shareholders over the long-term. Additionally, our strategic performance goals underscore our, and our shareholders’, focus on ESG matters.
2024 AIP Performance Targets and Results. In addition to setting the performance metrics at the beginning of the fiscal year, the Committee established threshold, target, “stretch goal” and maximum performance levels for each performance metric. As in the prior year, the payout applicable to the Adjusted Revenue metric would be capped at one hundred seventy-five percent (175%) if Adjusted EBIT did not attain at least threshold performance.

INSULET CORPORATION - 2025 Proxy Statement 31

The following tables summarize the performance goals, results, and payout factors for the 2024 AIP.
Financial Performance Measures

Financial Measure	Weighting	Threshold (50%)	Target (100%)	Stretch Goal (130%)	Maximum (200%)	Actual Performance Result(1)(2)	Performance to Target	Payout %	Weighted Payout Factor
dollars in millions
Adjusted Revenue	60.0%	$1,805	$1,953	$2,000	$2,101	$2,074	106%	181%	108.7%
Adjusted EBIT	20.0%	$189	$236	$266	$318	$307	130%	185%	36.9%

(1)
Pursuant to the methodology described above regarding the calculation of Adjusted Revenue and Adjusted EBIT, the amounts listed in the “Actual Performance Result” column reflect adjustments to reported Revenue and EBIT attributable to fluctuations in foreign exchange rates (i.e., to report such amounts on a constant currency basis). In addition, Adjusted EBIT excludes $3.9 million of unrealized loss on investment.

(2)	The payout curve has a linear progression between 50% and 100% performance, between 100% and 130% performance, and between 130% and 200% performance.
Strategic Performance Measures

Strategic Measure	Weighting	Performance to Target	Payout %	Weighted Payout Factor
New Customer Starts	6.7%	111%	152%	10.1%
Innovation Pipeline	6.7%	200%	200%	13.3%
People/Culture	6.7%	130%	130%	8.7%

In addition to consistently strong financial performance during 2024, the Company also achieved a number of critical milestones related to the AIP strategic performance measures. The number of New Customer Starts in 2024 exceeded the target level and we achieved all of our innovation goals, either on time or ahead of schedule. The People/Culture goals included defining and rolling out Insulet’s culture and values, first to the leadership team and then to the entire organization. In addition, a new performance rating system designed to measure both the “what” and the “how” was introduced. Successful completion of these initiatives firmly establishes and reinforces the organization’s ways of working.
The financial and strategic performance achievements during 2024 resulted in an Overall Payout Factor for the FY24 AIP of 177.8%
Overall Payout Factor

	Weight	Weighted Payout Factor
Financial	80%	145.6%
Strategic	20%	32.1%
Overall Payout Factor		177.8%

2024 AIP Payout – Payout Factor. In determining the actual amount of the 2024 AIP incentive bonus for the named executive officers, the Committee multiplied each named executive officer’s target award by the FY24 Overall Payout Factor of 177.8% described in the above table.
The table below lists the 2024 AIP incentive bonus that the Committee awarded to each named executive officer for fiscal 2024.

Executive Officer	2024 AIP Payout
James Hollingshead	$2,111,375
Ana Chadwick	$544,155(1)
Eric Benjamin	$684,530
John Kapples	$544,068
Mark Field	$584,962
Lauren Budden	$384,354

(1)	Pro-rated based on the number of days Ms. Chadwick was employed during 2024.

32 INSULET CORPORATION - 2025 Proxy Statement

Long-Term Incentive Compensation
The Committee uses long-term incentive compensation in the form of equity awards to deliver competitive compensation that recognizes executives for their contributions to the Company and aligns the interests of named executive officers with shareholders by focusing them on long-term growth and stock performance. To foster this alignment, the Company maintains a stock ownership policy that requires all of our named executive officers to hold at least one-half of the net shares received upon the vesting or exercise of Company equity awards until their applicable share ownership guideline is met.
The Committee views long-term incentives as a significant element of total remuneration at the executive level and a crucial component of the Company’s total rewards compensation package. The Committee reviewed the Company’s long-term incentive program structure when designing the Company’s 2024 annual equity award, with input from its independent compensation consultant.
•	Based on this evaluation, the Committee determined that the long-term incentive vehicles of stock options, RSUs and PSUs continued to serve the Company well.
•
With respect to the allocation of the total award value among the various long-term incentive vehicles, the Committee determined that it would be appropriate to continue to allocate significant value to performance-based awards, with the former Chief Executive Officer receiving a heavier allocation than other named executive officers to further align his interests with those of shareholders.

•
The Committee also evaluated the vesting schedule for each long-term incentive vehicle, taking into consideration current market practices and the Company’s life-cycle stage. Based on this evaluation, the Committee determined that the previously adopted vesting period for RSUs, PSUs and stock options remained appropriate.

2024 Annual Long-Term Incentive Award Allocation

•
PSUs. 60% of the award value for Mr. Hollingshead / 50% for the other named executive officers was allocated to PSUs, with performance-based vesting after a three-year period based on Adjusted Revenue and Adjusted EBIT.

•	RSUs. 20% of the award value for Mr. Hollingshead / 25% for the other named executive officers was allocated to RSUs with a three-year ratable vesting period.
•	Stock Options. 20% of the award value for Mr. Hollingshead / 25% for the other named executive officers) was allocated to stock options with a four-year ratable vesting period.
The Committee considered these allocations appropriate, as performance-orientation is reflected in PSUs (which only have value if the Company achieves certain pre-determined financial goals) and stock options (which only have value to the extent the Company’s stock price increases from the stock price on the grant date), while grants of RSUs allow the program to support long-term retention.
PSU Design. When establishing the plan design for the PSU awards issued as part of the Company’s 2024 annual equity award, the Committee reviewed the fiscal 2023 PSU performance metrics and weightings (adjusted revenue – 70%; adjusted EBIT – 30%) in light of the Company’s long-term business strategy and fiscal 2024 strategic imperatives. The Committee considered the evolution of the plan design for previously granted PSU awards, noting the shift from gross profit to adjusted EBIT in 2019, as the company’s continued focus on long-term profitability grew.
The Committee determined that with the Company’s continued focus on growth, adjusted revenue and adjusted EBIT remained the appropriate metrics for 2024 awards. When making its determinations, the Committee considered that the use of both adjusted revenue and adjusted EBIT in the PSU awards issued as part of the Company’s 2024 annual equity award harmonized the long-term incentive compensation metrics with the 2024 AIP financial performance metrics. The Committee determined that the differing performance periods (one-year versus three-year) and the significance of these two metrics, given the Company’s business strategy and shareholder feedback, warranted their continued use.

INSULET CORPORATION - 2025 Proxy Statement 33

PSU Performance Payout Factor. The fiscal 2024 PSU award performance factor is determined as follows:

Three-Year (2024-2026) Cumulative Adjusted Revenue(1) (Weighted 70%)	Performance as a Percentage of Adjusted Revenue Target	Payout Factor(2)
Maximum	110%	200%
Stretch Goal	104.5%	130%
Target	100%	100%
Threshold	90%	50%
Below Threshold	Less than 90%	0%

Three-Year (2024-2026) Cumulative Adjusted EBIT(1) (Weighted 30%)	Performance as a Percentage of Adjusted EBIT Target	Payout Factor(2)
Maximum	115%	200%
Stretch Goal	104.5%	130%
Target	100%	100%
Threshold	85%	50%
Below Threshold	Less than 85%	0%

(1)
The three-year cumulative adjusted revenue and adjusted EBIT goals were based upon our strategic plan and were set at a level consistent with and necessary to achieve the Company’s strategic goals of enhanced top-line growth and profitability, with the stretch revenue target based on a three-year compound annual growth rate of 19.0%. The Committee viewed the goals as challenging but achievable.

(2)
The payout factor is prorated on a straight-line basis (i.e., by linear interpolation) for performance that falls between the performance targets set forth in the table above. In addition, the payout factor cannot exceed 200% under any circumstances.

Fiscal 2024 Award Values. When setting long-term incentive compensation for named executive officers, the Committee employed the process described in the “Compensation Decision Making Process” section of this CD&A. After the Committee established a dollar value for each named executive officer’s fiscal 2024 annual equity award, that dollar value was then allocated between stock options, RSUs and PSUs, with the exact number of RSUs and PSUs being calculated based on the closing price of a Company share on the grant date and the exact number of stock options based on such closing price and the applicable Black-Scholes ratio. The dollar value allocated to PSUs represents the target value of such award.
The table below lists the fiscal 2024 annual equity award values approved by the Committee for each named executive officer.

Executive Officer	2024 Annual Equity Award Value(1)
James Hollingshead	$10,250,000
Ana Chadwick	$2,500,000(2)
Eric Benjamin	$2,700,000
John Kapples	$1,650,000
Mark Field	$2,200,000
Lauren Budden	$600,000

(1)
The amounts in the table above differ slightly from the grant date fair value of the awards reported in the Grants of Plan-Based Awards Table. This is because the amounts in the above table are the dollar amounts awarded by the Committee, while the grant date fair value of each award reported in the Grants of Plan-Based Awards Table is the award value for accounting purposes. The award value for accounting purposes for stock options is calculated by application of the Black-Scholes option pricing model. Does not include an additional equity award of $200,000 for each of Messrs. Benjamin, Kapples and Field and Ms. Budden made in conjunction with the annual grant. The allocation of this additional award value between PSUs, RSUs and options is the same as for the annual grant.

(2)	Ms. Chadwick’s annual award, which was granted effective May 1, 2024, was 50% PSUs and 50% RSUs. The amount in the table above does not include Ms. Chadwick’s $1,000,000 RSU sign-on equity award.

34 INSULET CORPORATION - 2025 Proxy Statement

Vesting of Fiscal 2022 PSU Awards
In fiscal 2022, the Company issued PSU awards with a three-year performance period ending in fiscal 2024. Payouts under these PSU awards were based upon the Company’s achievement of adjusted revenue (weighted 70%) and adjusted EBIT (weighted 30%) during the 2022, 2023, and 2024 fiscal years. During the three-year performance period, the Company increased adjusted revenue significantly, achieving $5,151 million in adjusted revenue over the performance period. The Company also achieved $668 million in adjusted EBIT over the performance period, which was above the threshold level required for payout, but below the target for this metric. This performance represents an achievement of 131% and 38% of target adjusted revenue and adjusted EBIT performance, respectively. Based on this achievement, the Committee certified payouts pursuant to the fiscal 2022 PSU awards at 169%.
2022 PSU Awards

Financial Measure	Weighting	Performance to Target	Payout %	Weighted Payout Factor
Adjusted Revenue	70%	113%	187%	131%
Adjusted EBIT	30%	123%	128%	38%
			Final Payout	169%

Executive Changes
From October 2023 to April 2024, Ms. Budden assumed the role of Interim Chief Financial Officer and Treasurer in addition to her existing roles as Group Vice President, Chief Accounting Officer and Controller. In connection with her additional responsibilities, the Company entered into a Letter Agreement with Ms. Budden pursuant to which she received an allowance of $70,000 per year, prorated for the number of days she served as Interim Chief Financial Officer and Treasurer, and her AIP target bonus opportunity was increased from 45% of base salary to 60% of base salary, also prorated for the number of days she served in the roles of Interim Chief Financial Officer and Treasurer. The Committee approved treating this prorated allowance as base salary for purposes of calculating Ms. Budden’s AIP payout.
Ms. Chadwick joined the Company in April 2024 as Executive Vice President, Chief Financial Officer and Treasurer. Pursuant to the terms of her offer letter, in addition to her base salary, her annual cash incentive target, and the annual long-term incentive grant noted above, effective May 1, 2024, Ms. Chadwick received a sign-on equity award with a value of $1,000,000, issued in RSUs with ratable vesting over a three-year period. In addition, Ms. Chadwick received a one-time cash signing bonus of $125,000, which must be repaid if she voluntarily leaves the Company within one year of her hire date.
Mr. Field left the Company in March 2025, and Mr. Hollingshead left the Company in April 2025.
Ms. McEvoy joined the Company in April 2025 as President and Chief Executive Officer. Pursuant to the terms of her offer letter, her initial annual base salary is $1,150,000, her annual target bonus opportunity is equal to 130% of her annual base salary, and she will receive a prorated annual equity award for fiscal year 2025 with a target aggregate grant date fair value of $10,000,000 as well as an employment inducement award with a target aggregate grant date fair value of $5,000,000. 60% of the prorated annual award and employment inducement award will be in the form of PSUs, subject to the vesting schedule, performance period (2025-2027), performance goals and other terms and conditions as the 2025 annual PSU awards previously granted to other executive officers of the Company; 20% of the awards will be in the form of RSUs, vesting ratably over a three-year period; and 20% of the awards will be in the form of stock options, vesting ratably over a four-year period.
Other Benefits
All full-time employees, including our named executive officers, may be eligible to participate in our employee benefit programs, including our employee stock purchase plan, retirement (401(k)) plan and health and welfare benefits.
Employee Stock Purchase Plan. We maintain a broad-based employee stock purchase plan, the Insulet Corporation Employee Stock Purchase Plan (“ESPP”), which provides eligible employees, including our named executive officers, with the opportunity to purchase Company shares. We believe that providing an employee stock purchase plan is consistent with our philosophy that compensation should align the interests of executive officers and shareholders and promote a long-term shareholder perspective. The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the U.S. Internal Revenue Code of 1986, as amended, and provides that eligible employees may make contributions through payroll deductions of up to ten percent (10%) of eligible compensation, which are used to purchase shares of stock at the end of each offering period. A participant’s right to purchase shares under the ESPP may not accrue at a rate that exceeds $25,000 of the fair market value of our common stock for each calendar year. The purchase price per share in any offering period will be eighty-five percent (85%) of the lower of the fair market value of the common stock on the first day or the last day of the applicable offering period. All of our eligible named executive officers participate in the ESPP, other than Mr. Kapples.
401(k) Plan. The Company maintains the Insulet Corporation 401(k) Profit Sharing Plan Trust, which is a tax-qualified defined contribution 401(k) plan that is available to all United States eligible employees (“401(k) Plan”). Under the 401(k) Plan, the Company matches fifty percent (50%) of the amounts that eligible employees elect to defer under such plan, up to the first 6% of the employee’s eligible pay. Employees who participate in the 401(k) are immediately vested in their contributions but must be credited with at least one year of service to become vested in Company matching contributions.

INSULET CORPORATION - 2025 Proxy Statement 35

Health and Welfare Benefits. As part of our overall compensation offering, our health and welfare benefits are intended to be competitive with peer companies. The health and welfare benefits that we provide to our named executive officers are offered to all of our eligible United States-based employees and include medical (including prescription drug), dental, vision, life insurance, flexible spending accounts, short- and long-term disability coverage, legal services, identity theft protection and credit monitoring, wellness and an employee assistance program.
Severance Plan. We maintain the Insulet Corporation Amended and Restated Executive Severance Plan (“Severance Plan”), pursuant to which benefits are payable to any named executive officer upon an involuntary termination of employment for any reason other than cause, disability or death. Our Chief Executive Officer is also entitled to benefits in the event of a good reason resignation pursuant to the terms of the Severance Plan. For this purpose, a “good reason resignation” is defined as a material adverse diminution in the Chief Executive Officer’s responsibilities, authorities or duties, a material reduction in the Chief Executive Officer’s base salary or a relocation of the Company’s offices to a location more than 50 miles away from the Chief Executive Officer’s current office. Benefits upon an involuntary termination (or, for the Chief Executive Officer, also for a good reason resignation) include:
•
For the Chief Executive Officer: (i) salary continuation payments equal to two times base salary, (ii) installment payments equal to two times target annual incentive cash award, (iii) a prorated payment of her annual incentive cash award, (iv) continued health and dental coverage at employee rates for a period of up to 24 months, and (v) reimbursement for outplacement services up to $25,000.

•
For Executive Vice Presidents and Senior Vice Presidents: (i) salary continuation payments equal to one times base salary, (ii) installment payments equal to one times target annual incentive cash award, (iii) a prorated payment of annual incentive cash award, (iv) continued health and dental coverage at employee rates for a period of up to 12 months, and (v) reimbursement for outplacement services up to $25,000.

•
For a Group Vice President: (i) salary continuation equal to one times base salary, (ii) continued health and dental coverage at employee rates for a period of up to 12 months, and (iii) reimbursement for outplacement services up to $15,000.

The Severance Plan also provides that benefits are payable to a named executive officer if, within two years after or 60 days before a change-in-control, the named executive officer either resigns for good reason or experiences an involuntary termination of employment for any reason other than cause, disability or death. In this event, severance benefits include:
•
For the Chief Executive Officer and all Executive Vice Presidents and Senior Vice Presidents: (i) a lump sum cash payment equal to (A) two times base salary, plus (B) two times the higher of the named executive officer’s target annual incentive plan bonus for the fiscal year in which the termination event occurs or the annual incentive plan bonus actually paid for the fiscal year which immediately precedes the fiscal year in which the termination event occurs; (ii) a prorated payment of the named executive officer’s annual incentive cash award; (iii) continued health coverage at employee rates for a period of up to 24 months; (iv) reimbursement for outplacement services of up to $25,000; and (v) full and accelerated vesting of all outstanding equity awards.

•
For the Group Vice President: (i) a lump sum cash payment equal to (A) one times base salary, plus (B) one times the higher of the named executive officer’s target annual incentive plan bonus for the fiscal year in which the termination event occurs or the annual incentive plan bonus actually paid for the fiscal year which immediately precedes the fiscal year in which the termination event occurs; (ii) a prorated payment of the named executive officer’s annual incentive cash award; (iii) continued health coverage at employee rates for a period of up to 12 months; (iv) reimbursement for outplacement services of up to $15,000; and (v) full and accelerated vesting of all outstanding equity awards.

The Severance Plan conditions payment of severance benefits upon the executive officer signing a severance agreement and release of claims against the Company.
Each of our named executive officers has also entered into an agreement with the Company covering non-competition, non-solicitation, non-disclosure and assignment. This agreement provides for protection of our confidential information, assignment to the Company of intellectual property developed by our executives and non-compete and non-solicitation obligations throughout employment and for a period of twelve (12) months thereafter.
Mr. Hollingshead and Mr. Field left the Company in April 2025 and March 2025, respectively. Each received the standard severance benefits described above.

  COMPENSATION DECISION MAKING PROCESS
A well-designed, implemented, and communicated executive compensation program is important to the success of our Company. As such, the Committee, with advisors, and management where appropriate, works throughout the year to monitor the effectiveness of the program design. To ensure the process is robust and effective, each group has a specific role in the process.
Talent and Compensation Committee
The Committee is responsible for the oversight of compensation and benefits payable to our named executive officers. All members of the Committee are independent. The Committee’s goal is to ensure our executive compensation programs and our business goals and talent acquisition strategy are appropriate and aligned with Company and shareholder interests.
The Committee annually reviews the compensation of our named executive officers by considering several factors, including roles and responsibilities, performance, our historical and anticipated future financial performance and the compensation practices of companies

36 INSULET CORPORATION - 2025 Proxy Statement

in our peer group. The Committee reviews compensation levels and makes all final compensation decisions for all named executive officers. Details of the Committee’s authority and responsibilities are specified in the Committee’s charter, which is available in the Corporate Governance section of the Company’s website at http://www.insulet.com.
Management
The Chief Executive Officer provides input and recommendations regarding compensation of named executive officers, other than herself, to the Committee. Where appropriate, members of the executive leadership team may provide information, context, or proposed recommendations regarding program design to the Committee. All final decisions affecting named executive officer compensation are made by the Committee, in its sole discretion, and outside of the presence of any impacted named executive officers.
Independent Compensation Consultant
The Committee retains an independent compensation consultant to assist it in structuring the Company’s compensation programs and in its deliberations. The Committee has sole authority to engage and retain the independent consultant and directly oversees the work and the compensation of the consultant. Pearl Meyer & Partners, LLC (“Pearl Meyer”), an independent executive compensation consulting firm, was the Committee’s independent consultant for 2024. Pearl Meyer’s role was to assist the Committee in reviewing our executive compensation programs and practices from a market perspective, and to provide opinion and guidance with respect to proposed actions or changes.
Factors Considered in Setting Compensation
The Committee takes a balanced approach in making compensation decisions, reflecting on internal as well as external factors as described below.
Internal Factors
In arriving at its decisions, the Committee takes into account several internal factors, including: (i) compensation strategy, philosophy, and core objectives; (ii) criticality of position; (iii) current and past compensation levels of named executive officers relative to compensation levels across the executive team; (iv) existing levels of stock and option ownership; (v) previous equity grants, associated vesting schedules and retentive value; and (vi) individual value factors specific to each named executive officer, including, but not limited to, experience, performance, leadership and expertise.
Market Factors and Benchmarking
When reviewing compensation programs and setting the compensation of our named executive officers, the Committee considers, in addition to the internal factors noted above, the compensation practices of specific peer companies as well as market data from general industry published surveys. For this purpose, the Committee, with the assistance of its independent compensation consultant, selected a peer group consisting of companies within a similarly situated industry (i.e., medical devices and medical technology) and which were of comparable size based on revenue and market capitalization.
The Committee reviews this peer group on an on-going basis, modifying it as circumstances warrant. In setting the compensation of our named executive officers, the Committee evaluates each executive’s compensation against the median market data for the respective position. However, the Committee does not strictly tie target compensation to any one type of peer group or survey data, but instead considers these in conjunction with internal factors as described below in determining the appropriate level of compensation for each executive.
To supplement peer company data where sufficient peer level information is not available, the Committee uses data from Aon’s Radford McLagan Compensation Database. This database includes compensation data from medical technology and life sciences companies. Pearl Meyer, where applicable, uses data specific to the Company in terms of industry, size, or geographic location when providing compensation benchmarking reports to the Committee.
The Committee reviews compensation with Pearl Meyer on an ongoing basis. Historically, each year the Committee has reviewed a comprehensive annual competitive assessment prepared by Pearl Meyer. During fiscal 2024, the Committee reviewed an analysis conducted by Pearl Meyer covering the competitiveness of base salaries, target bonus opportunities, and long-term incentive compensation for each of our named executive officers. The analysis determined that, on average, our named executive officers’ target total direct compensation was positioned within a reasonable market range for their respective positions. In addition, for prospective new hire candidates expected to have the title of Group Vice President or above, the Committee reviews information from the same benchmarking sources as a factor in the development of candidate compensation offers.

INSULET CORPORATION - 2025 Proxy Statement 37

Peer Group for Setting Fiscal 2024 Compensation
During fiscal 2023, the Committee, with the assistance of Pearl Meyer, reviewed the peer group for purposes of setting fiscal 2024 compensation. In conducting its review, the Committee considered the process employed for purposes of setting fiscal 2023 compensation and noted that the existing methodology and filtering criteria continued to serve the Company well and remained appropriate, with the added focus on evolving the peer group towards medical device companies. The Committee began with companies in specified industries, including medical device and supplies, life science tools and services, biotech/pharmaceuticals and technology (hardware and software). The Committee then considered companies in these industries that met specified size and growth criteria, applying qualitative considerations to prioritize and select companies that met the filtering criteria, with a focus on medical devices and medical technology companies. As a result of this analysis, for 2024, the Committee determined to remove Tandem Diabetes care and Teledoc from its peer group and also removed Abiomed due to its acquisition. The Committee considered additions to the peer group, determining that Hologic, Inc., Align Technology, Inc., IDEXX Laboratories, Inc., and Shockwave Medical, Inc. met the screening criteria and were good fits, resulting in an increased size of the peer group by one company.
The following table sets forth the peer group approved by the Committee for purposes of setting fiscal 2024 compensation along with the financial information and other measures analyzed for each.

Company	Revenue(1) (dollars in millions)	Market Capitalization as of July 1, 2023 (dollars in millions)	Price to Sales Ratio
Core Device and Supplies Companies
Align Technology, Inc.	$3,737	$27,059	7.2x
DexCom, Inc.	$3,198	$49,815	15.6x
Globus Medical, Inc.	$1,097	$5,974	5.4x
IDEXX Laboratories, Inc.	$3,514	$41,688	11.9x
Hololgic, Inc.	$4,038	$19,928	4.9x
Masimo Corporation	$2,187	$8,687	4.0x
NovoCure Limited	$508	$4,408	8.7x
ResMed Inc.	$4,223	$32,133	7.6x
Shockwave Medical, Inc.	$617	$10,453	17.0x
Teleflex Incorporated	$2,899	$11,369	3.9x

Broader Life Sciences Companies
Bio-Techne Corporation	$1,137	$12,852	11.3x
Exact Sciences Corporation	$2,301	$16,947	7.4x
Neurocrine Biosciences, Inc.	$1,673	$9,201	5.5x
Seagen, Inc.	$2,162	$36,087	16.7x

Technology Companies
Aspen Technology, Inc.	$1,044	$10,873	10.4x
Guidewire Software, Inc.	$880	$6,196	7.0x

50th Percentile	$2,174	$12,110	7.5x

Insulet Corporation	$1,465	$20,096	13.7x

(1)	Revenue is for the trailing twelve months as of the most recently disclosed quarter, generally June 2023.

38 INSULET CORPORATION - 2025 Proxy Statement

Compensation Governance

  STOCK OWNERSHIP POLICY
The Board of Directors has adopted a policy recommending that our named executive officers own a significant equity interest in the Company’s common stock. In May 2024, pursuant to the recommendation of the Committee, the Board approved an increase in the equity ownership value requirement for the CEO, executive officers and the members of the Board as follows:
•	CEO – increased from three times salary to six times salary
•	Executive officers – increased from one times salary to three times salary
•	Members of the Board – increased from three times the annual cash retainer to five times the annual cash retainer

Additionally, pursuant to the Stock Ownership Policy, all of our named executive officers are required to hold at least one-half of the net shares received upon the vesting or exercise of Company equity awards until their applicable share ownership guideline is met.

  RECOUPMENT (CLAWBACK) POLICY
Our compensation recoupment policy (the “Recoupment Policy”) provides that, if the Company is required to prepare an accounting restatement of its financial statements due to material non-compliance with any financial reporting requirement under U.S. securities laws, the Company will recover on a reasonably prompt basis the amount of any incentive-based compensation received by a covered executive (including former executives) during the recovery period that exceeds the amount that otherwise would have received had it been calculated based on the financial results reported in the restatement financial statements. The recovery period includes the three completed fiscal years immediately preceding the date the Company is required to prepare the accounting restatement and any transition period, as prescribed under Rule 10D-1 of the Exchange Act.
The Company may effect any recovery under the Recoupment Policy by requiring payment of such amount(s) to the Company by set-off, by reducing future compensation, or by such other means or combination of means as the Committee determines to be appropriate. The Company need not recover the excess amount of incentive-based Compensation if and to the extent that the Committee determines that such recovery is impracticable or not required under Rule 10D-1, including if the Committee determines that the direct expense paid to a third party to assist in enforcing this Policy would exceed the amount to be recovered.

  TIMING OF ANNUAL OPTION GRANTS
The Committee determines annual equity grants, including grants of stock options, at its meeting each February when it sets compensation for the year. This meeting may occur prior to the Company’s release of earnings and filing of its Annual Report on Form 10-K. In such cases, the effective date of the annual option grants – which determines the option exercise price – will be after the second full trading day following the Company’s release of earnings. This is generally the same date that the Company’s trading window opens. The Committee thus ensures that the market has had time to adjust to earnings news before the price of the options is set. Accordingly, the material, non-public information (earnings results) should not affect the value of this aspect of executive compensation. The Committee does not as a matter of practice take material non-public information into account when determining the timing and terms of option awards, and the Company has not timed the disclosure of material non-public information for the purpose of affecting the value of executive compensation.

  HEDGING AND PLEDGING POLICY
Our Insider Trading Policy prohibits employees and directors of the Company from engaging in hedging or similar arrangements with respect to the Company’s securities, including, without limitation, short sales and buying or selling puts, calls or other derivative securities (except for stock options granted by the Company). Pursuant to the Insider Trading Policy, employees and directors are also prohibited from holding Company securities in a margin account or otherwise pledging Company securities as collateral for a loan.

INSULET CORPORATION - 2025 Proxy Statement 39

  TAX AND ACCOUNTING CONSIDERATIONS
The Committee considers tax and accounting implications in determining executive compensation but retains flexibility to compensate its officers in accordance with the Company’s compensation philosophy. Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits the deductibility of compensation to $1 million per year for certain named executive officers of the Company. As a result, we expect that any compensation paid to our named executive officers in excess of $1 million generally will not be deductible.
Compensation Committee Report
We, the Talent and Compensation Committee of the Board of Directors of Insulet Corporation, have reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement, and, based on such review and discussion, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
Respectfully submitted by the Talent and Compensation Committee,
Elizabeth H. Weatherman (Chair)
Luciana Borio
Wayne A.I. Frederick
This Compensation Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other Company filing with the SEC, except to the extent that the Company specifically incorporates this Report by reference into another Company filing.
Compensation Risk Assessment
The Committee carefully considered whether our compensation policies and practices were reasonably likely to have a material adverse effect on the Company. It was the judgment of the Committee that the mix and design of our compensation plans and policies do not encourage management to assume excessive risks and are not reasonably likely to have a material adverse effect on the Company. In making this determination, the Committee considered several matters, including the following elements of our executive compensation plans and policies:
•	The Company’s base salary component of compensation does not encourage risk taking because it is a fixed amount;
•	The Company sets performance goals that it believes are reasonable in light of strong performance and market conditions;
•
The time-based vesting over three to four years for the Company’s long-term incentive awards ensures that the named executive officers’ interests align with those of its shareholders for the long-term performance of the Company;

•	The performance-based earning and time-based vesting of the PSU awards combine to align these awards with shareholder interests;
•
Assuming achievement of at least a minimum level of performance, payouts under the Company’s performance-based incentive plans result in some compensation at levels below full target achievement, rather than an “all or nothing” approach, the latter of which could engender excessive risk taking;

•
A majority of the payouts under the Company’s short-term incentive plan are based on multiple individual performance and Company-based metrics, which mitigates the risk of an executive over emphasizing the achievement of one or more individual performance metrics to the detriment of Company-based metrics;

•	Certain payouts under the Company’s short-term incentive plan include qualitative consideration, which restrain the influence of formulae or quantitative factors on excessive risk taking; and
•	Named executive officers are subject to stock ownership requirements.
Pay Ratio Disclosure
Under rules adopted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are required to calculate and disclose the total compensation paid to our median employee, as well as the ratio of the total compensation paid to the median employee as compared to the total compensation paid to our CEO.
For purposes of determining the pay ratio below as required by SEC rules, the Company determined that a new median employee was necessary given (1) the employee used for the past two consecutive years terminated employment in 2024; and (2) the Company’s overall headcount has grown considerably. To identify the median compensated employee, we used base salary, for all employees globally, converted to US Dollars. This consistently applied compensation measure allowed us to annualize the compensation of new hires over the course of the fiscal year.

40 INSULET CORPORATION - 2025 Proxy Statement

For our 2024 fiscal year:
•	the annual total compensation of the employee identified at median of our company of all our employees who were employed as of December 31, 2024, (other than our former CEO), was $96,785; and
•	the annual total compensation of our former CEO was $13,302,350, as detailed in the Summary Compensation Table on page 42.
Based on this information, for fiscal 2024, the ratio of the annual total compensation of our former CEO to the median of the annual total compensation of all employees (other than our former CEO) was estimated to be approximately 137 to 1.
The pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

INSULET CORPORATION - 2025 Proxy Statement 41

Executive Compensation Tables
The following tables and notes present the compensation provided to our former principal executive officer, principal financial officer, our former interim principal financial officer, and our three other most highly compensated executive officers, based on fiscal 2024 compensation. For a more complete understanding of each table, please read the notes following that table.
Summary Compensation Table
The information included in the Summary Compensation Table below reflects compensation of our named executive officers for the fiscal year ended December 31, 2024 (“fiscal 2024”) and, where applicable, the fiscal years ended December 31, 2023 (“fiscal 2023”) and December 31, 2022 (“fiscal 2022”).

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
(A)	(B)	(C)	(D)	(E)	(F)	(G)	(H)	(I)
James Hollingshead Former President and Chief Executive Officer (1)	2024	$930,769	—	$8,199,870	$2,049,986	$2,111,375	$10,350	$13,302,350
	2023	842,308	—	7,599,900	1,899,897	2,027,760	9,900	12,379,765
	2022	440,000	—	8,999,878	—	1,368,000	9,150	10,817,028
Ana Chadwick Chief Financial Officer and Treasurer	2024	411,923	$125,000	3,499,900	—	544,155	—	4,580,979
Eric Benjamin Executive Vice President, Chief Product and Customer Experience Officer	2024	540,385	—	2,174,891	724,920	684,530	10,350	4,135,076
	2023	469,231	—	1,499,805	499,912	661,296	9,900	3,140,144
	2022	418,846	—	1,199,840	399,942	518,900	9,824	2,547,352
John Kapples Senior Vice President and General Counsel	2024	500,962	—	1,387,278	462,438	544,068	10,350	2,905,096
	2023	461,077	—	1,087,200	362,451	552,266	9,900	2,472,894
	2022	448,436	—	1,087,347	362,448	417,457	9,674	2,325,362
Mark Field Former Senior Vice President, Chief Technology Officer (2)	2024	466,154	—	1,799,663	599,938	584,962	10,350	3,461,067
	2023	426,462	—	1,185,908	228,680	517,779	9,900	2,368,729
Lauren Budden Group Vice President, Corporate Controller and Chief Accounting Officer (former Interim Chief Financial Officer and Treasurer)	2024	406,997	—	599,832	199,887	384,354	35,008	1,626,079
	2023	403,388	—	524,531	124,892	393,037	15,289	1,461,137

(1)	Mr. Hollingshead left the Company in April 2025.
(2)	Mr. Field left the Company in March 2025.
Salary (Column C). For Ms. Chadwick, includes salary earned beginning her first day of employment, April 22, 2024 through the end of fiscal 2024. The salaries listed in this summary compensation table differ from the annual salary approved by the Talent and Compensation Committee due to the fact that the approved salaries became effective in February of the year in which approved.
Bonus (Column D). For Ms. Chadwick, a cash sign-on bonus, with such bonus subject to clawback should Ms. Chadwick leave the Company during the first twelve months of her employment.
Stock Awards (Column E) and Option Awards (Column F). Reflects the aggregate grant date fair value, computed in accordance with Accounting Standards Codification 718 (“ASC 718”), of stock option, restricted stock unit and PSU awards issued to each of our named executive officers during the 2022, 2023 and 2024 fiscal years, as applicable. Further information regarding the 2024 awards is included in the Fiscal 2024 Grants of Plan-Based Awards Table, the Outstanding Equity Awards at 2024 Fiscal Year-End Table and in the CD&A. The assumptions we used for calculating the grant date fair values are set forth in note 19 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024. These amounts do not represent the actual amounts paid to or realized by our named executive officers during the years ended December 31, 2024, December 31, 2023 or December 31, 2022. For the PSUs, the grant date fair value is based on our estimate of the probable outcome of the performance conditions applicable to each PSU award. At maximum performance, these PSU awards provide for a payout equal to two hundred percent (200%) of the target award. At maximum performance, the grant date fair value of the 2024 PSU awards is as set forth in the footnote to Columns F through H of the 2024 Grants of Plan-Based Awards Table. For more information regarding PSUs, see the “Long-Term Incentive Compensation” section in the CD&A.
Non-Equity Incentive Plan Compensation (Column G). Represents annual incentive cash awards paid to the named executive officers under our Annual Incentive Plan, based on Company performance in 2024. For information regarding the calculation of these awards, see the “Annual Incentive Compensation” section in the CD&A.

42 INSULET CORPORATION - 2025 Proxy Statement

All Other Compensation (Column H). Includes the aggregate dollar amount for each named executive officer of Company contributions to the Insulet Corporation 401(k) Profit Sharing Plan. For Ms. Budden, the amount also includes $24,658 paid in connection with her assuming the additional responsibilities of Interim Chief Financial Officer.
2024 Grants of Plan-Based Awards
The following table provides information concerning the annual cash incentive awards and equity incentive awards granted to each of our named executive officers in fiscal 2024.
•	“AIP” is the annual incentive cash award payable pursuant to our 2024 Annual Incentive Plan.
•	“PSUs” are restricted stock unit awards subject to performance-based vesting, which we refer to as performance unit awards.
•	“RSUs” are restricted stock unit awards subject to time-based vesting.
•	“Options” are nonqualified stock options subject to time-based vesting.

Name	Grant Date	Date of Committee Action	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All other Stock Awards: Number of Shares of Stock or Units (#)	All other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(A)	(B)		(C)	(D)	(E)	(F)	(G)	(H)	(I)	(J)	(K)	(L)
James Hollingshead
AIP			$593,750	$1,187,500	$2,375,000
PSUs	2/27/2024	2/26/2024				18,455	36,910	73,820				$6,149,944
RSUs	2/27/2024	2/26/2024							12,303			2,049,926
Options	2/27/2024	2/26/2024								29,475	$166.62	2,049,986
Ana Chadwick
AIP			153,025	306,049	612,098
PSUs	5/1/2024	2/22/2024				3,671	7,341	14,682				1,249,952
RSUs	5/1/2024	2/22/2024							13,214			2,249,948
Options
Eric Benjamin
AIP			192,500	385,000	770,000
PSUs	2/27/2024	2/26/2024				4,351	8,702	17,404				1,449,927
RSUs	2/27/2024	2/26/2024							4,351			724,964
Options	2/27/2024	2/26/2024								10,423	166.62	724,920
John Kapples
AIP			153,000	306,000	612,000
PSUs	2/27/2024	2/26/2024				2,776	5,551	11,102				924,908
RSUs	2/27/2024	2/26/2024							2,775			462,371
Options	2/27/2024	2/26/2024								6,649	166.62	462,438
Mark Field
AIP			164,500	329,000	658,000
PSUs	2/27/2024	2/26/2024				3,601	7,201	14,402				1,199,831
RSUs	2/27/2024	2/26/2024							3,600			599,832
Options	2/27/2024	2/26/2024								8,626	166.62	599,938
Lauren Budden
AIP			108,086	216,172	432,344
PSUs	2/27/2024	2/26/2024				1,200	2,400	4,800				399,888
RSUs	2/27/2024	2/26/2024							1,200			199,944
Options	2/27/2024	2/26/2024								2,874	166.62	199,887

Non-Equity Incentive Plan Awards (Columns C through E). Reflects threshold, target and maximum award amounts for fiscal 2024 pursuant to the 2024 Annual Incentive Plan. The actual amounts earned by each named executive officer pursuant to such awards are set forth in Column G of the Summary Compensation Table.
Equity Incentive Plan Awards – PSUs (Columns F through H). Reflects threshold, target and maximum award amounts for the FY24-FY26 performance cycle pursuant to PSUs issued as part of our fiscal 2024 annual equity awards. The actual amounts, if any, earned by each named executive officer pursuant to such awards are determined by the Committee at the end of the three-year performance cycle and are based upon the Company’s cumulative Adjusted Revenue and Adjusted EBIT during fiscal 2024, 2025 and 2026 as compared to a target level of performance for such performance period as established by the Committee on the grant date. At threshold performance, these PSU awards provide for a payout equal to fifty percent (50%) of the target award. At maximum performance, these PSU awards provide for a payout equal to two hundred percent (200%) of the target award. At maximum

INSULET CORPORATION - 2025 Proxy Statement 43

performance, the grant date fair value of these awards is $12,299,888 for Mr. Hollingshead, $2,499,904 for Ms. Chadwick, $2,899,854 for Mr. Benjamin, $1,849,815 for Mr. Kapples, $2,399,661 for Mr. Field, and $799,776 for Ms. Budden. For more information regarding PSUs, see the “Long-Term Incentive Compensation” section in the CD&A.
Equity Incentive Plan Awards – Other Stock Awards and Option Awards (Columns I and J). Reflects the number of shares underlying restricted stock unit awards and stock option awards, respectively, that were granted effective February 27, 2024 as part of our fiscal 2024 annual equity awards. Restricted stock unit awards vest one-third annually beginning on the first anniversary of the grant date and stock option awards vest one-quarter annually beginning on the first anniversary of the grant date.
Exercise Price of Option Awards (Column K). The exercise price for option awards is the closing price of our common stock on the grant date.
Grant Date Fair Value (Column L). The grant date fair value is generally the amount that the Company would expense in its financial statements over the award’s service period.

44 INSULET CORPORATION - 2025 Proxy Statement

Outstanding Equity Awards at 2024 Fiscal Year End
The following table provides information regarding outstanding stock option awards and unvested restricted stock unit and PSU awards held by each named executive officer as of December 31, 2024. Unless otherwise specified, the market value of outstanding stock awards in the table is calculated by multiplying the number of unvested stock units or PSUs by $261.07, the closing value of our stock on December 31, 2024, which was the last trading day of our 2024 fiscal year.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(A)	(B)	(C)	(D)	(E)	(F)	(G)	(H)	(I)
James Hollingshead	4,118(1)	12,357	$276.36	2/28/2033	7,233(2)	$1,888,319	36,671(3)	$9,573,779
	—(4)	29,475	166.62	2/27/2034	4,584(5)	1,196,745	41,250(6)	10,769,138
					12,303(7)	3,211,944	73,820(8)	19,272,187
Ana Chadwick					5,873(9)	1,533,264	14,682(8)	$3,833,030
					7,341(7)	1,916,515
Eric Benjamin	4,975(10)	—	46.22	2/22/2027	504(11)	131,579	5,107(3)	1,333,331
	5,246(12)	—	74.50	2/14/2028	1,206(5)	314,850	7,236(6)	1,889,103
	3,001(13)	—	92.11	2/26/2029	4,351(7)	1,135,916	17,404(8)	4,543,662
	2,618(14)	—	202.64	2/10/2030
	1,951(15)	651	279.69	2/17/2031
	2,080(16)	2,080	264.69	2/28/2032
	1,083(1)	3,252	276.36	2/28/2033
	—(4)	10,423	166.62	2/27/2034
John Kapples	5,278(13)	—	95.43	4/1/2029	457(11)	119,309	4,629(3)	1,208,470
	3,141(14)	—	202.64	2/10/2030	874(5)	228,175	5,246(6)	1,369,573
	2,439(15)	813	279.69	2/17/2031	2,775(7)	724,469	11,102(8)	2,898,399
	1,885(16)	1,885	264.69	2/28/2032
	785(1)	2,358	276.36	2/28/2033
	—(4)	6,649	166.62	2/27/2034
Mark Field	2,457(13)	—	109.32	6/3/2029	276(11)	72,055	2,792(3)	728,876
	1,483(14)	—	202.64	2/10/2030	552(17)	144,111	3,310(6)	864,142
	975(15)	326	279.69	2/17/2031	552(5)	144,111	14,402(8)	3,759,930
	1,137(16)	1,138	264.69	2/28/2032	1,156(18)	301,797
	495(1)	1,488	276.36	2/28/2033	3,600(7)	939,852
	—(4)	8,626	166.20	2/27/2034
Lauren Budden	1,397(13)	—	109.32	6/3/2029	142(11)	37,072	1,437(3)	375,027
	575(14)	—	202.64	2/10/2030	315(19)	82,237	1,808(6)	472,015
	536(15)	179	279.69	2/17/2031	302(5)	78,843	4,800(8)	1,253,136
	585(16)	585	264.69	2/28/2032	362(20)	94,507
	270(1)	813	276.36	2/28/2033	1,200(7)	313,284
	—(4)	2,874	166.62	2/27/2034

(1)
Represents stock options granted on February 28, 2023, as part of our fiscal 2023 annual equity awards, which vest twenty-five percent (25%) annually beginning on the first anniversary of the grant date.

(2)
Represents RSUs granted on June 1, 2022, as a sign-on award in connection with Mr. Hollingshead’s commencement of employment, which vest one-third annually, beginning on the first anniversary of the grant date.

(3)
Represents PSUs granted on February 28, 2022 (June 1, 2022 for Mr. Hollingshead), as part of our fiscal 2022 annual equity awards, which vested on February 17, 2025 following the Committee’s certification of performance results. The Company achieved between target and maximum performance for the three-year performance period ended December 31, 2024, resulting in vesting at 169% of target. For more information, see the “Vesting of Fiscal 2022 PSU Awards” section in the CD&A.

(4)
Represents stock options granted on February 27, 2024, as part of our fiscal 2024 annual equity awards, which vest twenty-five percent (25%) annually beginning on the first anniversary of the grant date.

(5)	Represents RSUs granted on February 28, 2023, as part of our fiscal 2023 annual equity awards, which vest one-third annually, beginning on the first anniversary of the grant date.

INSULET CORPORATION - 2025 Proxy Statement 45

(6)
Represents PSUs granted on February 28, 2023, as part of our fiscal 2023 annual equity awards, which vest after the end of the FY23-FY25 performance cycle (such performance cycle ends December 31, 2025) only to the extent that the Committee certifies that the applicable performance criteria have been satisfied. The amounts reported in this column are based on achievement of maximum performance.

(7)
Represents RSUs granted on February 27, 2024 (May 1, 2024 for Ms. Chadwick), as part of our fiscal 2024 annual equity awards, which vest one-third annually, beginning on the first anniversary of the grant date.

(8)
Represents PSUs granted on February 27, 2024 (May 1, 2024 for Ms. Chadwick), as part of our fiscal 2024 annual equity awards, which vest after the end of the FY24-FY26 performance cycle (such performance cycle ends December 31, 2026) only to the extent that the Committee certifies that the applicable performance criteria have been satisfied. The amounts reported in this column are based on achievement of maximum performance.

(9)
Represents RSUs granted on May 1, 2024, as a sign-on award in connection with Ms. Chadwick’s commencement of employment, which vest one-third annually, beginning on the first anniversary of the grant date

(10)	Represents fully vested stock options granted on February 22, 2017, as part of our fiscal 2017 annual equity awards.
(11)	Represents RSUs granted on February 28, 2022, as part of our fiscal 2022 annual equity awards, which vest one-third annually, beginning on the first anniversary of the grant date.
(12)	Represents fully vested stock options granted on February 14, 2018, as part of our fiscal 2018 annual equity awards.
(13)	Represents fully vested stock options granted on February 26, 2019 (April 1, 2019 for Mr. Kapples and June 3, 2019 for Ms. Budden and Mr. Field), as part of our fiscal 2019 annual equity awards.
(14)	Represents fully vested stock options granted on February 10, 2020, as part of our fiscal 2020 annual equity awards.
(15)
Represents stock options granted on February 17, 2021, as part of our fiscal 2021 annual equity awards, which vest twenty-five percent (25%) annually beginning on the first anniversary of the grant date.

(16)
Represents stock options granted on February 28, 2022, as part of our fiscal 2022 annual equity awards, which vest twenty-five percent (25%) annually beginning on the first anniversary of the grant date.

(17)	Represents RSUs granted on July 1, 2022, as a retention award, which vest in two substantially equal installments on August 31, 2024 and August 31, 2025.
(18)
Represents RSUs granted on June 30, 2023, in connection with Mr. Field’s promotion to Senior Vice President, Chief Technology Officer, which vest one-third annually, beginning on the first anniversary of the grant date.

(19)	Represents RSUs granted on February 28, 2022, in connection with Ms. Budden’s promotion to Group Vice President, which vest one-third annually, beginning on the first anniversary of the grant date.
(20)	Represents RSUs granted on February 28, 2023, as a recognition award for Ms. Budden’s performance, which vest one-third annually, beginning on the first anniversary of the grant date.
2024 Option Exercises and Stock Vested
The following table provides information regarding the vesting of stock awards during fiscal 2024. No company stock options were exercised by Named Executive Officers during fiscal 2024.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
James Hollingshead			9,524	$1,656,423
Ana Chadwick	—	—	—	—
Eric Benjamin			3,388	620,091
John Kapples			3,745	694,972
Mark Field			3,117	595,022
Lauren Budden			1,414	249,421

(1)	The amounts shown in this column represent the number of shares vested multiplied by the closing price of our common stock on the vesting date.
Potential Payments Upon Termination or Change in Control
Severance Plan. We maintain the Insulet Corporation Amended and Restated Executive Severance Plan (“Severance Plan”), pursuant to which benefits are payable to any named executive officer upon an involuntary termination of employment for any reason other than cause, disability or death. The Chief Executive Officer is also entitled to benefits in the event of a good reason resignation pursuant to the terms of the Severance Plan. For this purpose, a “good reason resignation” is defined as a material adverse diminution in the Chief Executive Officer’s responsibilities, authorities or duties, a material reduction in the Chief Executive Officer’s base salary or a relocation of the Company’s offices to a location more than 50 miles away from the Chief Executive Officer’s current office. Benefits upon an involuntary termination (or, for the Chief Executive Officer, also for a good reason resignation) include:
•
For the Chief Executive Officer: (i) salary continuation payments equal to two times base salary, (ii) installment payments equal to two times target annual incentive cash award, (iii) a prorated payment of the annual incentive cash award, (iv) continued health and dental coverage at employee rates for a period of up to 24 months, and (v) reimbursement for outplacement services up to $25,000.

46 INSULET CORPORATION - 2025 Proxy Statement

•
For Ms. Chadwick and Messrs. Benjamin, Kapples and Field, as Executive Vice Presidents or Senior Vice Presidents: (i) salary continuation payments equal to one times base salary, (ii) installment payments equal to one times target annual incentive cash award, (iii) a prorated payment of annual incentive cash award, (iv) continued health and dental coverage at employee rates for a period of up to 12 months, and (v) reimbursement for outplacement services up to $25,000.

•
For Ms. Budden, as a Group Vice President: (i) salary continuation equal to one times base salary, (ii) continued health and dental coverage at employee rates for a period of up to 12 months, and (iii) reimbursement for outplacement services up to $15,000.

The Severance Plan also provides that benefits are payable to a named executive officer if, within two years after or 60 days before a change-in-control, the named executive officer either resigns for good reason or experiences an involuntary termination of employment for any reason other than cause, disability or death. In this event, severance benefits include:
•
For the Chief Executive Officer and all Executive Vice Presidents and Senior Vice Presidents: (i) a lump sum cash payment equal to (A) two times base salary, plus (B) two times the higher of the named executive officer’s target annual incentive plan bonus for the fiscal year in which the termination event occurs or the annual incentive plan bonus actually paid for the fiscal year which immediately precedes the fiscal year in which the termination event occurs; (ii) a prorated payment of the named executive officer’s annual incentive cash award; (iii) continued health coverage at employee rates for a period of up to 24 months; (iv) reimbursement for outplacement services of up to $25,000; and (v) full and accelerated vesting of all outstanding equity awards.

•
For the Group Vice President: (i) a lump sum cash payment equal to (A) one times base salary, plus (B) one times the higher of the named executive officer’s target annual incentive plan bonus for the fiscal year in which the termination event occurs or the annual incentive plan bonus actually paid for the fiscal year which immediately precedes the fiscal year in which the termination event occurs; (ii) a prorated payment of the named executive officer’s annual incentive cash award; (iii) continued health coverage at employee rates for a period of up to 12 months; (iv) reimbursement for outplacement services of up to $15,000; and (v) full and accelerated vesting of all outstanding equity awards.

The Severance Plan conditions payment of severance benefits upon the executive officer signing a severance agreement and release of claims against the Company.
Equity Awards. The terms of equity awards issued to named executive officers provide for vesting under various termination or change in control scenarios as described below.
•	Death or Disability. The terms of our stock option, restricted stock unit and performance unit awards provide for full vesting upon an executive’s death or disability.
•
Change in Control. The terms of our stock option, restricted stock unit and performance unit awards provide for full vesting of such awards upon a change in control if, within two years after the change in control, the award holder is involuntarily terminated without cause or resigns for good reason.

INSULET CORPORATION - 2025 Proxy Statement 47

The table below reflects the amount of compensation that would become payable to each of our named executive officers under then existing plans or agreements if the named executive officer’s employment had terminated on December 31, 2024, the last day of our 2024 fiscal year, based on, where applicable, our closing stock price as of December 31, 2024 (the last trading day of our 2024 fiscal year), which was $261.07. These benefits are in addition to benefits available prior to the occurrence of any termination of employment, including under then-exercisable stock options, and benefits available generally to salaried employees, such as benefits under tax-qualified retirement plans.
The actual amounts that would be paid upon a named executive officer’s termination of employment or in connection with a change in control can be determined only at the time of such event. Due to a number of factors that may affect the amount of any benefits provided upon the events discussed below, actual amounts paid or distributed may be higher or lower than indicated in the table. Factors that could affect these amounts include the timing during the year of any such event, our stock price, the attained level of performance for PSUs, and any additional agreements or arrangements we may enter into in connection with any change in control or termination of employment.

Name and Termination Scenario	Cash Severance	Value of Accelerated Unvested Equity Awards	Welfare Benefits and Outplacement	Total
(A)	(B)	(C)	(D)	(E)
James Hollingshead (1)
Involuntary Termination or Voluntary Termination with Good Reason	6,386,375	1,888,319	66,998	$ 8,341,692
Death or Disability	2,111,375	29,766,543	—	31,877,918
Change in Control Termination	8,066,895	29,766,543	66,998	37,900,436
Ana Chadwick
Involuntary Termination	1,855,098	—	45,999	1,901,097
Death or Disability	784,098	5,366,294	—	6,150,392
Change in Control Termination	2,926,098	5,366,294	66,998	8,359,390
Eric Benjamin
Involuntary Termination	1,619,530	—	45,999	1,665,529
Death or Disability	684,530	6,572,134	—	7,256,664
Change in Control Termination	3,107,122	6,572,134	66,998	9,746,254
John Kapples
Involuntary Termination	1,360,068	—	48,062	1,408,130
Death or Disability	544,068	4,549,008	—	5,093,076
Change in Control Termination	2,668,600	4,549,008	71,124	7,288,732
Mark Field (2)
Involuntary Termination	1,383,962	—	45,999	1,429,961
Death or Disability	584,962	5,159,975	—	5,744,937
Change in Control Termination	2,560,520	5,159,975	66,998	7,787,493
Lauren Budden
Involuntary Termination	410,000	—	35,999	445,999
Death or Disability	384,354	1,961,878	—	2,346,232
Change in Control Termination	1,187,391	1,961,878	35,999	3,185,268

(1)	Mr. Hollingshead left the Company on April 28, 2025.
(2)	Mr. Field left the Company on March 14, 2025.
Cash Severance (Column B)
Involuntary Termination. Represents continuing payments which include the following components: For Mr. Hollingshead: salary continuation equal to two times annual base salary; two times target annual bonus; and a pro-rata bonus for fiscal 2024. For Ms. Chadwick and Messrs. Benjamin, Kapples, and Field: salary continuation equal to one times annual base salary; installment payments equal to one times target annual incentive cash award; and a pro-rata bonus for fiscal 2024. For purposes of this scenario, we assume that the named executive officer terminates employment on December 31, 2024, the last day of our 2024 fiscal year and, therefore, that the pro-rata bonus for fiscal 2024 equals the full bonus for the fiscal year, based on Company performance, as described below.
Change in Control Termination. Represents a single lump sum payment which includes the following with respect to each named executive officer, other than Ms. Budden: (i) two times annual base salary, (ii) two times the higher of (A) the named executive officer’s fiscal 2024 target annual incentive bonus or (B) the actual bonus payable to the named executive officer for fiscal 2023, and (iii) a pro-rata bonus for fiscal 2024. For Ms. Budden, represents a single lump sum payment which includes the following: (i) one times annual base salary, (ii) one times the higher of (A) the named executive officer’s fiscal 2024 target annual incentive bonus or (B) the actual bonus payable to the named executive officer for fiscal 2023, and (iii) a pro-rata bonus for fiscal 2024. For purposes of this scenario, we assume that the named executive officer terminates employment on December 31, 2024, the last day of our 2024 fiscal year and, therefore, that the pro-rata bonus for fiscal 2024 equals the full bonus for the fiscal year.

48 INSULET CORPORATION - 2025 Proxy Statement

Based on the terms of the Severance Plan, the pro-rata bonus for fiscal 2024 is determined based on the degree to which the applicable Company-based financial performance metrics were satisfied and assuming target achievement for any performance metrics related to individual performance. As a result, for purposes of above scenarios, the pro-rata bonus for fiscal 2024 for each named executive officer is based upon a Company performance factor of 177.8%. For more information, see the “Annual Incentive Compensation” section in the CD&A.
Value of Accelerated Unvested Equity Awards (Column C)
The amounts reported in this column represent the value that would have been attained upon (i) the full vesting of all unvested options held by the named executive officers of December 31, 2024; (ii) the full vesting of all restricted unit awards that would have become vested on December 31, 2024; and (iii) the full vesting of all performance unit awards that would have become vested on December 31, 2024, assuming target performance. Pursuant to the terms of his Offer Letter, Mr. Hollingshead is also entitled to the vesting at termination of 7,233 RSUs which were part of his 2022 sign-on award, which vested in full in connection with Mr. Hollingshead’s termination of employment in April 2025.
Welfare Benefits and Outplacement (Column D)
Involuntary Termination. Represents the employer portion of the premium paid on behalf of the named executive officer for continued coverage under the Company’s medical and dental plans for 24 months for Mr. Hollingshead, and 12 months for Messrs. Benjamin, Kapples, Field and Mses. Chadwick and Budden, plus $25,000 for outplacement services for Ms. Chadwick and Messrs. Hollingshead, Benjamin, Kapples, and Field and $15,000 for outplacement services for Ms. Budden.
Change in Control Termination. For Ms. Chadwick and Messrs. Hollingshead, Benjamin, Kapples, and Field, represents the employer portion of the premium paid on behalf of the named executive officer for continued coverage under the Company’s medical and dental plans for 24 months, plus $25,000 for outplacement services. For Ms. Budden, represents the employer portion of the premium paid on behalf of the named executive officer for continued coverage under the Company’s medical and dental plans for 12 months, plus $15,000 for outplacement services.

INSULET CORPORATION - 2025 Proxy Statement 49

Pay Versus Performance
As required by SEC rules, we are providing the information below about the relationship between executive compensation, as computed in accordance with SEC rules, and certain measures of the Company’s financial performance. For further information concerning the Company’s pay for performance philosophy and how the Company’s aligns executive compensation with the Company’s performance, please see the “Compensation Discussion and Analysis” (“CD&A”) section of this proxy statement.
Pay versus Performance Table

Fiscal Year	Summary Compensation Table Total for PEO1(1)(2)	Summary Compensation Table Total for PEO2(1)(2)	Compensation Actually Paid to PEO1(1)(3)(4)(5)	Compensation Actually Paid to PEO2(1)(3)(4)(5)	Average Summary Compensation Table Total for Non-PEO NEOs(2)	Average Compensation Actually Paid to Non-PEO NEOs(3)(4)(5)	Value of Initial Fixed $100 Investment Based on:		Net Income (in millions)	Adjusted Revenue(6) (in millions)
							Total Shareholder Return	Peer Group Total Shareholder Return
2024	$13,302,350	N/A	$32,707,769	N/A	$3,341,659	$6,553,447	$152.49	$105.42	$418.3	$2,074.1
2023	$12,379,765	N/A	$12,803,863	N/A	$2,840,156	$351,212	$126.74	$106.34	$206.3	$1,689.3
2022	$10,817,028	$15,711,252	$16,062,320	$13,495,700	$3,375,872	$4,244,342	$171.96	$99.81	$4.6	$1,331.0
2021	N/A	$9,723,273	N/A	$9,120,882	$2,585,706	$2,613,046	$155.41	$125.43	$16.8	$1,091.9
2020	N/A	$7,275,332	N/A	$18,855,662	$2,363,796	$5,370,327	$149.32	$130.04	$6.8	$897.0

(1)
During 2022, both Mr. Hollingshead and Ms. Petrovic served as Insulet’s Principal Executive Officer (PEO) for a portion of the year. Mr. Hollingshead (“PEO1”) served as PEO from June 1, 2022 to April 28, 2025 and Ms. Petrovic (PEO2) served as PEO in 2020, 2021, and, from January 1, 2022 to June 1, 2022.

(2)
These amounts represent compensation set forth in the “Total” column of the Summary Compensation Table for our PEO and an average of the Summary Compensation totals for the following named executive officers (“NEOs”) for the years indicated:

Year	PEO	Non-PEO NEOs
2024	James Hollingshead	Ana Chadwick, Eric Benjamin, John Kapples, Mark Field, Lauren Budden
2023	James Hollingshead	Lauren Budden, Eric Benjamin, John Kapples, Mark Field, Wayde McMillan, Bret Christensen
2022	James Hollingshead Shacey Petrovic	Wayde McMillan, Charles Alpuche, Bret Christensen, Eric Benjamin
2021	Shacey Petrovic	Wayde McMillan, Charles Alpuche, Bret Christensen, John Kapples
2020	Shacey Petrovic	Wayde McMillan, Charles Alpuche, Bret Christensen, Dan Manea

(3)
Amounts represent “compensation actually paid” as computed in accordance with SEC rules to our PEO and the average “compensation actually paid”, also as computed in accordance with SEC rules, to the remaining NEOs for the years indicated above. The dollar amounts do not reflect the actual amount of compensation earned by or paid to the executives during the applicable years. For information regarding the decisions made by our Talent and Compensation Committee relating to executive compensation, see the “Compensation Discussion and Analysis” section of this proxy statement.

50 INSULET CORPORATION - 2025 Proxy Statement

(4)
The table below reflects the amounts deducted and added to the Summary Compensation Table total compensation in order to determine compensation actually paid, as defined and computed in accordance with SEC rules.

Executive	Fiscal Year	Total Reported in Summary Compensation Table	- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	+ Fair Value at Fiscal Year- End of Outstanding and Unvested Option Awards and Stock Awards Granted in 2024	+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years for Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years that Failed to Meet Applicable Vesting Conditions during Fiscal Year(a)	Compensation Actually Paid
James Hollingshead (CEO/PEO)(b)	2024	$13,302,350	($10,249,856)	$25,478,850	$4,713,605	($537,180)	$0	$32,707,769
	2023	$12,379,765	($9,499,797)	$11,615,643	($1,533,273)	($158,475)	$0	$12,803,863
	2022	$10,817,028	($8,999,878)	$14,245,170	$0	$0	$0	$16,062,320
Shacey Petrovic (PEO2)	2022	$15,711,252	($14,006,044)	$11,115,887	$1,586,091	($911,486)	$0	$13,495,700
	2021	$9,723,273	($7,999,379)	$7,011,866	($692,234)	$1,077,356	$0	$9,120,882
	2020	$7,275,332	($5,476,105)	$7,347,782	$6,876,682	$2,831,971	$0	$18,855,662
Average for Other NEOs	2024	$3,341,659	($2,289,749)	$5,179,609	$443,080	($121,153)	$0	$6,553,447
	2023	$2,840,156	($1,835,437)	$1,003,036	($240,497)	$115,240	($1,531,286)	$351,212
	2022	$3,375,872	($2,274,727)	$2,984,865	$450,758	($292,425)	$0	$4,244,342
	2021	$2,585,706	($1,674,745)	$1,484,500	($55,242)	$272,828	$0	$2,613,046
	2020	$2,363,796	($1,418,526)	$1,934,038	$2,034,349	$456,672	$0	$5,370,327

(a)
Messrs. Christensen and McMillan left the Company on May 5, 2023 and October 20, 2023, respectively. Their outstanding unvested stock awards and option awards were forfeited in 2023 and will not be realized.

(b)	Mr. Hollingshead left the Company in April 2025.
(5)
Equity values used to determine the deductions and additions set forth in the tables in note 4 above to calculate “compensation actually paid” for our CEO/PEO and average “compensation actually paid” for our other NEOs are calculated in accordance with ASC 718. Adjustments with respect to stock option awards have been made as of each measurement date using the stock price as of the measurement date and updated assumptions (i.e., term volatility and risk-free rates) as of the relevant measurement date in accordance with U.S. GAAP. Adjustments with respect to the PSUs is based on both the stock price as of the measurement date as well as our estimate of the probable outcome of the performance conditions applicable to each PSU award.

(6)
Adjusted revenue is Insulet’s self-selected most important financial metric used to determine compensation actually paid in the most recent fiscal year. Adjusted revenue, which is a non-GAAP financial measure, is annual revenue as reported in the Company’s publicly filed financial statements, adjusted to exclude variances attributable to fluctuations in foreign exchange rates (i.e., on a constant currency basis).

Narrative to Pay versus Performance Table
For the fiscal year ended December 31, 2024, the most important (and only) financial performance measures used to link compensation actually paid to our NEOs to company performance were Adjusted Revenue and Adjusted EBIT. As discussed in the “Compensation Discussion and Analysis” (“CD&A”) section of the proxy statement, these measures are used in our Annual Incentive Plan as well as for our PSUs issued under our Long-Term Equity Incentive Plan. For our 2024 Annual Incentive Plan, we also utilized non-financial strategic measures, as described in the CD&A.

Important Financial Performance Measures
Adjusted Revenue
Adjusted EBIT

INSULET CORPORATION - 2025 Proxy Statement 51

The following graph compares the compensation actually paid to our PEOs and the average of compensation actually paid to our remaining NEOs with the performance of our common stock and the performance of the Nasdaq Healthcare Index (“IXHC”). The total shareholder return (“TSR”) of our stock and the IXHC TSR assume that $100 was invested beginning on December 31, 2019. The TSR of our stock declined from December 31, 2022 to December 31, 2023 then recovered from December 31, 2023 to December 31, 2024. PEO and Average NEO compensation follows a similar pattern for that period; declining from December 31, 2022 to December 31, 2023 before recovering from December 31, 2023 to December 31, 2024. Additionally, the Company’s TSR since December 31, 2019 was positive and higher than that of the Nasdaq Healthcare Index for the same period.

52 INSULET CORPORATION - 2025 Proxy Statement

The following graph compares the compensation actually paid to our PEOs and the average of compensation actually paid to our remaining NEOs with our net income. The Company’s net income increased considerably from 2023 to 2024. Compensation also increased from 2023 to 2024. Net income is not a financial measure used by our Talent and Compensation Committee to link compensation actually paid to our NEOs to company performance.

Insulet Corporation CAP vs Net Income

$40
$30
$20
$10
$0
$500
$400
$300
$200
$100
$0
Competition Actually Paid ($M)
Net Income ($M)
FY 2020
FY 2021
FY 2022
FY 2023
FY 2024
PEO CAP ($M) - Petrovic, Shacey
PEO CAP ($M) - Hollingshead, James
Avg NEO CAP ($M)
Net Income

	FY 2020	FY 2021	FY 2022	FY 2023	FY 2024
PEO CAP ($M) - Petrovic, Shacey	$18.86	$9.12	$13.50	$0.00	$0.00
PEO CAP ($M) - Hollingshead, James	$0.00	$0.00	$16.06	$12.80	$32.71
Avg NEO CAP ($M)	$5.37	$2.61	$4.24	$0.35	$6.55
Net Income	$6.80	$16.80	$4.60	$206.30	$418.30

INSULET CORPORATION - 2025 Proxy Statement 53

The following graph compares the compensation actually paid to our PEOs and the average compensation actually paid to our remaining NEOs with our adjusted revenue. The Company’s adjusted revenue increased considerably from 2023 to 2024. Compensation also increased from 2023 to 2024. As noted above, Adjusted Revenue is one of the most important financial measures used to link compensation actually paid to our NEOs to company performance and is the most heavily weighted measure in the Annual Incentive Plan as well as for our PSUs.

Insulet Corporation CAP vs Adjusted Revenue (in millions)

$40
$30
$20
$10
$0
Competition Actually Paid ($M)
$2,290
$2,090
$1,890
$1,690
$1,490
$1,290
$1,090
$890
Adjusted Revenue (in millions)
FY 2020
FY 2021
FY 2022
FY 2023
FY 2024
PEO CAP ($M) - Petrovic, Shacey
PEO CAP ($M) - Hollingshead, James
Avg NEO CAP ($M)
Adjusted Revenue (in millions)

	FY 2020	FY 2021	FY 2022	FY 2023	FY 2024
PEO CAP ($M) - Petrovic, Shacey	$18.86	$9.12	$13.50	$0.00	$0.00
PEO CAP ($M) - Hollingshead, James	$0.00	$0.00	$16.06	$12.80	$32.71
Avg NEO CAP ($M)	$5.37	$2.61	$4.24	$0.35	$6.55
Net Income	$897.0	$1,091.9	$1,331.0	$1,689.3	$2,074.1

54 INSULET CORPORATION - 2025 Proxy Statement

Non-Employee Director Compensation
Compensation Structure
The purpose of our Non-Employee Director Compensation program is to provide a total compensation package that enables the Company to attract and retain, on a long-term basis, high caliber Directors who are not employees or officers of the Company. The compensation program consists of an annual cash retainer, supplemental annual cash retainers for committee chairs and committee members, an annual equity award and, for new directors, an initial equity award, all as detailed below.
Benchmarking
The Compensation Committee, in conjunction with the Board of Directors, annually reviews compensation paid to non-employee directors and recommends adjustments, as appropriate. After considering advice from its independent compensation consultant, in May 2024, the Compensation Committee recommended, and the Board approved, the following changes to the Non-Employee Director Compensation program, which took effect in the second quarter of fiscal 2024:
•	$10,000 increase in the annual cash retainer for the Board (from $60,000 to $70,000)
•	$37,500 increase in the annual cash retainer for the Chair (from $62,500 to $100,000)
Annual Equity Compensation
All non-employee Directors:
•	an annual retainer of $70,000
Independent Chairman of the Board
•	an additional annual retainer of $100,000
Committee Chairs
•	Audit Committee Chair – an additional annual retainer of $25,000
•	Nominating, Governance and Risk Committee Chair – an additional annual retainer of $15,000
•	Talent and Compensation Committee Chair – an additional annual retainer of $20,000
•	Science and Technology Committee Chair – an additional annual retainer of $15,000
Committee Members (excluding the Committee Chairs)
•	Audit Committee members – an additional annual retainer of $12,500
•	Nominating, Governance and Risk Committee members – an additional annual retainer of $5,000
•	Talent and Compensation Committee members – an additional annual retainer of $10,000
•	Science and Technology Committee members – an additional annual retainer of $5,000
Cash payments are made quarterly in arrears.
Annual Equity Compensation
On the date of each Annual Meeting of Shareholders, each non-employee Director who is continuing as a Director following the date of such annual meeting is granted restricted stock units with a total fair market value equal to $250,000 (the “Annual Award”) on the date of the grant. The Annual Award is issued based on the closing sale price of the common stock on the date of grant. The Annual Awards to non-employee Directors fully vest on April 30 of the first year following the date of grant.
Initial Equity Compensation
When they join the Board, new Directors receive restricted stock units with a total fair market value equal to $300,000 (the “Initial Award”). The Initial Award is issued based on the closing sale price of the Company’s common stock on the date of grant. The Initial Award vests annually over three years (50% on the first anniversary of the date of grant, 25% on the second anniversary of the date of grant and 25% on the third anniversary of the date of grant).

INSULET CORPORATION - 2025 Proxy Statement 55

Deferred Compensation
A non-employee director may elect to defer all or a portion of his or her cash fees into equity, and/or defer the settlement of his or her Annual Award or Initial Award, all to the extent permitted by, and subject to the terms of, the Insulet Corporation Deferred Compensation Plan for Non-Employee Directors, adopted by the Company on September 19, 2023, as may be amended from time to time. Dr. Frederick elected to defer his 2024 Annual Award. Ms. Pease elected to defer both her Initial Award and her 2024 Annual Award. Both have elected to defer their 2025 Annual Awards as well.
The following table sets forth the compensation paid to our non-employee Directors during the year ended December 31, 2024. Directors who are employees of the Company do not receive any compensation for their service as Directors.
2024 Director Compensation Table

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Total
Luciana Borio	$68,571	$249,890	$318,461
Wayne A. I. Frederick	$81,071	$249,890	$330,961
Jessica Hopfield	$63,571	$249,890	$313,461
Michael R. Minogue	$76,071	$249,890	$325,961
Corinne H. Nevinny*	$35,371	—	$35,371
Flavia H. Pease	$53,083	$549,842	$602,925
Shacey Petrovic*	$23,571	—	$23,571
Timothy J. Scannell	$164,464	$249,890	$414,354
Timothy C. Stonesifer	$57,582	$549,842	$607,424
Elizabeth H. Weatherman	$83,571	$249,890	$333,461

*	Served as a director until our 2024 Annual Meeting. As of fiscal year end, neither of Ms. Petrovic nor Ms. Nevinny had any stock options or restricted stock units outstanding.
(1)
These amounts are based on the grant date fair value of the stock awards in the year in which the grant was made in accordance with FASB ASC 718-10, excluding the impact of forfeitures. The assumptions we used for calculating the grant date fair values are set forth in note 18 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024. These amounts do not represent the actual amounts paid to or realized by Directors for these awards during the year ended December 31, 2024.

As of December 31, 2024, our non-employee Directors held options to purchase shares of our common stock and unvested restricted stock units that had been granted as Director compensation representing the following number of shares of our common stock:

Name	Stock Options	Restricted Stock Units
Luciana Borio	0	1,380
Wayne A. I. Frederick	0	1,380
Jessica Hopfield	8,822	1,380
Michael R. Minogue	4,226	1,380
Flavia H. Pease	0	2,851
Timothy J. Scannell	0	1,380
Timothy C. Stonesifer	0	2,851
Elizabeth H. Weatherman	0	1,688

56 INSULET CORPORATION - 2025 Proxy Statement

Proposal 2	Approval, on a Non-Binding, Advisory Basis, of the Compensation of Certain Executive Officers
As required by Section 14A of the Exchange Act, the Company is providing shareholders with the opportunity to vote on the compensation of the Company’s named executive officers as disclosed in this proxy statement. This is commonly known as a “say-on-pay” vote. At the Annual Meeting, the Company is presenting to shareholders the following non-binding, advisory resolution on the approval of the compensation of the named executive officers:
“RESOLVED, that the shareholders of the Company approve the compensation of the Company’s named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K.”
The compensation of the Company’s named executive officers that is the subject of this resolution is the compensation disclosed in the sections entitled “Compensation Discussion and Analysis,” and “Executive Compensation Tables.” You are encouraged to carefully review these sections. The “Compensation Discussion and Analysis” includes a detailed discussion of the following as related to the Company’s named executive officers:
•	the objectives of the Company’s compensation programs;
•	what the Company’s compensation programs are designed to reward;
•	each element of compensation;
•	why the Company chooses to pay each element of compensation;
•	how the Company determines the amount (and, where applicable, the formula) for each element to pay; and
•	how each compensation element and the Company’s decisions regarding that element fit into the Company’s overall compensation objectives.
The Board of Directors unanimously recommends that shareholders approve the foregoing resolution for the same reasons that the Company decided to provide this compensation to its named executive officers as articulated in the “Compensation Discussion and Analysis” section.
The proposed resolution is non-binding and advisory. This means that the resolution will not have any binding legal effect whether it is approved or not and will not be construed as overruling a decision by the Company or the Board of Directors or to create or imply any change to the fiduciary duties of the Company or the Board of Directors or any additional fiduciary duties for the Company or the Board of Directors. Also, because this non-binding, advisory resolution primarily relates to compensation of the Company’s named executive officers that has already been paid or contractually committed, there is generally no opportunity for the Company to revisit those decisions. However, the Talent and Compensation Committee does intend to take the results of the vote on this Proposal 2 into account in its future decisions regarding the compensation of the Company’s named executive officers.

  VOTE REQUIRED
To approve the proposed resolution, a majority of the shares voting on this Proposal 2 must vote FOR such approval. Abstentions and broker non-votes will not be treated as votes cast and, accordingly, will have no effect on the outcome of the vote on this Proposal 2.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE PROPOSED RESOLUTION RELATING TO EXECUTIVE COMPENSATION.

INSULET CORPORATION - 2025 Proxy Statement 57

Proposal 3	Approval of the Insulet Corporation 2025 Stock Option and Incentive Plan
We are asking our stockholders to consider and to approve adoption of the Insulet Corporation 2025 Stock and Incentive Plan (the “2025 Plan”).
Upon recommendation of the Compensation Committee, on March 13, 2025, the Board adopted the 2025 Plan, subject to and effective upon approval by the stockholders at the Annual Meeting. The Board believes that the 2025 Plan is important to our continued growth and success and that approval of the 2025 Plan is required for us to be able to continue to make equity awards to key persons in a size that the Board believes is necessary to accomplish our goals. The purpose of the 2025 Plan is to (i) provide incentives to eligible persons to contribute to the success of the Company and its subsidiaries and to operate and manage its business in a manner that will provide for the long-term growth and profitability of the Company and that will benefit its stockholders and other important stakeholders; and, (ii) provide a means of recruiting, rewarding, and retaining key personnel.
If our stockholders approve the 2025 Plan, the 2025 Plan will become effective on the day of the Annual Meeting, and the 2025 Plan will replace the Insulet Corporation 2017 Stock Option and Incentive Plan (the “2017 Plan” and together with the 2007 Stock Option and Incentive Plan, the “Prior Plans”) as the means by which the Company makes equity and cash awards to key persons. The 2017 Plan will be frozen, and we will not grant any further awards under the 2017 Plan. If the 2025 Plan is approved by our stockholders, we intend to file a Registration Statement on Form S-8 relating to the 2025 Plan with the SEC pursuant to the Securities Act as soon as is practicable after such approval.
If our stockholders do not approve the 2025 Plan, the 2025 Plan will not become effective, and we may continue to grant awards under the 2017 Plan, to the extent shares of our common stock remain available for issuance under the 2017 Plan. The Board believes that, if the 2025 Plan is not approved, our ability to align the interests of key persons with stockholders through equity-based compensation would be compromised, disrupting our compensation program and impairing our ability to recruit, retain, and reward key people, or requiring us to shift our compensation plan to include more cash compensation.
Share Reserve Under the 2025 Plan
The maximum number of shares of common stock that may be issued under the 2025 Plan (the “share limit”) will be equal to (i) 7,400,000 shares, minus (ii) the number of shares of our common stock subject to awards granted under the 2017 Plan following March 12, 2025, plus (iii) the number of shares of our common stock related to awards outstanding under the Prior Plans as of March 12, 2025 that thereafter terminate by expiration or forfeiture, cancellation, or otherwise without the issuance of such shares of common stock.
As part of the Compensation Committee’s recommendation to the Board to the approve the 2025 Plan, including the share limit thereunder, the Compensation Committee considered the anticipated depletion of the shares remaining available for issuance under the 2017 and advice from its independent compensation consultant. The Compensation Committee also analyzed our historical burn rate, anticipated future equity award needs, and the dilutive impact of the 2025 Plan’s share limit.
Dilution
The following table includes information regarding outstanding equity awards and shares available for future awards under the Prior Plans as of March 12, 2025:

Number of shares available for grant under the 2017 Plan	943,355
Number of shares relating to outstanding stock options	461,430
Weighted average remaining term of outstanding stock options	7.05 years
Weighted average exercise price of outstanding stock options	$186.50
Number of shares subject to outstanding restricted stock units (“RSUs”) and performance stock units (“PSUs”) (assuming target performance)	724,148
Shares of our common stock outstanding	70,360,147
Market price of our common stock	$248.38

Overhang is equal to the number of equity awards outstanding plus the total number of shares available for grant under our equity plan, divided by the sum of the total common stock outstanding, the number of equity awards outstanding and the total number of shares available for grant under our equity plan. Our overhang as of December 31, 2024 was 3.08%. If the 2025 Plan is approved, our overhang would increase to approximately 12.96%.

58 INSULET CORPORATION - 2025 Proxy Statement

Historical Burn Rate
Our equity plan share usage over 2022, 2023 and 2024 represented a three-year average adjusted burn rate of 0.49%, as described in the table below:

Year	Weighted Average Common Stock Outstanding	Stock Options Granted	RSUs Granted	PSUs Earned(1)	Burn Rate
2022	69,344,989	79,994	166,599	84,526	0.48%
2023	69,709,288	72,209	149,234	40,023	0.38%
2024	70,051,660	138,108	279,528	16,677	0.62%
				Three-Year Average	0.49%

(1)
Represents PSUs earned during each calendar year. The following PSUs (assuming target performance) were granted during each fiscal year: (i) 119,811 in fiscal 2022, (ii) 68,223 in fiscal 2023, and (iii) 136,708 in fiscal 2024.

Best Practices Under the 2025 Plan
As described in more detail below, the 2025 Plan has a number of terms and limitations that reflect best practices and good corporate governance practices, including:
•	granting of options or SARs only at a per share exercise price at least equal to the fair market value of a share of our common stock on the grant date;
•	granting of options or SARs with a 10-year maximum term;
•	no repricing of options or SARs without prior stockholder approval;
•	requiring a minimum vesting period of one year for all awards, with certain limited exceptions;
•	no vesting in dividends or dividend equivalent rights paid on unvested awards of any type unless the underlying awards vest;
•	increasing the fungible share ratio for full-value awards from 2:1 under the Prior Plans to 2.25:1;
•	no liberal share recycling;
•	no reload or “evergreen” share replenishment features; and,
•	limiting the total maximum compensation that may be paid or granted to a non-employee director during a single calendar year.
Summary of the Material Terms of the 2025 Plan
A summary of the material terms of the 2025 Plan is set forth below. This summary is qualified in its entirety by the detailed provisions of the 2025 Plan, a copy of which is attached as Appendix B to this Proxy Statement and which is incorporated by reference into this proposal. We encourage stockholders to read and refer to the complete plan document in Appendix A for a more complete description of the 2025 Plan.
Effective Date; Term
If approved by our stockholders at the Annual Meeting, the 2025 Plan will become effective as of May 22, 2025 (the “Effective Date”), and unless terminated sooner in accordance with the terms of the 2025 Plan or extended with stockholder approval, the 2025 Plan will terminate on the 10th anniversary of the Effective Date, May 22, 2035; however, incentive stock options (as defined in Section 422 of the Code) may not be granted after March 13, 2035.
Administration of the 2025 Plan
The 2025 Plan generally will be administered by a committee, which we refer to as the “Committee,” consisting of two or more directors of the Company. Each such director will be required to qualify as a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, and an “independent director” under applicable stock exchange listing rules. The Committee initially will be the Compensation Committee and may be a subcommittee of the Compensation Committee that satisfies the foregoing requirements.
To the extent permitted by applicable law, the Committee will be authorized to delegate authority to one or more officers of the Company or members of the Board for certain limited purposes permitted by the 2025 Plan. The Board will retain the authority under the 2025 Plan to exercise any or all of the powers and authorities related to the administration and implementation of the 2025 Plan. References below to the Committee include a reference to the Board or another committee appointed by the Board for those periods in which the Board or such other committee appointed by the Board is acting.

INSULET CORPORATION - 2025 Proxy Statement 59

Except where the authority to act on such matters is specifically reserved to the Board under the 2025 Plan or applicable law, the Committee will have full power and authority to interpret and construe all provisions of the 2025 Plan, any award, and any award agreement, and take all actions and to make all determinations required or provided for under the 2025 Plan, any award, and any award agreement, including the authority to:
•	designate grantees of awards;
•	determine the type or types of awards to be made to a grantee;
•	determine the number of shares of our common stock subject to an award or to which an award relates;
•	establish the terms and conditions of each award;
•	accelerate the exercisability or vesting of an award or a portion of an award;
•	prescribe the form of each award agreement;
•	subject to limitations in the 2025 Plan (including the prohibition on repricing of options and SARs without stockholder approval), amend, modify, or supplement the terms of any outstanding award; and,
•	make substitute awards.
Eligibility
All of our employees and the employees of our subsidiaries and affiliates are eligible to receive awards under the 2025 Plan. In addition, our non-employee directors and consultants and advisors who perform services for us and our subsidiaries and affiliates may receive awards under the 2025 Plan, other than incentive stock options. As of March 12, 2025, there were eight executive officers, eight non-employee directors, approximately 4,481employees and no other service providers of the Company and its subsidiaries who would be eligible to participate in the 2025 Plan.
Shares Reserved for Issuance
The share limit under the 2025 Plan will be equal to (i) 7,400,000 shares, minus (ii) the number of shares of our common stock subject to awards granted under the 2017 Plan following March 12, 2025, plus (iii) the number of shares of our common stock related to awards outstanding under the Prior Plans as of March 12, 2025 that thereafter terminate by expiration or forfeiture, cancellation, or otherwise without the issuance of such shares of common stock. The maximum number of shares of our common stock available for issuance pursuant to incentive stock options granted under the Plan will be the same as the number of shares of our common stock reserved for issuance under the 2025 Plan. The shares of our common stock that may be issued under the 2025 Plan may be authorized and unissued shares of our common stock, treasury shares, or any combination of the foregoing.
Share Usage
Shares of our common stock that are subject to awards of options or SARs will be counted against the share limit as one share for every one share subject to the award. Any shares of our common stock that are subject to awards other than options or SARs will be counted against the share limit as 2.25 shares for every one share subject to the award. The number of shares subject to any SARs awarded under the 2025 Plan will be counted against the share limit regardless of the number of shares actually issued to settle the SARs upon exercise, and at least the target number of shares issuable under a performance-based award will be counted against the share limit as of the grant date, but such number will be adjusted to equal the actual number of shares issued upon settlement of the performance-based award to the extent different from such number of shares. If any awards terminate, expire, or are canceled, forfeited, exchanged, or surrendered without having been exercised or paid, or if any awards are forfeited or expire or otherwise terminate without the delivery of any shares of our common stock, or are settled in cash in lieu of shares of our common stock, the shares subject to such awards will again be available for purposes of the 2025 Plan, in the same amount as such shares were counted against the 2025 Plan’s share limit or, if applicable, the share limits set forth in the applicable Prior Plan. The share limit, however, will not be increased by the number of shares of our common stock: (i) tendered, withheld, or subject to an award surrendered in connection with the exercise of an option; (ii) that were not issued upon the net settlement or net exercise of a stock-settled SAR; (iii) deducted or delivered from payment of an award in connection with the Company’s tax withholding obligations; or, (iv) purchased by the Company with proceeds from option exercises.
Non-Employee Director Compensation Limits
The maximum total compensation (including cash payments and the aggregate grant date fair market value of shares of our common stock that may be granted under the 2025 Plan) that may be paid to or granted in a calendar year to a non-employee director of the Company solely for services as a member of the Board of or a committee thereof is $900,000; provided, however that in the calendar year in which a non-employee director of the Company is designated as chairman or lead director of the Board, such limit shall be increased to $1,500,000.

60 INSULET CORPORATION - 2025 Proxy Statement

Types of Awards
The 2025 Plan provides for the grant of options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”) (including deferred stock units), unrestricted stock, dividend equivalent rights, performance shares and other performance-based awards, other equity-based awards, and cash bonus awards.
Options. The 2025 Plan authorizes our Committee to grant incentive stock options (as defined in Section 422 of the Code) and options that do not qualify as incentive stock options (“nonqualified options”). To the extent that the aggregate fair market value of shares of our common stock determined on the grant date with respect to which incentive stock options are exercisable for the first time during any calendar year exceeds $100,000, the option will be treated as a nonqualified option. The exercise price of each option will be determined by the Committee, provided that the per share exercise price will be equal to or greater than 100% of the fair market value of a share of our common stock on the grant date. If we were to grant incentive stock options to any 10% stockholder, the per share exercise price will not be less than 110% of the fair market value of a share of our common stock on the grant date.
The term of an option cannot exceed ten years from the grant date. If we were to grant incentive stock options to any 10% stockholder, the term cannot exceed five years from the grant date. The Committee determines at what time or times each option may be exercised and the period of time, if any, after retirement, death, disability, or termination of employment during which options may be exercised. Options may be made exercisable in installments. The vesting and exercisability of options may be accelerated by the Committee. Awards of options are nontransferable, except where the Committee authorizes options to be transferred, whether in an applicable award agreement or through subsequent approval of the Committee.
Stock Appreciation Rights. The 2025 Plan authorizes the Committee to grant SARs that provide the grantee with the right to receive, upon exercise of the SARs, cash, shares of our common stock, or a combination of the foregoing. The amount that the recipient will receive upon exercise of a SAR generally will equal the excess of the fair market value of a share of our common stock on the date of exercise over the SAR’s per share exercise price, which must be equal to or greater than 100% of the fair market value of a share of our common stock on the grant date. SARs will become exercisable in accordance with terms determined by our Committee. Stock appreciation rights may be granted in tandem with an option grant or independently from an option grant. The term of an SAR cannot exceed ten years from the grant date. Awards of SARs are nontransferable, except where the Committee authorizes options to be transferred, whether in an applicable award agreement or through subsequent approval of the Committee.
Restricted Stock and RSUs. The 2025 Plan also authorizes the Committee to grant restricted stock and RSUs (including deferred stock units). Subject to the provisions of the 2025 Plan, the Committee will determine the terms and conditions of each award of restricted stock and RSUs, including the restricted period for all or a portion of the award, the restrictions applicable to the award, and the purchase price (if any) for the shares of our common stock subject to the award. Restricted stock and RSUs may vest solely by the passage of time and/or pursuant to achievement of performance goals, and the restrictions and/or the restricted period may differ with respect to each award of restricted stock and RSUs. During the period, if any, when shares of restricted stock and RSUs are non-transferable or forfeitable or prior to the satisfaction of any other restrictions prescribed by the Committee, a grantee is prohibited from selling, transferring, assigning, pledging, or otherwise encumbering or disposing of his or her shares of restricted stock or RSUs.
A grantee of restricted stock will have all the rights of a stockholder, including the right to vote the shares and receive dividends or distributions on the shares, except to the extent limited by the Committee or the 2025 Plan. Grantees of RSUs will have no voting or dividend rights or other rights associated with share ownership, although the Committee may award dividend equivalent rights on such units. Grantees will not vest in dividends paid on unvested shares of restricted stock or in dividend equivalent rights paid on unvested RSUs if and until the underlying awards vest.
Unrestricted Stock. The 2025 Plan authorizes the Committee to grant shares of unrestricted stock. Shares of unrestricted stock are free of any restrictions, and a grantee of shares of unrestricted stock will have all the rights of a stockholder, including the right to vote the shares and receive dividends or distributions on the shares, as of the grant date.
Dividend Equivalent Rights. The 2025 Plan authorizes the Committee to grant dividend equivalent rights, which are rights entitling the grantee to receive credits for dividends or distributions that would be paid if the grantee had held a specified number of shares of our common stock underlying the right. The Committee may grant dividend equivalent rights to a grantee in connection with an award under the 2025 Plan, or without regard to any other award, except that no dividend equivalent rights may be granted in connection with, or related to, an option or SAR. Dividend equivalent rights may be settled in cash, shares of our common stock, or a combination of the foregoing, in a single installment or in multiple installments, as determined by the Committee. A dividend equivalent right granted as a component of another award may not vest or become payable until the underlying award vests and settles.
Performance-Based Awards. The 2025 Plan authorizes the Committee to grant performance-based awards, ultimately payable in shares of our common stock or cash, in such amounts and upon such terms as determined by the Committee. Each grant of a performance-based award will have an initial cash value or an actual or target number of shares of our common stock that is established by the Committee at the grant date. The Committee may set performance goals in its discretion that, depending on the extent to which they are met, will determine the value and/or number of shares of our common stock subject to a performance-based award that will be paid out to a grantee, and the Committee will establish the performance periods for these performance-based awards.
Other Equity-Based Awards. The 2025 Plan authorizes the Committee to grant other types of equity-based awards. Other equity-based awards are payable in cash, shares of our common stock or other equity, or a combination of the foregoing, and may be restricted or unrestricted, as determined by our Committee. The terms and conditions that apply to other equity-based awards are determined by the Committee.

INSULET CORPORATION - 2025 Proxy Statement 61

Minimum Vesting Requirement
The 2025 Plan provides that, except with respect to 5% of the share limit, any award (other than a substitute award) will not vest prior to the one year anniversary of the grant (for service-based awards) or will not have a performance period of less than 12 months (for performance-based awards); however, the Committee may provide for the earlier vesting in the event of the grantee’s retirement, death or disability, involuntary termination of a grantee’s service, or in connection with a change in control. The vesting of Awards to non-employee directors will be deemed to satisfy the foregoing minimum vesting requirement to the extent that the Awards vest no sooner than the earlier of the first anniversary of the grant date and the next regular annual meeting of our stockholders that is at least 50 weeks after the immediately preceding year’s annual meeting.
No Repricing
Except in connection with certain corporate transactions involving the Company, we may not: (i) amend the terms of outstanding options or SARs to reduce the exercise price of such outstanding options or SARs; (ii) cancel or assume outstanding options or SARs in exchange for or substitution of options or SARs with an exercise price that is less than the exercise price of the original options or SARs; or, (iii) cancel or assume outstanding options or SARs with an exercise price above the then-current fair market value in exchange for cash, awards, or other securities, in each case, unless such action (a) is subject to and approved by our stockholders, or (b) would not be deemed to be a repricing under the rules of the applicable stock exchange.
Adjustments
The number and kinds of shares of common stock for which awards may be made under the 2025 Plan, including the share limit described above, will be adjusted proportionately and accordingly by the Committee if the number of outstanding shares of our common stock is increased or decreased or the shares of our common stock are changed into or exchanged for a different number of shares or kind of capital stock or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse stock split, spin-off, combination of stock, exchange of stock, stock dividend, or other distribution payable in capital stock, or other increase or decrease in shares of common stock effected without receipt of consideration by the Company.
Change in Control
If the Company experiences a “Change in Control” (as defined in the 2025 Plan) in which awards will not be assumed or continued by the surviving entity, unless otherwise provided in an applicable award agreement: (i) immediately before the corporate transaction, except for performance-based awards, all restricted stock, RSUs (including deferred stock units), and dividend equivalent rights will vest, and all shares of common stock and/or cash subject to such awards will be delivered; and, (ii) at the Committee’s discretion, (a) all options and SARs will become exercisable at least 15 days before the corporate transaction and terminate if unexercised upon the consummation of the corporate transaction, and/or (b) all options, SARs, restricted stock, RSUs, and dividend equivalent rights will be terminated and cashed out or redeemed for securities of equivalent value. Performance-based awards will vest: (i) if less than half the performance period has lapsed, at target level; and, (ii) if more than half the performance period has lapsed, based on actual performance if determinable or, if not determinable, at target level, and in each case then will be treated in accordance with the foregoing sentence. Other equity-based awards will be governed by the terms of the applicable award agreement.
If the Company experiences a Change in Control in which awards will be assumed or continued by the surviving entity: (i) the awards will adjusted as appropriate as to the number of shares and type of capital stock to which the awards relate and, for options and SARs, as to the exercise price; and, (ii) if the grantee’s service is terminated without “cause” (as defined in the 2025 Plan) within one year following the consummation of such corporate transaction, the grantee’s award will be fully vested and may be exercised in full, to the extent applicable, beginning on the date of such termination and for the three month period immediately following such termination or for such longer period as the Committee shall determine.
Clawback
Awards will be subject to recoupment in accordance with any clawback policy adopted by the Company, including the Insulet Corporation Compensation Recoupment Policy (or any successor clawback policy adopted by the Company).
Amendment, Suspension, and Termination
Our Board may amend, suspend, or terminate the 2025 Plan at any time; provided that no amendment, suspension, or termination may impair the rights or obligations under outstanding awards, without the consent of the grantee. Our stockholders must approve any amendment to the 2025 Plan to the extent determined by the Board or if such approval is required under applicable law (including the NASDAQ regulations). Our stockholders also must approve any amendment that changes the no re-pricing rules, the option exercise price rules, or the SAR exercise price rules.

62 INSULET CORPORATION - 2025 Proxy Statement

Summary of U.S. Federal Income Tax Consequences
The U.S. federal income tax consequences of awards under the 2025 Plan for grantees and the Company will depend on the type of award granted. The following summary description of U.S. federal income tax consequences is intended only for the general information of our stockholders. A grantee in the 2025 Plan should not rely on this description and instead should consult his or her own tax advisor.
Incentive Stock Options
The grant of an incentive stock option will not be a taxable event for the grantee or the Company. A grantee will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply), and any gain or loss realized upon a disposition of our common stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain or loss if the grantee holds the shares of our common stock for at least two years after the date of grant and for one year after the date of exercise (the “holding period requirement”). We will not be entitled to a business expense deduction with respect to an incentive stock option, except as discussed below.
For the exercise of an incentive stock option to qualify for the foregoing tax treatment, the grantee generally must be our employee or an employee of one of our direct corporate subsidiaries from the date the incentive stock option is granted through a date within three months before the date of exercise of the option.
If all of the foregoing requirements are met except the holding period requirement mentioned above, the grantee will recognize ordinary income upon the disposition of the shares of our common stock in an amount generally equal to the excess of the fair market value of the common stock at the time the option was exercised over the option’s exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. We will be allowed a business expense deduction to the extent the grantee recognizes ordinary income, subject to Section 162(m) of the Code.
Nonqualified Options
The grant of a nonqualified option will not be a taxable event for the grantee or the Company. Upon exercising a nonqualified option, a grantee will recognize ordinary income in an amount equal to the difference between the option’s exercise price and the fair market value of the common stock on the date of exercise. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a nonqualified option, the grantee will have taxable capital gain or loss (which will be short-term or long-term), measured by the difference between the amount realized on the disposition and the tax basis of the shares of our common stock (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).
A grantee who has transferred a nonqualified option to a family member by gift will realize taxable income at the time the nonqualified option is exercised by the family member. The grantee will be subject to withholding of income and employment taxes at that time. The family member’s tax basis in the shares of our common stock will be the fair market value of the shares of common stock on the date the nonqualified option is exercised. The transfer of vested nonqualified options will be treated as a completed gift for gift and estate tax purposes. Once the gift is completed, neither the transferred options nor the shares acquired on exercise of the transferred options will be includable in the grantee’s estate for estate tax purposes.
Stock Appreciation Rights
The grant of a SAR will not be a taxable event for the grantee or the Company. Upon exercising a SAR, a grantee will recognize ordinary income in an amount equal to the difference between the SAR’s exercise price and the fair market value of the common stock on the date of exercise. Subject to Section 162(m) of the Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.
Restricted Stock
A grantee who is awarded restricted stock will not recognize any taxable income for U.S. federal income tax purposes in the year of the award, provided that the shares of common stock are subject to restrictions (that is, the shares of restricted stock are nontransferable and subject to a substantial risk of forfeiture). However, the grantee may elect under Section 83(b) of the Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the common stock on the date of the award (less the purchase price, if any), determined without regard to the restrictions. If the grantee does not make such Section 83(b) election, the fair market value of the common stock on the date the restrictions lapse (less the purchase price, if any) will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse, and dividends paid while the common stock is subject to restrictions will be subject to withholding taxes. Subject to Section 162(m) of the Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.
Restricted Stock Units
The grant of RSUs (including deferred stock units) will not be a taxable event for the grantee or the Company. A grantee who receives restricted stock units will recognize ordinary income in an amount equal to the fair market value of the shares issued, or in the case of a cash-settled award, the amount of the cash payment made, to such grantee at the end of the restriction period or, if later, the payment date. Subject to Section 162(m) of the Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

INSULET CORPORATION - 2025 Proxy Statement 63

Unrestricted Stock; Dividend Equivalent Rights; Cash Awards
The grant of unrestricted stock, cash awards or dividend equivalent rights is a taxable event for the grantee at the time the grantee receives shares or cash. A grantee who receives shares or cash will recognize ordinary income on the grant date in an amount equal to the fair market value of the shares and cash issued, reduced by the amount, if any, paid for such shares. Subject to Section 162(m) of the Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income. Upon a subsequent sale or exchange of shares of unrestricted stock, the grantee will have taxable capital gain or loss (which will be short-term or long-term), measured by the difference between the amount realized on the disposition and the tax basis of the shares of our common stock (generally, the amount paid for the shares plus the amount treated as ordinary income on the grant date).
Section 280G of the Code
To the extent payments which are contingent on a Change in Control are determined to exceed certain limitations, such payments may be subject to a 20% excise tax, and the Company’s deduction with respect to the associated compensation expense may be disallowed in whole or in part. The 2025 Plan includes a Section 280G “best after tax” provision, meaning, if any of the payments under the 2025 Plan, or otherwise, would constitute parachute payments within the meaning of Section 280G of the Code and would be subject to the excise tax imposed under Section 4999 of the Code, the payments will be reduced by the amount required to avoid the excise tax if such a reduction would give the grantee a better after-tax result than if the grantee received the payments in full.
Deductibility of Executive Compensation
Section 162(m) of the Code limits the deductibility for federal income tax purposes of certain compensation paid to any “covered employee” (in general, our CEO, the Chief Financial Officer, and the three other most highly-compensated executive officers for the year at issue and any person who was part of that group for any other year beginning after December 31, 2016, and beginning in 2027, also including the next five highest-compensated employees for the applicable year) in excess of $1 million. Thus, certain compensation attributable to awards may be nondeductible to our Company due to the application of Section 162(m) of the Code.
New Awards
The awards, if any, that will be made to eligible grantees under the 2025 Plan are subject to the discretion of the Committee, and thus we cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to eligible grantees under the 2025 Plan. Therefore, no new plan benefits table can be provided at this time. For more information on the awards granted under the 2017 Plan to our NEOs in 2024, see the section above entitled “Outstanding Equity Awards at 2024 Fiscal Year End.” For more information on the awards granted under the 2017 Plan to our directors in 2024, see the section above entitled “Non-Employee Director Compensation.”

  VOTE REQUIRED
To approve the 2025 Plan, a majority of the shares voting on this Proposal 3 must vote FOR such approval. Abstentions and broker non-votes will not be treated as votes cast and, accordingly, will have no effect on the outcome of the vote on this Proposal 3.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE 2025 PLAN.

64 INSULET CORPORATION - 2025 Proxy Statement

Report of the Audit Committee of the Board of Directors
This report is submitted by the Audit Committee of the Board of Directors. The Audit Committee currently consists of Timothy C. Stonesifer (Chair), Michael R. Minogue and Flavia H. Pease. None of the members of the Audit Committee is an officer or employee of the Company. Mr. Stonesifer, Mr. Minogue, and Ms. Pease are each “independent” for Audit Committee purposes under the applicable Nasdaq and SEC rules. Each of Mr. Stonesifer, Mr. Minogue, and Ms. Pease is an “audit committee financial expert” as defined under SEC rules. The Audit Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available in the Corporate Governance section of the Company’s website at http://www.insulet.com.
The Audit Committee oversees the Company’s accounting and financial reporting processes on behalf of the Board of Directors. The Company’s management has the primary responsibility for preparing the Company’s financial statements, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management the Company’s consolidated financial statements for the fiscal year ended December 31, 2024, including a discussion of, among other things, the quality of the Company’s accounting principles, the reasonableness of significant estimates and judgments, and the clarity of disclosures in the Company’s financial statements.
The Audit Committee also reviewed with Grant Thornton LLP (“Grant Thornton”), the Company’s independent registered public accounting firm, the results of Grant Thornton’s audit and discussed matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board. The Audit Committee has reviewed permitted services under SEC rules and discussed with Grant Thornton its independence from management and the Company, including the matters in the written disclosures and the letter from Grant Thornton required by applicable requirements of the Public Company Accounting Oversight Board regarding Grant Thornton’s communications with the Audit Committee concerning independence, and has considered and discussed the compatibility of non-audit services provided by Grant Thornton with its independence.
The Audit Committee meets with Grant Thornton, with and without management present, to discuss the results of its examinations, its evaluations of the Company’s internal controls, including internal control over financial reporting, and the overall quality of the Company’s financial reporting.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2024 for filing with the SEC.
Respectfully submitted by the Audit Committee,
Timothy C. Stonesifer (Chair)
Michael R. Minogue
Flavia H. Pease
This Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other Company filing with the SEC, except to the extent that the Company specifically incorporates this Report by reference into another Company filing.

INSULET CORPORATION - 2025 Proxy Statement 65

Matters Concerning Independent Registered Public Accounting Firm
The Audit Committee charter contains procedures for the pre-approval of audit and non-audit services (the “Pre-Approval Policy”) to ensure that all audit and permitted non-audit services that are to be provided to the Company by its independent registered public accounting firm have been pre-approved by the Audit Committee or its designee. Specifically, the Audit Committee or the Chair of Audit Committee pre-approves the use of such firm for specific audit and non-audit services, except that pre-approval of non-audit services is not required if the “de minimis” provisions of Section 10A(i)(1)(B) of the Exchange Act are satisfied. If a proposed service has not been pre-approved by the Chair of the Audit Committee, then it must be specifically pre-approved by the Audit Committee before it may be provided by such firm. All approvals by the Chair of the Audit Committee are reviewed with the full Audit Committee. All of the audit-related, tax, and all other services provided by Grant Thornton to the Company in the fiscal year ended December 31, 2024 and 2023 were approved by the Audit Committee pursuant to the Pre-Approval Policy.
All non-audit services provided by Grant Thornton in 2024 and 2023 were reviewed with the Audit Committee, which concluded that the provision of such services by Grant Thornton was compatible with the maintenance of their independence in the conduct of their auditing functions. For additional information concerning the Audit Committee and its activities with Grant Thornton in 2024, see “Governance of the Company – Our Board of Directors - Board Committees” and “Report of the Audit Committee of the Board of Directors.”

  FEES BILLED BY INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The following table shows: (i) the fees for professional services rendered by Grant Thornton for the audit of the Company’s financial statements for the fiscal years ended December 31, 2024 and 2023, and (ii) the fees billed for other services rendered by Grant Thornton during such fiscal years.

	2024	2023
Audit Fees	$2,319,872	$2,515,139
Audit-Related Fees	$—	$—
Tax Fees	$23,200	$8,040
All Other Fees	$—	$—
Total	$2,343,072	$2,523,179

  AUDIT FEES
Audit fees consist of the aggregate fees incurred for professional services rendered for: (i) the audit of the Company’s annual financial statements included in its Annual Report on Form 10-K and a review of financial statements included in the Company’s Quarterly Reports on Form 10-Q, (ii) the filing of the Company’s registration statements and other SEC related filings, (iii) services that are normally provided in connection with statutory and regulatory filings or engagements for those years, and (iv) accounting consultations.

  TAX FEES
Tax Fees consist of fees for professional services rendered for assistance with foreign and U.S. state and local tax compliance, transfer pricing matters and other tax planning or tax advice services.

66 INSULET CORPORATION - 2025 Proxy Statement

Proposal 4	Ratification of the Appointment of Independent Registered Public Accounting Firm
The Audit Committee of the Board of Directors has appointed Grant Thornton as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2025. Grant Thornton has served as the Company’s independent registered public accounting firm since 2016. The Audit Committee is directly responsible for the appointment, retention, compensation and oversight of the work of the Company’s independent registered public accounting firm for the purpose of preparing or issuing an audit report or related work.
In making its determinations regarding whether to appoint or retain a particular independent registered public accounting firm, the Audit Committee takes into account the views of management and will take into account the vote of the Company’s shareholders with respect to the ratification of the appointment of the Company’s independent registered public accounting firm. If the shareholders do not ratify the selection of Grant Thornton, the Audit Committee will review the Company’s relationship with Grant Thornton and will take such action as it deems appropriate, which may include continuing to retain Grant Thornton as the Company’s independent registered public accounting firm.
A representative of Grant Thornton is expected to be present at the Annual Meeting. He or she will have an opportunity to make a statement, if he or she desires to do so, and will be available to respond to appropriate questions from shareholders.

  VOTE REQUIRED
The affirmative vote of a majority of the shares present, in person or represented by proxy, and voting on this Proposal 4 is required to ratify the appointment of Grant Thornton as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. Broker “non-votes” and abstentions are not considered voted for the proposal to ratify the appointment of Grant Thornton. Such broker “non-votes” and abstentions will have the effect of reducing the number of affirmative votes required to achieve a majority for this Proposal 4 by reducing the total number of shares from which the majority is calculated.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A
VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF
GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR THE
FISCAL YEAR ENDING DECEMBER 31, 2025.

INSULET CORPORATION - 2025 Proxy Statement 67

General Information About the Meeting
This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting to be held on Thursday, May 22, 2025 at 8:00 a.m., Eastern Time, via live webcast at www.virtualshareholdermeeting.com/PODD2025. The Company’s Annual Report on Form 10-K for the year ended December 31, 2024 (hereinafter referred to as the “10-K”) containing financial statements for the fiscal year ended December 31, 2024, is being made available, together with this proxy statement, to shareholders at www.proxyvote.com.
Proposals to be Voted Upon
As more fully described in this proxy statement, the purpose of the Annual Meeting is:
1.
To elect three Class III Directors (Jessica Hopfield, Ashley A. McEvoy and Elizabeth H. Weatherman) nominated by the Board of Directors, each to serve for a three-year term and until her successor has been duly elected and qualified or until her earlier death, resignation or removal;

2.	To approve, on a non-binding, advisory basis, the compensation of certain executive officers as more fully described in this proxy statement;
3.	To approve the Insulet Corporation 2025 Stock Option and Incentive Plan as more fully described in this proxy statement;
4.	To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025; and
5.	To consider and vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
Attending the Annual Meeting
The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend and participate in the Annual Meeting by visiting www.virtualshareholdermeeting.com/PODD2025. In order to attend and participate in the Annual Meeting, you will need to log in to the webcast using the 16-digit control number located on your Notice, on your proxy card or on the instructions that accompanied your proxy materials. The webcast will begin promptly at 8:00 a.m., Eastern Time, on Thursday, May 22, 2025. Online access will begin at 7:45 a.m., Eastern Time, to provide you ample time to log in and test your device. We encourage you to access the webcast prior to the designated start time.
Submitting Questions at the Annual Meeting
We are committed to ensuring that shareholders will be afforded the same rights and opportunities to participate at the Annual Meeting as they would have at an in-person meeting. By accessing www.proxyvote.com, you will be able to submit questions in writing in advance of the annual meeting, vote, view the annual meeting procedures, and obtain copies of proxy materials and our 2024 Annual Report on Form 10-K.
Shareholders also may submit questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/PODD2025. We will try to answer as many shareholder-submitted questions during the Annual Meeting as time permits. However, we reserve the right to exclude questions that are not pertinent to the Annual Meeting matters or that are otherwise inappropriate. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.
Technical Assistance for the Annual Meeting
We will have technicians ready to assist you with any technical difficulties you may have accessing the live webcast of the Annual Meeting. See www.virtualshareholdermeeting.com/PODD2025 for the technical support phone number. Please call that support number if you experience technical difficulties during the check-in process or during the Annual Meeting webcast.
List of Shareholders Available
A list of shareholders entitled to vote at the Annual Meeting will be available during the Annual Meeting at www.virtualshareholdermeeting.com/PODD2025.

68 INSULET CORPORATION - 2025 Proxy Statement

Recording of the Annual Meeting
A recording of the Annual Meeting will be available online at www.virtualshareholdermeeting.com/PODD2025 for approximately 12 months following the date of the Annual Meeting.
Record Date and Voting Rights
Only shareholders of record at the close of business on March 26, 2025 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. As of the Record Date, 70,361,846 shares of common stock, par value $0.001 per share, of the Company were issued and outstanding. The holders of the Company’s common stock are entitled to one vote per share on any proposal presented at the Annual Meeting.
If you are a shareholder of record, you may vote prior to the Annual Meeting in one of the following three ways, whether or not you plan to attend the Annual Meeting:
•	by completing, signing and dating the accompanying proxy card and returning it in the postage-prepaid envelope enclosed for that purpose;
•	by completing your proxy using the toll-free telephone number listed on the proxy card; or
•	by completing your proxy on the internet at the address listed on the proxy card.
Votes made by proxy over the phone or on the internet must be received by 11:59 p.m., Eastern Time, on May 21, 2025. If your shares of common stock are held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares of common stock voted.
If you attend the Annual Meeting, you may vote electronically during the Annual Meeting even if you have previously returned your proxy card or completed your proxy by phone or on the internet.
Revocation of Proxies
Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by:
•	filing with the Secretary of the Company, before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy being revoked;
•	properly casting a new vote via the internet or by telephone at any time up until 11:59 p.m., Eastern Time, on May 21, 2025;
•	duly completing a later-dated proxy relating to the same shares and delivering it to the Secretary of the Company before the taking of the vote at the Annual Meeting; or
•	attending the Annual Meeting and voting electronically during the Annual Meeting (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy).
Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Insulet Corporation, 100 Nagog Park, Acton, Massachusetts 01720, Attention: Secretary by May 21, 2025.
Quorum; Abstentions; Broker Non-Votes
The representation in person or by proxy of at least a majority of the outstanding shares of the Company’s common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Virtual attendance at the Annual Meeting constitutes presence in person for purposes of a quorum at the Annual Meeting. Votes withheld from any nominee, abstentions and broker “non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner votes on one proposal but does not vote on another proposal because, with respect to such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Proposal 4, the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal 2025 is considered a routine matter, and, accordingly, brokers who hold shares for the accounts of their clients have discretionary authority to vote shares if specific instructions are not given with respect this proposal. Brokers do not have discretionary authority to vote on any of the other Proposals. As a result, if you do not instruct your bank, broker or nominee how to vote with respect to those matters, it is expected that your bank, broker or nominee will not be able to vote on those proposals and a broker “non-vote” will occur. Whether a proposal is considered routine or non-routine is subject to stock exchange rules and final determination by the stock exchange. Even with respect to routine matters, some brokers are choosing not to exercise discretionary voting authority. As a result, we urge you to direct your broker, bank or other nominee how to vote your shares on all proposals to ensure that your vote is counted.

INSULET CORPORATION - 2025 Proxy Statement 69

Vote Required
For Proposal 1, the election of three Class III Directors, the nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote on such matter at the Annual Meeting will be elected as Directors. However, in accordance with the Company’s majority voting policy (as described in the section entitled “Governance of the Company – Governance Policies and Procedures”), in the event that a nominee receives a greater number of “withhold” votes than votes “for” his or her election, such nominee is required to tender his or her written resignation to the Chairman of the Board and such resignation will be considered by the Nominating, Governance and Risk Committee and the Board of Directors. For Proposal 2, Proposal 3, and Proposal 4, an affirmative vote of a majority of the shares present in person or represented by proxy, and voting on such matter, is required for approval of each Proposal. Broker “non-votes” and abstentions are not considered voted for purposes of any of these matters and have the effect of reducing the number of affirmative votes required to achieve a majority for the applicable matter by reducing the total number of shares from which a majority is calculated.
Solicitation of Proxies
The cost of solicitation of proxies will be borne by the Company and, in addition to soliciting shareholders by mail through its employees, the Company may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Company registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs upon request. Solicitation by officers and employees of the Company may also be made of some shareholders in person or by mail, telephone, or e-mail following the original solicitation. Additionally, the Company has retained Innisfree M&A Incorporated to assist in the solicitation of proxies for the Annual Meeting. The estimated cost of such services is $22,500, plus out-of-pocket expenses.
Voting of Proxies
The persons named as attorneys-in-fact in the proxies, Ashley A. McEvoy and John W. Kapples, were selected by the Board of Directors and are officers of the Company. All properly executed proxies returned in time to be counted at the Annual Meeting will be voted by such persons at the Annual Meeting. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specifications. If no such specifications are indicated, such proxies will be voted:
Proposal 1.	FOR the election of the Director nominees;
Proposal 2.	FOR approval, on a non-binding, advisory basis, of the compensation of certain executive officers, as more fully described in this proxy statement; and
Proposal 3.	FOR approval of the Insulet Corporation 2025 Stock Option and Incentive Plan as more fully described in this proxy statement; and
Proposal 4.	FOR ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025
Other Business
Aside from the three proposals described in this proxy statement, the Board of Directors knows of no other matters to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys-in-fact in the proxies.

70 INSULET CORPORATION - 2025 Proxy Statement

Shareholder Proposals for 2026 Annual Meeting of Shareholders
Any stockholder who intends to present a Rule 14a-8 proposal at Insulet’s 2026 Annual Meeting of Shareholders and who wishes to have the proposal considered for inclusion in the Company’s proxy materials for that meeting, must ensure that their proposal is received by the Company’s Secretary no later than December 9, 2025. The proposal must be made in accordance with the rules and regulations of the SEC as well as the applicable provisions of our Bylaws to be eligible for inclusion in the proxy statement for that meeting.
A stockholder or group of up to 20 stockholders who have continuously owned at least 3% of Insulet’s common stock for at least three years have the ability to submit director nominees (up to the greater of two or 20% of the Board) for inclusion in the related proxy statement if the stockholder(s) and the nominee(s) satisfy the requirements specified in Insulet’s Bylaws. Notice of these proposals must be received no earlier than January 22, 2026 and no later than February 21, 2026 and must include the information required for any Nomination Notice (as defined in the Bylaws).
Shareholders who intend to present a proposal at the 2026 Annual Meeting of Shareholders without inclusion of the proposal in the Company’s proxy materials must comply with the procedures specified in Insulet’s Bylaws. These procedures require, among other things, that any such proposal or nomination to be received by the Secretary no earlier than January 22, 2026 and no later than February 21, 2026. This advance notice period is intended to allow all stockholders an opportunity to consider all business and nominees expected to be considered at the meeting.
In addition to satisfying the foregoing requirements under Insulet’s Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than Insulet’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 23, 2026.
All submissions to, or requests of, the Secretary should be made to Insulet’s principal executive offices at 100 Nagog Park, Acton, MA 01720.
Forward-Looking Statements
This proxy statement and the accompanying letter to shareholders may contain forward-looking statements. Forward-looking statements relate to future events or our future financial performance.
We generally identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. These statements are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, results of operations and financial condition.
The outcomes of the events described in these forward-looking statements are subject to risks, uncertainties and other factors described in Item 1A Risk Factors, and elsewhere, in the Company’s 10-K. Accordingly, you should not rely upon forward-looking statements as predictions of future events. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. The forward-looking statements made in this proxy statement and the accompanying letter to shareholders relate only to events as of the date of this proxy statement. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.
Website References
Website references in this document are provided for convenience only, and the content on the referenced websites is not incorporated into, nor does it form a part of, this proxy statement.

INSULET CORPORATION - 2025 Proxy Statement 71

ANNEX A
INSULET CORPORATION
NON-GAAP RECONCILIATION
Use of Non-GAAP Financial Measures
The Company uses constant currency and Adjusted EBITDA, both of which are non-GAAP financial measures. Constant currency revenue growth represents the change in revenue between current and prior year periods using the exchange rate in effect during the applicable prior year period. Management believes constant currency revenue growth provides meaningful information regarding the Company’s results on a consistent and comparable basis. Management uses this non-GAAP financial measure, in addition to financial measures in accordance GAAP, to evaluate the Company’s operating results. It is also one of the performance metrics that determines management incentive compensation. Adjusted EBITDA represents net income (loss) plus net interest expense, income tax expense (benefit), depreciation and amortization, stock-based compensation and other significant transactions or events, such as legal settlements, medical device corrections, and loss on extinguishment of debt, that affect the period-to-period comparability of our operating performance, as applicable. Management uses Adjusted EBITDA as a supplemental measure in assessing the Company’s operating performance, and the Company believes that it is helpful to investors and other interested parties as a measure of comparative operating performance from period to period. Adjusted EBITDA is also a commonly used measure in determining business value, and the Company uses it to report results internally.
These non-GAAP financial measures should be considered supplemental to, and not a substitute for, the Company’s reported financial results prepared in accordance with GAAP. Furthermore, the Company’s definition of these non-GAAP financial measures may differ from similarly titled measures used by others. Because these non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, Insulet strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety.
Non-GAAP Reconciliation
CONSTANT CURRENCY REVENUE GROWTH
(UNAUDITED)

	Year Ended December 31,
(dollars in millions)	2024	2023	Percent Change	Currency Impact	Constant Currency
Revenue:
U.S. Omnipod	$ 1,509.3	$1,251.0	20.6%	—%	20.6%
International Omnipod	523.4	410.1	27.6%	0.7%	26.9%
Total Omnipod	2,032.7	1,661.1	22.4%	0.2%	22.2%
Drug Delivery	38.9	36.0	8.1%	—%	8.1%
Total	$ 2,071.6	$ 1,697.1	22.1%	0.2%	21.9%

ADJUSTED EBITDA
(UNAUDITED)

	Year Ended December 31,
	2024	2023
	(dollars in millions)
Net income (loss)	$418.3	$206.3
Interest expense, net	3.2	7.6
Income tax expense	(118.1)	8.3
Depreciation and amortization	80.8	72.8
Stock-based compensation	69.3	48.3
Voluntary medical device corrections(1)	—	(11.5)
Unrealized loss (gain) on investments(2)	3.8	(2.6)
Adjusted EBITDA	$457.3	$ 329.2

(1)
Represents income resulting from adjustments to estimated costs associated with the voluntary medical device correction notices issued in the fourth quarter of 2022, which is included in the cost of revenue.

(2)	Represents non-operating gains resulting from fair value adjustments of strategic debt and other investments.

INSULET CORPORATION - 2025 Proxy Statement A-1

ANNEX B
INSULET CORPORATION

2025 STOCK OPTION AND INCENTIVE PLAN

INSULET CORPORATION - 2025 Proxy Statement B-1

INSULET CORPORATION
2025 STOCK OPTION AND INCENTIVE PLAN
1.	PURPOSE
The Plan is intended to (a) provide eligible individuals with an incentive to contribute to the success of the Company and its Subsidiaries and to operate and manage the Company’s business in a manner that will provide for the Company’s long-term growth and profitability and that will benefit its stockholders and other important stakeholders, including its employees and customers, and (b) provide a means of recruiting, rewarding, and retaining key personnel. To this end, the Plan provides for the grant of Awards of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Unrestricted Stock, Dividend Equivalent Rights, Performance Shares and other Performance-Based Awards, Other Equity-Based Awards, and cash bonus awards. Any of these Awards may, but need not, be made as performance incentives to reward the holders of such Awards for the achievement of performance goals in accordance with the terms of the Plan. Options granted under the Plan may be Nonqualified Stock Options or Incentive Stock Options, as provided herein.
2.	DEFINITIONS
For purposes of interpreting the Plan documents, including the Plan and Award Agreements, the following capitalized terms shall have the meanings specified below, unless the context clearly indicates otherwise:
2.1 “Affiliate” shall mean any Person that controls, is controlled by, or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including any Subsidiary. For purposes of grants of Options or Stock Appreciation Rights, an entity may not be considered an Affiliate unless the Company holds a Controlling Interest in such entity.
2.2 “Applicable Laws” shall mean the legal requirements relating to the Plan and the Awards under (a) applicable provisions of the Code, the Securities Act, the Exchange Act, any rules or regulations thereunder, and any other laws, rules, regulations, and government orders of any jurisdiction applicable to the Company or its Affiliates, (b) applicable provisions of the corporate, securities, tax, and other laws, rules, regulations, and government orders of any jurisdiction applicable to Awards granted to residents thereof, and (c) the rules of any Securities Market on which the Stock is listed or publicly traded.
2.3 “Award” shall mean a grant under the Plan of an Option, a Stock Appreciation Right, Restricted Stock, a Restricted Stock Unit, a Deferred Stock Unit, Unrestricted Stock, a Dividend Equivalent Right, a Performance Share or other Performance-Based Award, an Other Equity-Based Award, or cash.
2.4 “Award Agreement” shall mean the written agreement, in such written, electronic, or other form as determined by the Committee, between the Company and a Grantee that evidences and sets forth the terms and conditions of an Award.
2.5 “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act.
2.6 “Benefit Arrangement” shall mean any formal or informal plan or other arrangement for the direct or indirect provision of compensation to a Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee.
2.7 “Board” shall mean the Board of Directors of the Company.
2.8 “Cause” shall have the meaning set forth in an applicable agreement between a Grantee and the Company or an Affiliate or in a severance plan in which the Grantee participates, and in the absence of any such agreement or plan, shall mean, with respect to any Grantee and as determined by the Committee, the occurrence of any one or more of the following events: (a) conduct by the Grantee constituting a material act of willful misconduct in connection with the performance of the Grantee’s duties to the Company, including misappropriation of funds or property of the Company or its Affiliates other than the occasional, customary and de minimis use of Company property for personal purposes; (b) the commission by the Grantee of any misdemeanor involving moral turpitude, deceit, dishonesty or fraud or any felony, or any conduct by the Grantee that would reasonably be expected to result in material injury to the Company or its Affiliates if the Grantee were retained in the Grantee’s position; (c) willful and deliberate material non-performance by the Grantee of the Grantee’s duties to the Company (other than by reason of the Grantee’s physical or mental illness, incapacity, or disability) which has continued following written notice of such non-performance from the Company; (d) a breach by the Grantee of any of the provisions contained any agreements between Grantee and the Company relating to noncompetition, nonsolicitation, nondisclosure, nondisparagement and/or assignment of inventions; (e) a material violation by the Grantee of the Company’s employment policies which has continued following written notice of such violation from the Company; or (f) willful failure to cooperate with a bona fide internal investigation or an investigation by regulatory or law enforcement authorities, after being instructed by the Company to cooperate, or the willful destruction or failure to preserve documents or other materials known to be relevant to such investigation or the willful inducement of others to fail to cooperate or to produce documents or other materials in connection with such investigation. For purposes of

B-2 INSULET CORPORATION - 2025 Proxy Statement

clauses (a), (c) or (f) hereof, no act, or failure to act, on the Grantee’s part shall be deemed “willful” unless done, or omitted to be done, by the Grantee without reasonable belief that the Grantee’s act or failure to act, was in the best interest of the Company and its Affiliates. Any determination by the Committee regarding whether an event constituting Cause shall have occurred shall be final, binding, and conclusive.
2.9 “Capital Stock” shall mean, with respect to any Person, any and all shares, interests, participations, or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding on the Effective Date or issued thereafter, including all shares of Stock.
2.10 “Change in Control” shall mean, subject to Section 18.8 and except as otherwise provided in an Award Agreement, the occurrence of any one of the following events:
2.10.1 any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including the securities beneficially owned by such Person or any securities acquired directly from the Company or its Affiliates) representing 50% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in Section 2.10.3(i)
2.10.2 the following individuals cease for any reason to constitute a majority of the number of directors then serving: (i) individuals who, on the Effective Date, constitute the Board and (ii) any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least a majority of the directors then still in office who were either directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended; or
2.10.3 there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other entity, other than (i) a merger or consolidation which would result in the holders of the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation;
2.10.4 the implementation of a plan of complete liquidation or dissolution of the Company; or
2.10.5 there is consummated a sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which is owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.
The Board shall have full and final authority, in its sole discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control, and any incidental matters relating thereto.
2.11 “Code” shall mean the Internal Revenue Code of 1986, as amended, as now in effect or as hereafter amended. References in the Plan to any Code Section shall be deemed to include, as applicable, regulations and guidance promulgated under such Code Section.
2.12 “Committee” shall mean a committee of, and designated from time to time by resolution of, the Board, which shall be constituted as provided in Section 3.1.2 (or, if no Committee has been so designated, the Board).
2.13 “Company” shall mean Insulet Corporation, a Delaware corporation, and any successor thereto.
2.14 “Controlling Interest” shall have the meaning set forth in Treasury Regulation Section 1.414(c)-2(b)(2)(i); provided that (a) except as specified in clause (b) below, an interest of “at least 50 percent” shall be used instead of an interest of “at least 80 percent” in each case where “at least 80 percent” appears in Treasury Regulation Section 1.414(c)-2(b)(2)(i), and (b) where a grant of Options or Stock Appreciation Rights is based upon a legitimate business criterion, an interest of “at least 20 percent” shall be used instead of an interest of “at least 80 percent” in each case where “at least 80 percent” appears in Treasury Regulation Section 1.414(c)-2(b)(2)(i).
2.15 “Deferred Stock Unit” shall mean a Restricted Stock Unit, the terms of which provide for delivery of the underlying shares of Stock, cash, or a combination thereof subsequent to the date of vesting, at a time or times consistent with the requirements of Code Section 409A.
2.16 “Disability” shall mean the inability of a Grantee to perform each of the essential duties of such Grantee’s position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than 12 months; provided that, with respect to rules regarding the expiration of an Incentive Stock Option following termination of a Grantee’s Service, Disability shall mean the inability of such Grantee to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.
2.17 “Disqualified Individual” shall have the meaning set forth in Code Section 280G(c).

INSULET CORPORATION - 2025 Proxy Statement B-3

2.18 “Dividend Equivalent Right” shall mean a right, granted to a Grantee pursuant to Article 12, entitling the Grantee thereof to receive, or to receive credits for the future payment of, cash, Stock, other Awards, or other property equal in value to dividend payments or distributions, or other periodic payments, declared or paid with respect to a number of shares of Stock specified in such Dividend Equivalent Right (or other Award to which such Dividend Equivalent Right relates) as if such shares of Stock had been issued to and held by the Grantee of such Dividend Equivalent Right as of the record date.
2.19 “Effective Date” shall mean May 22, 2025 upon approval of the Plan by the Company’s stockholders.
2.20 “Employee” shall mean, as of any date of determination, an employee (including an officer) of the Company or an Affiliate.
2.21 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, as now in effect or as hereafter amended.
2.22 “Fair Market Value” shall mean the fair market value of a share of Stock for purposes of the Plan, which shall be, as of any date of determination:
2.22.1 If on such date the shares of Stock are listed or publicly traded on a Securities Market, the Fair Market Value of a share of Stock shall be the closing price of the Stock as reported on such Securities Market (provided that, if there is more than one such Securities Market, the Committee shall designate the appropriate Securities Market for purposes of the Fair Market Value determination). If there is no such reported closing price on such date, the Fair Market Value of a share of Stock shall be the closing price of the Stock on the most recent preceding day on which any sale of Stock shall have been reported on such Securities Market.
2.22.2 If on such date the shares of Stock are not listed or publicly traded on a Securities Market, the Fair Market Value of a share of Stock shall be the value of the Stock as determined by the Committee by the reasonable application of a reasonable valuation method, in a manner consistent with Code Section 409A.
Notwithstanding this Section 2.22 or Section 18.3, for purposes of determining taxable income and the amount of the related tax withholding obligation pursuant to Section 18.3, the Fair Market Value will be determined by the Committee in good faith using any reasonable method as it deems appropriate, to be applied consistently with respect to Grantees; provided, further, that the Committee shall determine the Fair Market Value of shares of Stock for tax withholding obligations due in connection with sales, by or on behalf of a Grantee, of such shares of Stock subject to an Award to pay the Option Price, SAR Price, and/or any tax withholding obligation on the same date on which such shares may first be sold pursuant to the terms of the applicable Award Agreement (including broker-assisted cashless exercises of Options and Stock Appreciation Rights, as described in Section 14.3, and sell-to-cover transactions) in any manner consistent with applicable provisions of the Code, including using the sale price of such shares on such date (or if sales of such shares are effectuated at more than one sale price, the weighted average sale price of such shares on such date) as the Fair Market Value of such shares, so long as such Grantee has provided the Company, or its designee or agent, with advance written notice of such sale.
2.23 “Family Member” shall have the meaning set forth under the Registration Statement on Form S-8.
2.24 “Full Value Award” shall mean an Award of Restricted Stock, Restricted Stock Units, Deferred Stock Units, Unrestricted Stock, and Performance Shares.
2.25 “Grant Date” shall mean, as determined by the Committee, the latest to occur of (a) the date as of which the Committee approves the Award, (b) the date on which the recipient of an Award first becomes eligible to receive an Award under Article 6 hereof (e.g., in the case of a new hire, the first date on which such new hire performs any Service), or (c) such subsequent date specified by the Committee in the corporate action approving the Award.
2.26 “Grantee” shall mean a Person who receives or holds an Award under the Plan.
2.27 “Incentive Stock Option” shall mean an “incentive stock option” within the meaning of Code Section 422.
2.28 “Nonqualified Stock Option” shall mean an Option that is not an Incentive Stock Option.
2.29 “Non-Employee Director” shall have the meaning set forth in Rule 16b-3 under the Exchange Act; provided, however, for purposes of Section 6.2(d), Non-Employee Director shall mean a director of the Company who is not an employee of the Company or an Affiliate.
2.30 “Officer” shall have the meaning set forth in Rule 16a-1(f) under the Exchange Act.
2.31 “Option” shall mean an option to purchase one or more shares of Stock at a specified Option Price awarded to a Grantee pursuant to Article 8.
2.32 “Option Price” shall mean the per share exercise price for shares of Stock subject to an Option.
2.33 “Other Agreement” shall mean any agreement, contract, or understanding heretofore or hereafter entered into by a Grantee with the Company or an Affiliate, except an agreement, contract, or understanding that expressly addresses Code Section 280G and/or Code Section 4999.

B-4 INSULET CORPORATION - 2025 Proxy Statement

2.34 “Other Equity-Based Award” shall mean an Award representing a right or other interest that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to Stock, other than an Option, a Stock Appreciation Right, Restricted Stock, a Restricted Stock Unit, a Deferred Stock Unit, Unrestricted Stock, a Dividend Equivalent Right, or a Performance Share or other Performance-Based Award.
2.35 “Parachute Payment” shall mean a “parachute payment” within the meaning of Code Section 280G(b)(2).
2.36 “Performance-Based Award” shall mean an Award of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Performance Shares, Other Equity-Based Awards, or cash made subject to the achievement of performance goals (as provided in Article 13) over a Performance Period specified by the Committee.
2.37 “Performance Period” shall mean the period of time, up to 10 years, during or over which the performance goals under Performance-Based Awards must be met in order to determine the degree of payout and/or vesting with respect to any such Performance-Based Awards.
2.38 “Performance Shares” shall mean a Performance-Based Award representing a right or other interest that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to Stock, made subject to the achievement of performance goals (as provided in Article 13) over a Performance Period of up to 10 years.
2.39 “Person” shall mean an individual, a corporation, a partnership, a limited liability company, an association, a trust, or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof; provided that, for purposes of Section 2.10, Person shall have the meaning set forth in Sections 13(d) and 14(d)(2) of the Exchange Act.
2.40 “Plan” shall mean this Insulet Corporation 2025 Stock Option and Incentive Plan, as amended from time to time.
2.41 “Prior Plans” shall mean the 2007 Stock Option and Incentive Plan and the Insulet Corporation 2017 Stock Option and Incentive Plan.
2.42 “Restricted Period” shall mean a period of time established by the Committee during which an Award of Restricted Stock, Restricted Stock Units, or Deferred Stock Units is subject to restrictions.
2.43 “Restricted Stock” shall mean shares of Stock awarded to a Grantee pursuant to Article 10.
2.44 “Restricted Stock Unit” shall mean a bookkeeping entry representing the equivalent of one share of Stock awarded to a Grantee pursuant to Article 10 that may be settled, subject to the terms and conditions of the applicable Award Agreement, in shares of Stock, cash, or a combination thereof.
2.45 “SAR Price” shall mean the per share exercise price of a SAR.
2.46 “Securities Act” shall mean the Securities Act of 1933, as amended, as now in effect or as hereafter amended.
2.47 “Securities Market” shall mean any established stock exchange, system or market.
2.48 “Separation from Service” shall have the meaning set forth in Code Section 409A.
2.49 “Service” shall mean service qualifying a Grantee as a Service Provider to the Company or an Affiliate. Unless otherwise provided in the applicable Award Agreement, a Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or an Affiliate. Subject to the preceding sentence, any determination by the Committee whether a termination of Service shall have occurred for purposes of the Plan shall be final, binding, and conclusive. If a Service Provider’s employment or other Service relationship is with an Affiliate and the applicable entity ceases to be an Affiliate, a termination of Service shall be deemed to have occurred when such entity ceases to be an Affiliate unless the Service Provider transfers his or her employment or other Service relationship to the Company or any other Affiliate.
2.50 “Service Provider” shall mean (a) an Employee or director of the Company or an Affiliate, or (b) a consultant or adviser to the Company or an Affiliate (i) who is a natural person, (ii) who provides bona fide services to the Company or an Affiliate, and (iii) whose services are not in connection with the Company’s offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s Capital Stock.
2.51 “Service Recipient Stock” shall have the meaning set forth in Code Section 409A.
2.52 “Short-Term Deferral Period” shall have the meaning set forth in Code Section 409A.
2.53 “Stock” shall mean common stock, par value $0.001 per share, of the Company, or any security into which shares of Stock may be changed or for which shares of Stock may be exchanged as provided in Section 16.1.
2.54 “Stock Appreciation Right” or “SAR” shall mean a right granted to a Grantee pursuant to Article 9.
2.55 “Subsidiary” shall mean any corporation (other than the Company) or non-corporate entity with respect to which the Company owns, directly or indirectly, 50% or more of the total combined voting power of all classes of stock, membership interests or other ownership interests of any class or kind ordinarily having the power to vote for the directors, managers, or other voting members of the governing body of such corporation or non-corporate entity; provided however, for purposes of Incentive Stock Options, Subsidiary

INSULET CORPORATION - 2025 Proxy Statement B-5

means any “subsidiary corporation” of the Company within the meaning of Code Section 424(f). In addition, any other entity may be designated by the Committee as a Subsidiary, provided that (a) such entity could be considered as a subsidiary according to generally accepted accounting principles in the United States of America and (b) in the case of an Award of Options or Stock Appreciation Rights, such Award would be considered to be granted in respect of Service Recipient Stock under Code Section 409A.
2.56 “Substitute Award” shall mean an Award granted upon assumption of, or in substitution for, outstanding awards previously granted under a compensatory plan of the Company, an Affiliate, or a business entity acquired or to be acquired by the Company or an Affiliate or with which the Company or an Affiliate has combined or will combine.
2.57 “Ten Percent Stockholder” shall mean a natural Person who owns more than 10% of the total combined voting power of all classes of voting Capital Stock of the Company, the Company’s parent (if any), or any of the Company’s Subsidiaries. In determining stock ownership, the attribution rules of Code Section 424(d) shall be applied.
2.58 “Unrestricted Stock” shall mean Stock that is free of any restrictions.
3.	ADMINISTRATION OF THE PLAN
3.1 Committee.
3.1.1 Powers and Authorities.
The Committee shall administer the Plan and shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and bylaws and Applicable Laws. Without limiting the generality of the foregoing, the Committee shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award, or any Award Agreement and shall have full power and authority to take all such other actions and to make all such other determinations not inconsistent with the specific terms and provisions of the Plan which the Committee deems to be necessary or appropriate to the administration of the Plan, any Award, or any Award Agreement. All such actions and determinations shall be made by (a) the affirmative vote of a majority of the members of the Committee present at a meeting at which a quorum is present, or (b) the unanimous consent of the members of the Committee executed in writing or evidenced by electronic transmission in accordance with the Company’s certificate of incorporation and bylaws and Applicable Laws. Unless otherwise expressly determined by the Board, the Committee shall have the authority to interpret and construe all provisions of the Plan, any Award, and any Award Agreement, and any such interpretation or construction, and any other determination contemplated to be made under the Plan or any Award Agreement, by the Committee shall be final, binding, and conclusive on all Persons, whether or not expressly provided for in any provision of the Plan, such Award, or such Award Agreement.
In the event that the Plan, any Award, or any Award Agreement provides for any action to be taken by the Board or any determination to be made by the Board, such action may be taken or such determination may be made by the Committee constituted in accordance with this Section 3.1 if the Board has delegated the power and authority to do so to such Committee.
3.1.2 Composition of the Committee .
The Committee shall be the Compensation Committee of the Board or any other committee of the Board composed of not fewer than two directors of the Company designated by the Board to administer the Plan. Each member of the Committee shall be (a) a Non-Employee Director and (b) an independent director in accordance with the rules of any Securities Market on which the Stock is listed; provided that any action taken by the Committee shall be valid and effective whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 3.1.2 or otherwise provided in any charter of the Committee.
3.1.3 Delegation by the Committee.
To the extent permitted by Applicable Laws, the Committee may, by resolution, delegate some or all of its authority with respect to the Plan and Awards to one or more Officers or members of the Board designated by the Committee, provided that the Committee may not delegate its authority hereunder to an Officer (a) to make Awards to members of the Board, or (b) to make Awards to Employees who are Officers or individuals who are delegated authority by the Committee pursuant to this Section 3.1.3. Any delegation hereunder will be subject to the restrictions and limits that the Committee specifies at the time of such delegation or thereafter. Nothing in the Plan will be construed as obligating the Committee to delegate authority pursuant to this Section 3.1.3, and the Committee may at any time rescind the authority delegated hereunder. At all times, an individual delegated authority pursuant to this Section 3.1.3 will serve in such capacity at the pleasure of the Committee. Any action undertaken by any such individual in accordance with the Committee’s delegation of authority will have the same force and effect as if undertaken directly by the Committee, and any reference in the Plan to the “Committee” will, to the extent consistent with the terms and limitations of such delegation, be deemed to include a reference to each such individual.
3.2 Board.
The Board, from time to time, may exercise any or all of the powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 and other applicable provisions of the Plan, as the Board shall determine, consistent with the Company’s certificate of incorporation and bylaws and Applicable Laws.

B-6 INSULET CORPORATION - 2025 Proxy Statement

3.3 Terms of Awards.
3.3.1 Committee Authority.
Subject to the other terms and conditions of the Plan, the Committee shall have full and final authority to:
(a) designate Grantees;
(b) determine the type or types of Awards to be made to a Grantee;
(c) determine the number of shares of Stock to be subject to an Award or to which an Award relates;
(d) establish the terms and conditions of each Award (including the Option Price, the SAR Price, and the purchase price for applicable Awards; the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto; the treatment of an Award in the event of a Change in Control (subject to applicable agreements); and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options);
(e) accelerate the exercisability or vesting of an Award or a portion thereof;
(f) prescribe the form of each Award Agreement evidencing an Award;
(g) subject to the limitation on repricing in Section 3.4, amend, modify, or supplement the terms of any outstanding Award; provided that, notwithstanding the foregoing, no amendment, modification, or supplement of the terms of any outstanding Award shall, without the consent of the Grantee thereof, impair such Grantee’s rights under such Award; and
(h) make Substitute Awards.
3.3.2 Forfeiture; Recoupment.
(a) The Committee may reserve the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee with respect to an Award thereunder on account of actions taken by, or failed to be taken by, such Grantee in violation or breach of, or in conflict with, any (a) employment agreement, (b) non-competition agreement, (c) agreement prohibiting solicitation of Employees or clients of the Company or an Affiliate, (d) confidentiality obligation with respect to the Company or an Affiliate, (e) Company or Affiliate policy or procedure, (f) other agreement, or (g) other obligation of such Grantee to the Company or an Affiliate, as and to the extent specified in such Award Agreement. If the Grantee of an outstanding Award is an Employee of the Company or an Affiliate and such Grantee’s Service is terminated for Cause, the Committee may annul such Grantee’s outstanding Award as of the date of the Grantee’s termination of Service for Cause.
(b) Any Award granted pursuant to the Plan shall be subject to recoupment in accordance with any clawback policy that the Company adopts, including the Insulet Corporation Compensation Recoupment Policy, or any Applicable Laws. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or be deemed a “constructive termination” (or any similar term) as such terms are used in any agreement between any participant and the Company or any Subsidiary.
3.4 No Repricing Without Stockholder Approval.
Except in connection with a corporate transaction involving the Company (including any stock dividend, distribution (whether in the form of cash, shares of Stock, other securities, or other property), stock split, extraordinary dividend, recapitalization, Change in Control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of Stock, or other securities or similar transaction), the Company may not: (a) amend the terms of outstanding Options or SARs to reduce the Option Price or SAR Price, as applicable, of such outstanding Options or SARs; (b) cancel outstanding Options or SARs in exchange for or substitution of Options or SARs with an Option Price or SAR Price, as applicable, that is less than the Option Price or SAR Price, as applicable, of the original Options or SARs; (c) cancel outstanding Options or SARs with an Option Price or SAR Price, as applicable, above the current Fair Market Value in exchange for cash or other securities; or (d) take any other action that would be considered a “repricing” of an Option or SAR under the applicable listing standards of the Securities Market on which the Stock is listed or publicly traded (if any), in each case, unless such action (i) is subject to and approved by the Company's stockholders or (ii) would not be deemed to be a repricing under the rules of any Securities Market on which the Stock is listed or publicly traded.
3.5 Deferral Arrangement.
The Committee may permit or require the deferral of any payment pursuant to any Award into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or Dividend Equivalent Rights and, in connection therewith, provisions for converting such credits into Deferred Stock Units and for restricting deferrals to comply with hardship distribution rules affecting tax-qualified retirement plans subject to Code Section 401(k)(2)(B)(IV); provided that no Dividend Equivalent Rights may be granted in connection with, or related to, an Award of Options or SARs. Any such deferrals shall be made in a manner that complies with Code Section 409A, including, if applicable, with respect to when a Separation from Service occurs.

INSULET CORPORATION - 2025 Proxy Statement B-7

3.6 Foreign Jurisdictions.
Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have Service Providers, the Committee, in its sole discretion, shall have the power and authority to: (a) determine which Subsidiaries shall be covered by the Plan; (b) determine which Service Providers outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Service Providers outside the United States to comply with applicable foreign laws; (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Committee determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the Share Limit; and (e) take any action, before or after an Award is granted, that the Committee determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other Applicable Laws.
3.7 No Liability; Indemnification.
No member of the Board or the Committee, nor any member of either or any delegate thereof, shall be liable for any action or determination made in good faith with respect to the Plan, any Award, or any Award Agreement, and the members of the Board and of the Committee (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage, or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by Applicable Laws and/or under the Company’s articles or bylaws or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company. Notwithstanding any provision of the Plan to the contrary, neither the Company, an Affiliate, the Board, the Committee, nor any person acting on behalf of the Company, an Affiliate, the Board, or the Committee will be liable to any Grantee or to the estate or beneficiary of any Grantee, or to any other holder of an Award under the Plan by reason of any acceleration of income, or any additional tax (including any interest and penalties), asserted by reason of the failure of an Award to satisfy the requirements of Code Section 422 or Code Section 409A or by reason of Code Section 4999, or otherwise asserted with respect to the Award; provided, that this Section 3.7 shall not affect any of the rights or obligations set forth in an applicable agreement between the Grantee and the Company or an Affiliate.
3.8 Registration; Share Certificates.
Notwithstanding any provision of the Plan to the contrary, the ownership of the shares of Stock issued under the Plan may be evidenced in such a manner as the Committee, in its sole discretion, deems appropriate, including by book-entry or direct registration (including transaction advices) or the issuance of one or more share certificates.
4.	STOCK SUBJECT TO THE PLAN
4.1 Number of Shares of Stock Available for Awards.
Subject to such additional shares of Stock as shall be available for issuance under the Plan pursuant to Section 4.2, and subject to adjustment pursuant to Article 16, the maximum number of shares of Stock reserved for issuance under the Plan shall be equal to: (a) 7,400,000 shares of Stock, minus (b) the number of shares of Stock subject to awards granted under a Prior Plan following March 12, 2025, plus (c) the number of shares of Stock related to awards outstanding under the Prior Plans as of March 12, 2025 that thereafter terminate by expiration or forfeiture, cancellation, or otherwise without the issuance of such shares of Stock and become available for issuance under the Plan in accordance with Section 4.3(c) (the “Share Limit”). Such shares of Stock may be authorized and unissued shares of Stock, treasury shares of Stock, or any combination of the foregoing, as may be determined from time to time by the Board or by the Committee. Any of the shares of Stock reserved and available for issuance under the Plan may be used for any type of Award under the Plan, and any or all of the shares of Stock reserved for issuance under the Plan shall be available for issuance pursuant to Incentive Stock Options.
4.2 Adjustments in Authorized Shares of Stock.
In connection with mergers, reorganizations, separations, or other transactions to which Code Section 424(a) applies, the Committee shall have the right to cause the Company to assume awards previously granted under a compensatory plan of another business entity that is a party to such transaction and to grant Substitute Awards under the Plan for such awards. The Share Limit shall be increased by the number of shares of Stock subject to any such assumed awards and Substitute Awards. Additionally, in the event that a company acquired by the Company or any Subsidiary, or with which the Company or any Subsidiary combines, has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and the Share Limit shall be increased by the number of such shares; provided, however, that Awards using such available shares (a) shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, (b) shall only be made to individuals who were not employees or service providers of the Company or its Affiliates at the time of such acquisition or combination, and (c) shall comply with the requirements of any Securities Market on which the Stock is listed or publicly traded.

B-8 INSULET CORPORATION - 2025 Proxy Statement

4.3 Share Usage.
(a) Shares of Stock covered by an Award shall be counted as used as of the Grant Date for purposes of calculating the number of shares of Stock available for issuance under Section 4.1.
(b) Any shares of Stock that are subject to Full Value Awards (or similar awards granted under a Prior Plan following March 12, 2025), including shares of Stock acquired through dividend reinvestment pursuant to Article 10, will be counted against the Share Limit as 2.25 shares of Stock for every one share of Stock subject to the Award; provided, for Performance Shares, the number of shares of Stock subject to such Award will be at least equal to the target number of shares issuable under the Performance Shares as of the Grant Date, but such number shall be adjusted to equal the actual number of shares issued upon settlement of the Performance Shares to the extent different from such number of shares. Any shares of Stock that are subject to Awards other than Full Value Awards (or similar awards granted under a Prior Plan following March 12, 2025) will be counted against the Share Limit as one share of Stock for every one share of Stock subject to the Award; provided, the number of shares of Stock subject to an Award of SARs will be counted against the Share Limit as one share of Stock for every one share of Stock subject to such Award regardless of the number of shares of Stock actually issued to settle such SARs upon the exercise of the SARs.
(c) If any shares of Stock covered by an Award under the Plan or any award outstanding under the Prior Plans as of the Effective Date are not purchased or are forfeited or expire or otherwise terminate without delivery of any Stock subject thereto or are settled in cash in lieu of shares, then the number of shares of Stock with respect to such Award or award shall, to the extent of any such forfeiture, termination, expiration, or settlement, again be available for making Awards under the Plan; provided, that any such shares of Stock shall be available for issuance under the Plan in the same amount as such shares were counted against the Share Limit under the Plan or against the share limit set forth in the Prior Plans.
(d) The number of shares of Stock available for issuance under the Plan will not be increased by the number of shares of Stock (i) tendered, withheld, or subject to an Award granted under the Plan surrendered in connection with the purchase of shares of Stock upon exercise of an Option, (ii) that were not issued upon the net settlement or net exercise of a Stock-settled SAR granted under the Plan, (iii) deducted or delivered from payment of an Award granted under the Plan in connection with the Company’s tax withholding obligations as provided in Section 18.3, or (iv) purchased by the Company with proceeds from Option exercises.
5.	TERM; AMENDMENT AND TERMINATION
5.1 Term.
The Plan shall become effective as of the Effective Date. Following the Effective Date, no awards shall be made under the Prior Plans. Notwithstanding the foregoing, shares of Stock reserved under the Prior Plans to settle awards, including performance-based awards, which are made under the Prior Plans prior to the Effective Date may be issued and delivered following the Effective Date to settle such awards. The Plan shall terminate on May 22, 2035 or upon the Board’s termination of the Plan in accordance with Section 5.2; provided, however, that Incentive Stock Options may not be granted under the Plan after March 13, 2035. Upon such termination of the Plan, all outstanding Awards shall continue to have full force and effect in accordance with the provisions of the terminated Plan and the applicable Award Agreement (or other documents evidencing such Awards).
5.2 Amendment, Suspension, and Termination.
The Board may, at any time and from time to time, amend, suspend, or terminate the Plan; provided that, with respect to Awards theretofore granted under the Plan, no amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, impair the rights or obligations under any such Award. The effectiveness of any amendment to the Plan shall be contingent on approval of such amendment by the Company’s stockholders to the extent provided by the Board or required by Applicable Laws; provided that no amendment shall be made to Section 3.4, Section 8.1, Section 8.11, or Section 9.1 without the approval of the Company’s stockholders.
6.	AWARD ELIGIBILITY AND LIMITATIONS
6.1 Eligible Grantees.
Subject to this Article 6, Awards may be made under the Plan to any Service Provider, as the Committee shall determine and designate from time to time.
6.2 Non-Employee Director Compensation Limit.
The maximum total compensation (including cash payments and the aggregate grant date fair value of Awards granted under the Plan) that may be paid to or granted in a calendar year to a Non-Employee Director of the Company solely for services as a member of the Board or a committee thereof is $900,000; provided, however, that in the calendar year in which a Non-Employee Director first joins the Board or during any calendar year in which a Non-Employee Director is designated as chairman or lead director of the Board, such limit shall be increased to $1,500,000.

INSULET CORPORATION - 2025 Proxy Statement B-9

6.3 Stand-Alone, Additional, Tandem, and Substitute Awards.
Subject to Section 3.4, Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, (a) any other Award, (b) any award granted under another plan of the Company, an Affiliate, or any business entity that has been a party to a transaction with the Company or an Affiliate, or (c) any other right of a Grantee to receive payment from the Company or an Affiliate. Such additional, tandem, exchange, or Substitute Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, or for an award granted under another plan of the Company, an Affiliate, or any business entity that has been a party to a transaction with the Company or an Affiliate, the Committee shall require the surrender of such other Award or award under such other plan in consideration for the grant of such exchange or Substitute Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash payments under other plans of the Company or an Affiliate. Notwithstanding Section 8.1 and Section 9.1, but subject to Section 3.4, the Option Price of an Option or the SAR Price of a SAR that is a Substitute Award may be less than 100% of the Fair Market Value of a share of Stock on the original Grant Date; provided that such Option Price or SAR Price is determined in accordance with the principles of Code Section 424 for any Incentive Stock Option and consistent with Code Section 409A for any other Option or SAR.
6.4 Minimum Vesting Requirements.
Except with respect to a maximum of 5% of the Share Limit, (a) any Award (other than Substitute Awards) that vests on the basis of the Grantee’s continued Service shall not provide for vesting prior to the first anniversary of the Grant Date, and (b) any Award (other than Substitute Awards) that vests upon the attainment of performance goals shall provide for a Performance Period of at least 12 months. Notwithstanding the preceding, the Committee may provide for the earlier vesting, exercisability, and/or settlement under any such Award (i) in the event of the Grantee’s death or Disability, (ii) upon an involuntary termination of Grantee’s Service, including termination for “good reason,” (iii) in connection with a Grantee’s retirement, or (iv) in connection with a Change in Control. The foregoing 5% limit shall be subject to adjustment consistent with the adjustment provisions of Section 16 and the share usage rules of Section 4.3. In addition, with respect to Awards made to Non-Employee Directors, the vesting of such Awards will be deemed to satisfy the foregoing minimum vesting requirement to the extent that the Awards vest no sooner than the earlier of the first anniversary of the Grant Date and the next regular annual meeting of the Company’s stockholders that is at least 50 weeks after the immediately preceding year’s annual meeting.
7.	AWARD AGREEMENT
Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, which shall be in such form or forms as the Committee shall from time to time determine. Award Agreements utilized under the Plan from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Nonqualified Stock Options or Incentive Stock Options, and in the absence of such specification, such Options shall be deemed to constitute Nonqualified Stock Options. In the event of any inconsistency between the Plan and an Award Agreement, the provisions of the Plan shall control unless the Award Agreement specifically provides that the Award Agreement shall control.
8.	TERMS AND CONDITIONS OF OPTIONS
8.1 Option Price.
The Option Price of each Option shall be fixed by the Committee and stated in the Award Agreement evidencing such Option. Except in the case of Substitute Awards, the Option Price of each Option shall be at least the Fair Market Value of one share of Stock on the Grant Date; provided that, in the event that a Grantee is a Ten Percent Stockholder, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than 110% of the Fair Market Value of one share of Stock on the Grant Date.
8.2 Vesting and Exercisability.
Subject to Sections 6.4, 8.3, and 16.3, each Option granted under the Plan shall become vested and/or exercisable at such times and under such conditions as shall be determined by the Committee and stated in the Award Agreement, in another agreement with the Grantee, or otherwise in writing; provided that no Option shall be granted to Grantees who are entitled to overtime under Applicable Laws that will vest or be exercisable within a six-month period starting on the Grant Date.
8.3  Term.
Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, on the day before the 10th anniversary of the Grant Date of such Option, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to such Option; provided that, in the event that the Grantee is a Ten Percent Stockholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option shall not be exercisable after the 5th anniversary of the Grant Date of such Option; and provided, further, that, to the extent deemed necessary

B-10 INSULET CORPORATION - 2025 Proxy Statement

or appropriate by the Committee to reflect differences in local law, tax policy, or custom with respect to any Option granted to a Grantee who is a Service Provider who is employed outside the United States, such Option may terminate, and all rights to purchase shares of Stock thereunder may cease, upon the expiration of a period longer than 10 years from the Grant Date of such Option as the Committee shall determine.
8.4 Termination of Service.
Each Award Agreement with respect to the grant of an Option shall set forth the extent to which the Grantee thereof, if at all, shall have the right to exercise such Option following termination of such Grantee’s Service. Such provisions shall be determined in the sole discretion of the Committee and may reflect distinctions based on the reasons for termination of Service.
8.5 Method of Exercise.
Subject to the terms of Article 14 and Section 18.3, an Option that is exercisable may be exercised by the Grantee’s delivery to the Company or its designee or agent of notice of exercise on any business day, at the Company’s principal office or the office of such designee or agent, on the form specified by the Company and in accordance with any additional procedures specified by the Committee. Such notice shall specify the number of shares of Stock with respect to which such Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares of Stock for which such Option is being exercised, plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to the exercise of such Option.
8.6 Rights of Holders of Options.
Unless otherwise stated in the applicable Award Agreement, a Grantee or other Person holding or exercising an Option shall have none of the rights of a stockholder of the Company (for example, the right to receive cash or dividend payments or distributions attributable to the shares of Stock subject to such Option, to direct the voting of the shares of Stock subject to such Option, or to receive notice of any meeting of the Company’s stockholders) until the shares of Stock subject thereto are fully paid and issued to such Grantee or other Person. Except as provided in Article 16, no adjustment shall be made for dividends, distributions, or other rights with respect to any shares of Stock subject to an Option for which the record date is prior to the date of issuance of such shares of Stock.
8.7 Delivery of Stock.
Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price with respect thereto, such Grantee shall be entitled to receive such evidence of such Grantee’s ownership of the shares of Stock subject to such Option as shall be consistent with Section 3.8.
8.8 Transferability of Options.
Except as provided below in this Section 8.8, during the lifetime of a Grantee of an Option, only such Grantee (or, in the event of such Grantee’s legal incapacity or incompetency, such Grantee’s guardian or legal representative) may exercise such Option, and no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution. The Committee, in its discretion, may provide either in an applicable Award Agreement or by the subsequent approval of the Committee that a Grantee may transfer, not for value, all or part of an Option which is not an Incentive Stock Option to any Family Member. For the purpose of this Section 8.8, a transfer “not for value” is a transfer which is (a) a gift, (b) a transfer under a domestic relations order in settlement of marital property rights, or (c) unless Applicable Laws do not permit such transfer, a transfer to an entity in which more than 50% of the voting interests are owned by Family Members (and/or the Grantee) in exchange for an interest in such entity. Following a transfer under this Section 8.8, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to such transfer. Subsequent transfers of transferred Options shall be prohibited except to Family Members of the original Grantee in accordance with this Section 8.8 or by will or the laws of descent and distribution. The provisions of Section 8.4 relating to termination of Service shall continue to be applied with respect to the original Grantee of the Option, following which such Option shall be exercisable by the transferee only to the extent, and for the periods specified, in the Award Agreement.
8.9 Limitations on Incentive Stock Options.
An Option shall constitute an Incentive Stock Option only (a) if the Grantee of such Option is an Employee of the Company or any corporate Subsidiary, (b) to the extent specifically provided in the related Award Agreement, (c) to the extent that the aggregate Fair Market Value (determined at the time such Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Company and its Affiliates) does not exceed $100,000, and (d) to the extent such Option fulfills all other requirements in the regulations under Code Section 422, as may be amended from time to time. Except to the extent provided in the regulations under Code Section 422, this limitation shall be applied by taking Options into account in the order in which they were granted.
8.10 Notice of Disqualifying Disposition.
If any Grantee shall make any disposition of shares of Stock issued pursuant to the exercise of an Incentive Stock Option under the circumstances provided in Code Section 421(b) (relating to certain disqualifying dispositions), such Grantee shall notify the Company of such disposition immediately but in no event later than two business days thereafter.

INSULET CORPORATION - 2025 Proxy Statement B-11

8.11 No Reload Grants.
Options shall not be granted under the Plan in consideration for, and shall not be conditioned upon the delivery of, shares of Stock to the Company in payment of the exercise price and/or tax withholding obligation under any other employee stock option.
9.	TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS
9.1 Right to Payment and SAR Price.
A SAR shall confer on the Grantee to whom it is granted a right to receive, upon exercise thereof, the excess of (a) the Fair Market Value of one share of Stock on the date of exercise, over (b) the SAR Price as determined by the Committee. The Award Agreement for a SAR shall specify the SAR Price, which shall be no less than the Fair Market Value of one share of Stock on the Grant Date of such SAR. SARs may be granted in tandem with all or part of an Option granted under the Plan or at any subsequent time during the term of such Option, in combination with all or any part of any other Award, or without regard to any Option or other Award; provided that a SAR that is granted in tandem with all or part of an Option will have the same term, and expire at the same time, as the related Option; provided, further, that a SAR that is granted subsequent to the Grant Date of a related Option must have a SAR Price that is no less than the Fair Market Value of one share of Stock on the Grant Date of such SAR.
9.2 Other Terms.
Subject to Sections 6.4, 9.3, and 16.3, the Committee shall determine, on the Grant Date or thereafter, the time or times at which, and the circumstances under which, a SAR may be exercised in whole or in part; the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions; the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which shares of Stock shall be delivered or deemed to be delivered to Grantees, whether or not a SAR shall be granted in tandem or in combination with any other Award; and any and all other terms and conditions of any SAR; provided that no SARs shall be granted to Grantees who are entitled to overtime under Applicable Laws that will vest or be exercisable within a six -month period starting on the Grant Date.
9.3 Term.
Each SAR granted under the Plan shall terminate, and all rights thereunder shall cease, on the day before the 10th anniversary of the Grant Date of such SAR or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to such SAR.
9.4 Rights of Holders of SARs.
Unless otherwise stated in the applicable Award Agreement, a Grantee or other Person holding or exercising a SAR shall have none of the rights of a stockholder of the Company (for example, the right to receive cash or dividend payments or distributions attributable to the shares of Stock underlying such SAR, to direct the voting of the shares of Stock underlying such SAR, or to receive notice of any meeting of the Company’s stockholders) until the shares of Stock underlying such SAR, if any, are issued to such Grantee or other Person. Except as provided in Article 16, no adjustment shall be made for dividends, distributions, or other rights with respect to any shares of Stock underlying a SAR for which the record date is prior to the date of issuance of such shares of Stock, if any.
9.5 Transferability of SARs.
Except as provided below in this Section 9.5, during the lifetime of a Grantee of a SAR, only the Grantee (or, in the event of such Grantee’s legal incapacity or incompetency, such Grantee’s guardian or legal representative) may exercise such SAR, and no SAR shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution. The Committee, in its discretion, may provide either in an applicable Award Agreement or by the subsequent approval of the Committee that a Grantee may transfer, not for value, all or part of a SAR to any Family Member. For the purpose of this Section 9.5, a transfer “not for value” is a transfer which is (a) a gift, (b) a transfer under a domestic relations order in settlement of marital property rights, or (c) unless Applicable Laws do not permit such transfer, a transfer to an entity in which more than 50% of the voting interests are owned by Family Members (and/or the Grantee) in exchange for an interest in such entity. Following a transfer under this Section 9.5, any such SAR shall continue to be subject to the same terms and conditions as were in effect immediately prior to such transfer. Subsequent transfers of transferred SARs shall be prohibited except to Family Members of the original Grantee in accordance with this Section 9.5 or by will or the laws of descent and distribution.
10.	TERMS AND CONDITIONS OF RESTRICTED STOCK, RESTRICTED STOCK UNITS, AND DEFERRED STOCK UNITS
10.1 Grant of Restricted Stock, Restricted Stock Units, and Deferred Stock Units.
Awards of Restricted Stock, Restricted Stock Units, and Deferred Stock Units may be made for consideration or for no consideration, other than the par value of the shares of Stock, which shall be deemed paid by past Service or, if so provided in the related Award Agreement or a separate agreement, the promise by the Grantee to perform future Service to the Company or an Affiliate.

B-12 INSULET CORPORATION - 2025 Proxy Statement

10.2 Restrictions.
Subject to Sections 6.4, 16.3, and 18.8, at the time a grant of Restricted Stock, Restricted Stock Units, or Deferred Stock Units is made, the Committee may, in its sole discretion, (a) establish a Restricted Period applicable to such Restricted Stock, Restricted Stock Units, or Deferred Stock Units and (b) prescribe restrictions in addition to or other than the expiration of the Restricted Period, including the achievement of corporate or individual performance goals, which may be applicable to all or any portion of such Restricted Stock, Restricted Stock Units, or Deferred Stock Units as provided in Article 13. Awards of Restricted Stock, Restricted Stock Units, and Deferred Stock Units may not be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Restricted Period or prior to the satisfaction of any other restrictions prescribed by the Committee with respect to such Awards.
10.3 Registration; Restricted Stock Certificates.
Pursuant to Section 3.8, to the extent that ownership of Restricted Stock is evidenced by a book-entry registration or direct registration (including transaction advices), such registration shall be notated to evidence the restrictions imposed on such Award of Restricted Stock under the Plan and the applicable Award Agreement. Subject to Section 3.8 and the immediately following sentence, the Company may issue, in the name of each Grantee to whom Restricted Stock has been granted, certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date of such Restricted Stock. The Committee may provide in an Award Agreement with respect to an Award of Restricted Stock that either (a) the Secretary of the Company shall hold such certificates for such Grantee’s benefit until such time as such shares of Restricted Stock are forfeited to the Company or the restrictions applicable thereto lapse and such Grantee shall deliver a stock power to the Company with respect to each certificate, or (b) such certificates shall be delivered to such Grantee, provided that such certificates shall bear legends that comply with Applicable Laws and make appropriate reference to the restrictions imposed on such Award of Restricted Stock under the Plan and such Award Agreement.
10.4 Rights of Holders of Restricted Stock.
Unless the Committee provides otherwise in an Award Agreement and subject to the restrictions set forth in the Plan, any applicable Company program, and the applicable Award Agreement, holders of Restricted Stock shall have the right to vote such shares of Restricted Stock and the right to receive any dividend payments or distributions declared or paid with respect to such shares of Restricted Stock. The Committee may provide in an Award Agreement evidencing a grant of Restricted Stock that any cash dividend payments or distributions paid on Restricted Stock shall be reinvested in additional shares of Restricted Stock. Notwithstanding the foregoing, cash dividends declared or paid on shares of Restricted Stock shall not vest or become payable unless and until the shares of Restricted Stock to which the dividends apply become vested and nonforfeitable, and all stock dividend payments or distributions, if any, received by a Grantee with respect to shares of Restricted Stock as a result of any stock split, stock dividend, combination of stock, or other similar transaction shall be subject to the same vesting conditions and restrictions as applicable to such underlying shares of Restricted Stock.
10.5 Rights of Holders of Restricted Stock Units and Deferred Stock Units.
10.5.1 Voting and Dividend Rights.
Holders of Restricted Stock Units and Deferred Stock Units shall have no rights as stockholders of the Company (for example, the right to receive dividend payments or distributions attributable to the shares of Stock underlying such Restricted Stock Units and Deferred Stock Units, to direct the voting of the shares of Stock underlying such Restricted Stock Units and Deferred Stock Units, or to receive notice of any meeting of the Company’s stockholders); provided, however, that the Committee may provide in an Award Agreement evidencing a grant of Restricted Stock Units or Deferred Stock Units that the holder of such Restricted Stock Units or Deferred Stock Units shall be entitled to receive Dividend Equivalent Rights (subject to the requirements in Section 12.1).
10.5.2 Creditor’s Rights.
A holder of Restricted Stock Units or Deferred Stock Units shall have no rights other than those of a general unsecured creditor of the Company. Restricted Stock Units and Deferred Stock Units represent unfunded and unsecured obligations of the Company, subject to the terms and conditions of the applicable Award Agreement.
10.6 Termination of Service.
Unless the Committee provides otherwise in an Award Agreement, in another agreement with the Grantee, or otherwise in writing after such Award Agreement is issued, but prior to termination of Grantee’s Service, upon the termination of such Grantee’s Service, any Restricted Stock, Restricted Stock Units, or Deferred Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of such Restricted Stock, Restricted Stock Units, or Deferred Stock Units, the Grantee thereof shall have no further rights with respect thereto, including any right to vote such Restricted Stock or any right to receive dividends or Dividend Equivalent Rights, as applicable, with respect to such Restricted Stock, Restricted Stock Units, or Deferred Stock Units.
10.7 Delivery of Shares of Stock.
Upon the expiration or termination of any Restricted Period and the satisfaction of any other conditions prescribed by the Committee, including, without limitation, any performance goals or delayed delivery period, the restrictions applicable to Restricted Stock,

INSULET CORPORATION - 2025 Proxy Statement B-13

Restricted Stock Units, or Deferred Stock Units settled in shares of Stock shall lapse, and, unless otherwise provided in the applicable Award Agreement, a book-entry or direct registration (including transaction advices) or a certificate evidencing ownership of such shares of Stock shall, consistent with Section 3.8, be issued, free of all such restrictions, to the Grantee thereof or such Grantee’s beneficiary or estate, as the case may be. Neither the Grantee, nor the Grantee’s beneficiary or estate, shall have any further rights with regard to a Restricted Stock Unit or Deferred Stock Unit once the shares of Stock represented by such Restricted Stock Unit or Deferred Stock Unit have been delivered in accordance with this Section 10.7.
11.	TERMS AND CONDITIONS OF UNRESTRICTED STOCK AWARDS AND OTHER EQUITY-BASED AWARDS
11.1 Unrestricted Stock Awards.
The Committee may, in its sole discretion, grant (or sell at the par value of a share of Stock or at such other higher purchase price as shall be determined by the Committee) an Award to any Grantee pursuant to which such Grantee may receive shares of Unrestricted Stock under the Plan, which Awards shall be deducted from the 5% limitation set forth in Section 6.4. Awards of Unrestricted Stock may be granted or sold to any Grantee as provided in the immediately preceding sentence in respect of Service rendered or, if so provided in the related Award Agreement or a separate agreement, to be rendered by the Grantee to the Company or an Affiliate or other valid consideration, in lieu of or in addition to any cash compensation due to such Grantee.
11.2 Other Equity-Based Awards.
The Committee may, in its sole discretion, grant Awards in the form of Other Equity-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan. Awards granted pursuant to this Section 11.2 may be granted with vesting, value, and/or payment contingent upon the achievement of one or more performance goals. The Committee shall determine the terms and conditions of Other Equity-Based Awards on the Grant Date or thereafter. Unless the Committee provides otherwise in an Award Agreement, in another agreement with the Grantee, or otherwise in writing after such Award Agreement is issued, but prior to termination of Grantee’s Service, upon the termination of a Grantee’s Service, any Other Equity-Based Awards held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of any Other Equity-Based Award, the Grantee thereof shall have no further rights with respect to such Other Equity-Based Award.
12.	TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS
12.1 Dividend Equivalent Rights.
A Dividend Equivalent Right may be granted hereunder, provided that no Dividend Equivalent Rights may be granted in connection with, or related to, an Award of Options or SARs. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Agreement therefor. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently (with or without being subject to forfeiture or a repayment obligation) or may be deemed to be reinvested in additional shares of Stock or Awards, which may thereafter accrue additional Dividend Equivalent Rights (with or without being subject to forfeiture or a repayment obligation). Any such reinvestment shall be at the Fair Market Value thereof on the date of such reinvestment. Dividend Equivalent Rights may be settled in cash, shares of Stock, or a combination thereof, in a single installment or in multiple installments, all as determined in the sole discretion of the Committee. A Dividend Equivalent Right granted as a component of another Award may (a) provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other Award and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award or (b) contain terms and conditions which are different from the terms and conditions of such other Award, provided that notwithstanding the foregoing, Dividend Equivalent Rights granted as a component of another Award shall not vest or become payable unless and until the Award to which the Dividend Equivalent Rights correspond becomes vested and settled.
12.2 Termination of Service.
Unless the Committee provides otherwise in an Award Agreement, in another agreement with the Grantee, or otherwise in writing after such Award Agreement is issued, a Grantee’s rights in all Dividend Equivalent Rights shall automatically terminate upon such Grantee’s termination of Service for any reason.
13.	TERMS AND CONDITIONS OF PERFORMANCE-BASED AWARDS
13.1 Grant of Performance-Based Awards.
Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance-Based Awards in such amounts and upon such terms as the Committee shall determine.

B-14 INSULET CORPORATION - 2025 Proxy Statement

13.2 Value of Performance-Based Awards.
Each grant of a Performance-Based Award shall have an initial cash value or an actual or target number of shares of Stock that is established by the Committee as of the Grant Date. The Committee shall set performance goals in its discretion which, depending on the extent to which they are achieved, shall determine the value and/or number of shares of Stock subject to a Performance-Based Award that will be paid out to the Grantee thereof.
13.3 Earning of Performance-Based Awards.
Subject to the terms of the Plan, after the applicable Performance Period has ended, the Grantee of a Performance-Based Award shall be entitled to receive a payout of the value earned under such Performance-Based Award by such Grantee over such Performance Period.
13.4 Form and Timing of Payment of Performance-Based Awards.
Payment of the value earned under Performance-Based Awards shall be made, as determined by the Committee, in the form, at the time, and in the manner described in the applicable Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, (i) may pay the value earned under Performance-Based Awards in the form of cash, shares of Stock, other Awards, or a combination thereof, including shares of Stock and/or Awards that are subject to any restrictions deemed appropriate by the Committee, and (ii) shall pay the value earned under Performance-Based Awards at the close of the applicable Performance Period, or as soon as reasonably practicable after the Committee has determined that the performance goal or goals relating thereto have been achieved; provided that, unless specifically provided in the Award Agreement for such Performance-Based Awards, such payment shall occur no later than the 15th day of the third month following the end of the later of the calendar year or fiscal year in which such Performance Period ends.
13.5 Performance Conditions.
The right of a Grantee to exercise or to receive a grant or settlement of any Performance-Based Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions. The Committee shall have the discretion to adjust the performance conditions or the determination of the outcome of performance to reflect any significant acquisitions or disposition, any unusual or nonrecurring events or any changes in Applicable Law.
14.	FORMS OF PAYMENT
14.1 General Rule.
Payment of the Option Price for the shares of Stock purchased pursuant to the exercise of an Option or the purchase price, if any, for Restricted Stock shall be made in cash or in cash equivalents acceptable to the Company.
14.2 Surrender of Shares of Stock.
To the extent that the applicable Award Agreement so provides, payment of the Option Price for shares of Stock purchased pursuant to the exercise of an Option or the purchase price, if any, for Restricted Stock may be made all or in part through the tender or attestation to the Company of shares of Stock, which shall be valued, for purposes of determining the extent to which such Option Price or purchase price has been paid thereby, at their Fair Market Value on the date of such tender or attestation.
14.3 Cashless Exercise.
To the extent permitted by Applicable Laws and to the extent the Award Agreement so provides, payment of the Option Price for shares of Stock purchased pursuant to the exercise of an Option may be made all or in part by delivery (on a form acceptable to the Committee) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the proceeds of such sale to the Company in payment of such Option Price and/or any withholding taxes described in Section 18.3.
14.4 Other Forms of Payment.
To the extent that the applicable Award Agreement so provides and/or unless otherwise specified in an Award Agreement, payment of the Option Price for shares of Stock purchased pursuant to exercise of an Option or the purchase price, if any, for Restricted Stock may be made in any other form that is consistent with Applicable Laws, including (a) with respect to Restricted Stock only, Service rendered or to be rendered by the Grantee thereof to the Company or an Affiliate and (b) with the consent of the Company, by withholding the number of shares of Stock that would otherwise vest or be issuable in an amount equal in value to the Option Price or purchase price and/or the required tax withholding amount.

INSULET CORPORATION - 2025 Proxy Statement B-15

15.	REQUIREMENTS OF LAW
The Company shall not be required to offer, sell, or issue any shares of Stock under any Award, whether pursuant to the exercise of an Option, a SAR, or otherwise, if the offer, sale, or issuance of such shares of Stock would constitute a violation by the Grantee, the Company, an Affiliate, or any other Person of any provision of the Company’s certificate of incorporation or bylaws or of Applicable Laws, including any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration, or qualification of any shares of Stock subject to an Award upon any Securities Market or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the offering, sale, issuance, or purchase of shares of Stock in connection with any Award, no shares of Stock may be offered, sold, or issued to the Grantee or any other Person under such Award, whether pursuant to the exercise of an Option, a SAR, or otherwise, unless such listing, registration, or qualification shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of such Award. Without limiting the generality of the foregoing, upon the exercise of any Option or any SAR that may be settled in shares of Stock or the delivery of any shares of Stock underlying an Award, unless a registration statement under the Securities Act is in effect with respect to the shares of Stock subject to such Award, the Company shall not be required to offer, sell, or issue such shares of Stock unless the Committee shall have received evidence satisfactory to it that the Grantee or any other Person exercising such Option or SAR or accepting delivery of such shares may acquire such shares of Stock pursuant to an exemption from registration under the Securities Act. Any determination by the Committee in connection with the foregoing shall be final, binding, and conclusive. The Company may register, but shall in no event be obligated to register, any shares of Stock or other securities issuable pursuant to the Plan pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or a SAR or the issuance of shares of Stock or other securities issuable pursuant to the Plan or any Award to comply with any Applicable Laws. As to any jurisdiction that expressly imposes the requirement that an Option or SAR that may be settled in shares of Stock shall not be exercisable until the shares of Stock subject to such Option or SAR are registered under the securities laws thereof or are exempt from such registration, the exercise of such Option or SAR under circumstances in which the laws of such jurisdiction apply shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.
16.	EFFECT OF CHANGES IN CAPITALIZATION
16.1 Changes in Stock.
If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number of shares or kind of Capital Stock or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse stock split, spin-off, combination of stock, exchange of stock, stock dividend or other distribution payable in capital stock, or other increase or decrease in shares of Stock effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares of Capital Stock for which grants of Options and other Awards may be made under the Plan, including the Share Limit set forth in Section 4.1 and the 5% limit set forth in Section 6.4, shall be adjusted proportionately and accordingly by the Committee. In addition, the number and kind of shares of Capital Stock for which Awards are outstanding shall be adjusted proportionately and accordingly by the Committee so that the proportionate interest of the Grantee therein immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price or SAR Price payable with respect to shares that are subject to the unexercised portion of such outstanding Options or SARs, as applicable, but shall include a corresponding proportionate adjustment in the per share Option Price or SAR Price, as the case may be. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (including an extraordinary dividend, but excluding a non-extraordinary dividend, declared and paid by the Company) without receipt of consideration by the Company, the Board or the Committee constituted pursuant to Section 3.1.2 shall, in such manner as the Board or the Committee deems appropriate, adjust (a) the number and kind of shares of Capital Stock subject to outstanding Awards and/or (b) the aggregate and per share Option Price of outstanding Options and the aggregate and per share SAR Price of outstanding SARs as required to reflect such distribution.
16.2 Reorganization in Which the Company Is the Surviving Entity Which Does not Constitute a Change in Control.
Subject to Section 16.3, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities which does not constitute a Change in Control, any Award theretofore granted pursuant to the Plan shall pertain to and apply to the Capital Stock to which a holder of the number of shares of Stock subject to such Award would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the per share Option Price or SAR Price of any outstanding Option or SAR so that the aggregate Option Price or SAR Price thereafter shall be the same as the aggregate Option Price or SAR Price of the shares of Stock remaining subject to the Option or SAR as in effect immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement, in another agreement with the Grantee, or as otherwise set forth in writing, any restrictions applicable to such Award shall apply as well to any replacement shares of Capital Stock subject to such Award, or received by the Grantee, as a result of such reorganization, merger, or consolidation. In the event of any reorganization, merger, or consolidation of the Company referred to in this Section 16.2, Performance-Based Awards shall be adjusted (including any adjustment to the performance goals applicable to such Awards deemed appropriate by the Committee) so as to apply to the Capital Stock that a holder of the number of shares of Stock subject to the Performance-Based Awards would have been entitled to receive immediately following such reorganization, merger, or consolidation.

B-16 INSULET CORPORATION - 2025 Proxy Statement

16.3 Change in Control in which Awards are not Assumed.
Except as otherwise provided in the applicable Award Agreement or in any other agreement, or as otherwise set forth in writing, upon the occurrence of a Change in Control in which outstanding Awards are not being assumed, continued, or substituted for, the following provisions shall apply to such Award, to the extent not assumed, continued, or substituted for:
(a) Immediately prior to the occurrence of such Change in Control, in each case with the exception of Performance-Based Awards, all outstanding shares of Restricted Stock, and all Restricted Stock Units, Deferred Stock Units, and Dividend Equivalent Rights shall be deemed to have vested, and all shares of Stock and/or cash subject to such Awards shall be delivered; and either or both of the following two actions shall be taken:
(i) At least 15 days prior to the scheduled consummation of such Change in Control, all Options and SARs outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of 15 days. Any exercise of an Option or SAR during this 15-day period shall be conditioned upon the consummation of the applicable Change in Control and shall be effective only immediately before the consummation thereof, and upon consummation of such Change in Control, the Plan and all outstanding but unexercised Options and SARs shall terminate, with or without consideration (including consideration in accordance with clause (ii) below) as determined by the Committee in its sole discretion. The Committee shall send notice of an event that shall result in such a termination to all Persons who hold Options and SARs not later than the time at which the Company gives notice thereof to its stockholders; and/or
(ii) The Committee may elect, in its sole discretion, to cancel any outstanding Awards of Options, SARs, Restricted Stock, Restricted Stock Units, Deferred Stock Units, and/or Dividend Equivalent Rights and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or Capital Stock having a value (as determined by the Committee acting in good faith), in the case of Restricted Stock, Restricted Stock Units, Deferred Stock Units, and Dividend Equivalent Rights (for shares of Stock subject thereto), equal to the formula or fixed price per share paid to holders of shares of Stock pursuant to such Change in Control and, in the case of Options or SARs, equal to the product of the number of shares of Stock subject to such Options or SARs multiplied by the amount, if any, by which (x) the formula or fixed price per share paid to holders of shares of Stock pursuant to such transaction exceeds (y) the Option Price or SAR Price applicable to such Options or SARs.
(b) For Performance-Based Awards, if less than half of the Performance Period has lapsed, such Performance-Based Awards shall be treated as though target performance has been achieved. If at least half of the Performance Period has lapsed, actual performance to date shall be determined as of a date reasonably proximal to the date of consummation of the Change in Control as determined by the Committee, in its sole discretion, and that level of performance thus determined shall be treated as achieved immediately prior to occurrence of the Change in Control. For purposes of the preceding sentence, if, based on the discretion of the Committee, actual performance is not determinable, the Performance-Based Awards shall be treated as though target performance has been achieved. After application of this Section 16.3(b), if any Awards arise from application of this Section 16.3(b), such Awards shall be settled under the applicable provision of Section 16.3(a).
(c) Other Equity-Based Awards shall be governed by the terms of the applicable Award Agreement.
16.4 Change in Control in which Awards are Assumed.
Except as otherwise provided in the applicable Award Agreement or in any other agreement, or as otherwise set forth in writing, upon the occurrence of a Change in Control in which outstanding Awards are being assumed, continued, or substituted for, the following provisions shall apply to such Award, to the extent assumed, continued, or substituted for:
(a) The Plan and the Options, SARs, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Dividend Equivalent Rights, and Other Equity-Based Awards granted under the Plan shall continue in the manner and under the terms so provided in the event of any Change in Control to the extent that provision is made in writing in connection with such Change in Control for the assumption or continuation of such Options, SARs, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Dividend Equivalent Rights, and Other Equity-Based Awards, or for the substitution for such Options, SARs, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Dividend Equivalent Rights, and Other Equity-Based Awards of new stock options, stock appreciation rights, restricted stock, restricted stock units, deferred stock units, dividend equivalent rights, and other equity-based awards relating to the Capital Stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) and exercise prices of options and stock appreciation rights.
(b) In the event a Grantee’s Award is assumed, continued or substituted upon the consummation of any Change in Control and the Grantee’s employment is terminated without Cause within one year following the consummation of such Change in Control, the Grantee’s Award will be fully vested and may be exercised in full, to the extent applicable, beginning on the date of such termination and for the one-year period immediately following such termination or for such longer period as the Committee shall determine, but in no event later than the original expiration date of the Award.
16.5 Adjustments.
Adjustments under this Article 16 related to shares of Stock or other Capital Stock of the Company shall be made by the Committee, whose determination in that respect shall be final, binding, and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by

INSULET CORPORATION - 2025 Proxy Statement B-17

rounding downward to the nearest whole share. The Committee may provide in the applicable Award Agreement as of the Grant Date, in another agreement with the Grantee, or otherwise in writing at any time thereafter, for different provisions to apply to an Award in place of those provided in Sections 16.1, 16.2, 16.3, and 16.4. This Article 16 shall not limit the Committee’s ability to provide for alternative treatment of Awards outstanding under the Plan in the event of a transaction involving the Company that is not a Change in Control.
16.6 No Limitations on Company.
The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets (including all or any part of the business or assets of any Subsidiary or other Affiliate) or to engage in any other transaction or activity.
17.	PARACHUTE LIMITATIONS
If any Grantee is a Disqualified Individual, then, notwithstanding any other provision of the Plan or of any Other Agreement to the contrary and notwithstanding any Benefit Arrangement, any right of the Grantee to any exercise, vesting, payment, or benefit under the Plan shall be reduced or eliminated:
(a) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under the Plan, all Other Agreements, and all Benefit Arrangements, would cause any exercise, vesting, payment, or benefit to the Grantee under the Plan to be considered a Parachute Payment; and
(b) if, as a result of receiving such Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under the Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment.
Except as required by Code Section 409A or to the extent that Code Section 409A permits discretion, the Committee shall have the right, in the Committee’s sole discretion, to designate those rights, payments, or benefits under the Plan, all Other Agreements, and all Benefit Arrangements that should be reduced or eliminated so as to avoid having such rights, payments, or benefits be considered a Parachute Payment; provided, however, to the extent any payment or benefit constitutes deferred compensation under Code Section 409A, in order to comply with Code Section 409A, the Company shall instead accomplish such reduction by first reducing or eliminating any cash payments (with the payments to be made furthest in the future being reduced first), then by reducing or eliminating any accelerated vesting of Performance-Based Awards, then by reducing or eliminating any accelerated vesting of Options or SARs, then by reducing or eliminating any accelerated vesting of Restricted Stock, Restricted Stock Units, or Deferred Stock Units, then by reducing or eliminating any other remaining Parachute Payments.
18.	GENERAL PROVISIONS
18.1 Disclaimer of Rights.
No provision in the Plan, any Award, or any Award Agreement shall be construed (a) to confer upon any individual the right to remain in the Service of the Company or an Affiliate, (b) to interfere in any way with any contractual or other right or authority of the Company or an Affiliate either to increase or decrease the compensation or other payments to any Person at any time, or (c) to terminate any Service or other relationship between any Person and the Company or an Affiliate. In addition, notwithstanding any provision of the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, in another agreement with the Grantee, or otherwise in writing, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee thereof, so long as such Grantee continues to provide Service. The obligation of the Company to pay any benefits pursuant to the Plan shall be interpreted as a contractual obligation to pay only those amounts provided herein, in the manner and under the conditions prescribed herein. The Plan and Awards shall in no way be interpreted to require the Company to transfer any amounts to a third-party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.
18.2 Nonexclusivity of the Plan.
Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board or the Committee to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board or the Committee in their discretion determine desirable.
18.3 Withholding Taxes.
(a) The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by Applicable Laws to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any shares of Stock upon the exercise of an Option or pursuant to any other Award. At the time of such vesting, lapse, or exercise, the Grantee shall pay in cash to the Company or an Affiliate, as the case may be, any amount that the Company or such Affiliate may reasonably determine to be necessary to satisfy such withholding obligation; provided that if there is a same-day sale of shares of Stock subject to an Award, the Grantee shall pay such withholding obligation on the

B-18 INSULET CORPORATION - 2025 Proxy Statement

day on which such same-day sale is completed. Subject to the prior approval of the Company or an Affiliate, which may be withheld by the Company or such Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such withholding obligation, in whole or in part, (a) by causing the Company or such Affiliate to withhold shares of Stock otherwise issuable to the Grantee or (b) by delivering to the Company or such Affiliate shares of Stock already owned by the Grantee. The shares of Stock so withheld or delivered shall have an aggregate Fair Market Value equal to such withholding obligation. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or such Affiliate as of the date on which the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 18.3 may satisfy such Grantee’s withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.
(b) The maximum number of shares of Stock that may be withheld from any Award to satisfy any federal, state, or local tax withholding requirements upon the exercise, vesting, or lapse of restrictions applicable to any Award or payment of shares of Stock pursuant to such Award, as applicable, may not exceed such number of shares of Stock having a Fair Market Value equal to the amount required by the Company or the applicable Affiliate to be withheld and paid to any such federal, state, or local taxing authority with respect to such exercise, vesting, lapse of restrictions, or payment of shares of Stock; provided, however, for so long as Accounting Standards Update 2016-09 or a similar rule remains in effect, the Board or the Committee has full discretion to choose, or to allow a Grantee to elect, to withhold a number of shares of Stock having an aggregate Fair Market Value that is greater than the applicable minimum required statutory withholding obligation (but such withholding may in no event be in excess of the maximum required statutory withholding amount(s) in such Grantee’s relevant tax jurisdictions).
18.4 Interpretation.
The use of captions in the Plan or any Award Agreement is for convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement. Unless the context otherwise requires, all references in the Plan to “including” shall mean “including without limitation.” With respect to words used in the Plan, the singular form shall include the plural form, and the masculine gender shall include the feminine gender, as the context requires. References herein to any agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and not prohibited by the Plan. Any reference in this Plan or any Award Agreement to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.
18.5 Other Provisions.
Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee, in its sole discretion.
18.6 Severability.
If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.
18.7 Governing Law.
The validity and construction of the Plan and the instruments evidencing the Awards hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.
18.8 Section 409A of the Code.
(a) The Plan is intended to comply with Code Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan will be interpreted and administered to be in compliance with Code Section 409A. Any payments described in the Plan that are due within the Short-Term Deferral Period will not be treated as deferred compensation unless Applicable Laws require otherwise. Notwithstanding any provision of the Plan to the contrary, to the extent required to avoid accelerated taxation and tax penalties under Code Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six-month period immediately following the Grantee’s Separation from Service will instead be paid on the first payroll date after the six-month anniversary of the Grantee’s Separation from Service (or the Grantee’s death, if earlier).
(b) Furthermore, notwithstanding anything in the Plan to the contrary, in the case of an Award that is characterized as deferred compensation under Code Section 409A, and pursuant to which settlement and delivery of the cash or shares of Stock subject to the Award is triggered based on a Change in Control, in no event will a Change in Control be deemed to have occurred for purposes of such settlement and delivery of cash or shares of Stock if the transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder). If an Award characterized as deferred compensation under Code Section 409A is not settled and delivered on account of the provision of the preceding sentence, the settlement and delivery shall occur on the next succeeding settlement and delivery triggering event that is a permissible triggering event under Code Section 409A. No provision of this paragraph shall in any way affect the determination of a Change in Control for purposes of vesting in an Award that is characterized as deferred compensation under Code Section 409A.

INSULET CORPORATION - 2025 Proxy Statement B-19

(c) Notwithstanding the foregoing, neither the Company nor the Committee will have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Grantee under Code Section 409A, and neither the Company or an Affiliate nor the Board or the Committee will have any liability to any Grantee for such tax or penalty.

B-20 INSULET CORPORATION - 2025 Proxy Statement

Insulet, Omnipod, DASH and Podder are trademarks or registered trademarks of Insulet Corporation in the United States and other various jurisdictions. All rights reserved. All other trademarks are the property of their respective owners. The use of third-party trademarks does not constitute an endorsement or imply a relationship or other affiliation.

INSULET CORPORATION
100 NAGOG PARK
ACTON, MA 01720

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INSULET CORPORATION

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

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____

Nominees:

01) Jessica Hopfield
02) Ashley A. McEvoy
03) Elizabeth H. Weatherman

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

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V64442-P22162

INSULET CORPORATION
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING TO BE HELD ON MAY 22, 2025

Ashley A. McEvoy and John W. Kapples, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Insulet Corporation to be held on May 22, 2025 at 8:00 a.m., Eastern Time, or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the proxies will have authority to vote FOR each of the director nominees and FOR Proposals 2, 3 and 4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

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